  As filed with the Securities and Exchange Commission on March 25, 1998
                                             Registration No. 333-46665

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                            ----------------------------

                                 Amendment No. 1 to


                                      FORM S-4
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                       COMMUNITY BANK SHARES OF INDIANA, INC.
                 --------------------------------------------------
               (Exact name of Registrant as specified in its charter)

          Indiana                      6711                     35-1938254
        -----------                  --------                ---------------
 (State or other juris-         (Primary Standard            (I.R.S. Employer
diction of incorporation     Industrial Classification      Identification No.)
    or organization)                 Code No.)

                               202 East Spring Street
                             New Albany, Indiana  47150
                                   (812) 944-2224
                                   ---------------

       (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                   Robert E. Yates
                        President and Chief Executive Officer
                       Community Bank Shares of Indiana, Inc.
                               202 East Spring Street
                             New Albany, Indiana  47150
                                   (812) 944-2224

                                   --------------

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   with a copy to:

                               Raymond A. Tiernan, Esq
                              John P. Soukenik, Esq.
                              Kenneth B. Tabach, Esq.
                        Elias, Matz, Tiernan & Herrick L.L.P.
                                734 15th Street, N.W.
                               Washington, D.C. 20005
                                   (202) 347-0300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           Calculation of Registration Fee




     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                     COMMUNITY BANK SHARES OF INDIANA, INC.
                             202 EAST SPRING STREET
                           NEW ALBANY, INDIANA 47150
                                 (812) 944-2224

                                                             March_____, 1998

Dear Stockholder:


    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Community Bank Shares of Indiana, Inc.
("Community"), which will be held at the Robert E. Lee Retirement Inn located at 201 E. Elm, New Albany, Indiana, on April 28, 1998 at 1:30 p.m., Eastern Time.


    At the Annual Meeting, stockholders will be asked to approve the Agreement and Plan of Reorganization and a related Agreement of Merger, both dated as of December 17, 1997 (together, the "Merger Agreement"), whereby NCF Financial Corporation ("NCF") will be merged into Community (the "Merger"), with Community as the surviving corporation. If the Merger is consummated, each share of common stock of NCF, par value $.10 per share ("NCF Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by NCF, Community or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community common stock, par value $.10 per share ("Community Common Stock"), subject to possible adjustment under certain circumstances. At the meeting, stockholders will also be asked to consider the election of directors and the ratification of the appointment of Monroe, Shine & Co., Inc. as Community's independent auditors for the fiscal year ending December 31, 1998.

    As a result of the Merger, NCF Bank & Trust Co., (the "Bank"), a wholly-owned subsidiary of NCF, will become a wholly-owned subsidiary of Community. Approval by Community's stockholders of the Merger Agreement, which involves the issuance of new shares of Community Common Stock in connection with the Merger, is a condition to consummation of the Merger. The terms of the proposed Merger are explained in detail in the accompanying Joint Proxy Statement/Prospectus, which we urge you to read carefully.

    Each stockholder entitled to vote at the Community Annual Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Indiana law. For a summary of the rights of stockholders of Community to dissent, see "The Merger--Dissenters' Rights" in the attached Joint Proxy Statement/Prospectus and Appendix E thereto.

    THE BOARD OF DIRECTORS OF COMMUNITY HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER.

    Enclosed is a Notice of Annual Meeting of Stockholders, the Joint Proxy Statement/Prospectus, a proxy card and Community's 1997 Annual Report to Stockholders. Your vote is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the meeting, you may vote your shares in person whether or not you have previously submitted a proxy. On behalf of the Board, I thank you for your attention to this important matter.

                                           SINCERELY,



                                           Robert E. Yates
                                           President and Chief Executive
                                           Officer

                        COMMUNITY BANK SHARES OF INDIANA, INC.
                               202 East Spring Street
                             New Albany, Indiana 47150
                                   (812) 944-2224

                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON APRIL 28, 1998


    NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Community Bank Shares of Indiana ("Community") will be held at the Robert E. Lee Retirement Inn located at 201 E. Elm, New Albany, Indiana, on Tuesday, April 28, 1998 at 1:30 p.m., Eastern Time., for the following purposes, all of which are more completely set forth in the accompanying Joint Proxy Statement/ Prospectus:

        1. To consider and vote upon the Agreement and Plan of Reorganization dated as of December 17, 1997, by and between Community and NCF Financial Corporation ("NCF"), and a related Agreement of Merger (together, the "Merger Agreement"), pursuant to which (i) NCF will be merged into Community (the "Merger"), with Community as the surviving corporation of the Merger; and (ii) each share of common stock of NCF, par value $.10 per share ("NCF Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community common stock, par value $.10 per share ("Community Common Stock") (the "Exchange Ratio"), provided however, if the average market price of a share of community common stock over the 20 consecutive trading day preceding the receipt of all requisite regulatory approvals related to the Merger (the "Community Market Value") is less than $15.00, then the Exchange Ratio shall be one share of Community Common Stock and if the Community Market Value is greater than $25.00, then the Exchange Ratio shall be .88 of a share of Community Common Stock, as described in the Joint Proxy Statement/Prospectus and the Merger Agreement which is attached as Appendix A thereto; and

        2. To elect four directors for a three-year term, one director for a two-year term and two directors for a one-year term and, in each case, until their successors are elected and qualified;

        3. To ratify the appointment by the Board of Directors of Monroe Shine & Co., Inc. as Community's independent auditors for the fiscal year ending December 31, 1998; and

        4. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.

    Any stockholder entitled to vote at the Community Annual Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Indiana law. For a summary of the rights of stockholders of Community to dissent, see "The Merger--Dissenters' Rights" in the attached Joint Proxy Statement/Prospectus and Appendix E thereto.

    Only holders of record of the Community Common Stock at the close of business on March 15, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     M. Diane Murphy
                                     Secretary

New Albany, Indiana
March ___, 1998

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            NCF FINANCIAL CORPORATION
                         106 A West John Rowan Boulevard
                              Bardstown, Kentucky
                                (502) 348-9278

                                                         March ___, 1998

Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders of NCF Financial Corporation ("NCF") on Monday, April 27, 1998 at
10:00 a.m., Eastern Time, which will be held at the Hampton Inn located at 985 Chambers Boulevard, Bardstown, Kentucky.


    At the Special Meeting, stockholders will be asked to approve the Agreement and Plan of Reorganization and a related Agreement of Merger, both dated as of December 17, 1997 (together, the "Merger Agreement"), whereby NCF will be merged (the "Merger") into Community Bancorp, Inc. ("Community"), with Community as the surviving corporation. If the Merger is consummated, each share of common stock of NCF, par value $.10 per share ("NCF Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community common stock, par value $.10 per share ("Community Common Stock"), subject to possible adjustment under certain circumstances.

    As a result of the Merger, NCF Bank & Trust Co., (the "Bank"), a wholly-owned subsidiary of NCF, will become a wholly-owned subsidiary of Community. Approval by NCF's stockholders of the Merger Agreement is a condition to consummation of the Merger. The terms of the proposed Merger are explained in detail in the accompanying Joint Proxy Statement/Prospectus, which we urge you to read carefully.

    Each stockholder entitled to vote at the NCF Special Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Delaware law. For a summary of the rights of stockholders of NCF to dissent, see "The Merger -Dissenters' Rights" in the attached Joint Proxy Statement/Prospectus and Appendix D thereto.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER, WHICH THE BOARD BELIEVES IS IN THE BEST INTERESTS OF NCF'S STOCKHOLDERS.

    Enclosed is a Notice of Special Meeting of Stockholders, the Joint Proxy Statement/Prospectus, a proxy card and Community's 1997 Annual Report to Stockholders. Your vote is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the meeting, you may vote your shares in person whether or not you have previously submitted a proxy. On behalf of the Board, I thank you for your attention to this important matter.

                                             VERY TRULY YOURS,


                                             Guthrie M. Wilson, III
                                             Chairman of the Board

                                NCF FINANCIAL CORPORATION
                            106 A West John Rowan Boulevard
                                   Bardstown, Kentucky
                                     (502) 348-9278


                      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON APRIL 27, 1998


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of NCF Financial Corporation ("NCF") will be held at the Hampton Inn located at 985 Chambers Boulevard, Bardstown, Kentucky, on Monday, April 27, 1998 at
10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Joint Proxy Statement/Prospectus:


        1. To consider and vote upon the Agreement and Plan of Reorganization dated as of December 17, 1997, by and between Community Bancorp, Inc. ("Community") and NCF, and a related Agreement of Merger (together, the "Merger Agreement"), pursuant to which (i) NCF will be merged into Community (the "Merger"), with Community as the surviving corporation of the Merger; and (ii) each share of common stock of NCF, par value $.10 per share ("NCF Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community common stock, par value $.10 per share ("Community Common Stock") (the "Exchange Ratio"), provided however, if the average market price of a share of community common stock over the 20 consecutive trading day preceding the receipt of all requisite regulatory approvals related to the Merger (the "Community Market Value") is less than $15.00, then the Exchange Ratio shall be one share of Community Common Stock and if the Community Market Value is greater than $25.00, then the Exchange Ratio shall be .88 of a share of Community Common Stock, as described in the Joint Proxy Statement/Prospectus and the Merger Agreement which is attached as Appendix A thereto; and

        2. To transact such other business as may properly come before the NCF Special Meeting or any adjournment thereof.


    Only holders of record of the NCF Common Stock at the close of business on March 15, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.


    Any stockholder entitled to vote at the NCF Special Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Delaware law. For a summary of the rights of stockholders of NCF to dissent, see "The Merger -Dissenters' Rights" in the attached Joint Proxy Statement/Prospectus and Appendix D thereto.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 Patricia H. Thomas
                                 Secretary


Bardstown, Kentucky
March ___, 1998

    YOU ARE CORDIALLY INVITED TO ATTEND THE NCF SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            JOINT PROXY STATEMENT

                                     for

   Annual Meeting of Stockholders of Community Bank Shares of Indiana, Inc.
                           to be held on April 28, 1998

                                      and

             Special Meeting of Stockholders of NCF Financial Corporation
                           to be held on April 27, 1998


                        ----------------------------------

                      COMMUNITY BANK SHARES OF INDIANA, INC.

                                   PROSPECTUS

                                      for
                      up to 792,609 shares of Common Stock of
   Community Bank Shares of Indiana, Inc. to be issued in connection with the acquisition of NCF Financial Corporation by Community Bank Shares of Indiana, Inc.

                        ----------------------------------------


    This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Community Bank Shares of Indiana, Inc. ("Community") to be used at an annual meeting of its stockholders to be held on Tuesday, April 28, 1998 (the "Community
Annual Meeting"), and the solicitation of proxies by the Board of Directors of NCF Financial Corporation ("NCF") to be used at a special meeting of its stockholders to be held on Monday, April 27, 1998 (the "NCF Special Meeting"). The Community Annual Meeting and the NCF Special Meeting are collectively referred to as the "Stockholder Meetings." The purpose of the Stockholder Meetings is to consider and vote upon an Agreement and Plan of Reorganization, dated as of December 17, 1997, by and between Community and NCF, and a related Agreement of Merger (together, the "Merger Agreement"). A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus. At the Community Annual Meetings stockholders are also being asked to consider the election of directors and the ratification of the independent auditors for fiscal 1998.


    In accordance with the terms of the Merger Agreement, upon approval of the Merger Agreement by the stockholders of Community and NCF and receipt of all requisite regulatory approvals and the satisfaction or waiver of all conditions, NCF shall be merged into Community (the "Merger"), with Community as the surviving corporation of the Merger. In connection with the Merger, each share of common stock of NCF, par value $.10 per share ("NCF Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community common stock, par value $.10 per share ("Community Common Stock") (the "Exchange Ratio"), provided however, if the average market price of a share of the Community Common Stock over the 20 consecutive trading day preceding the receipt of all requisite regulatory approvals related to the Merger (the "Community Market Value") is less than $15.00, then the Exchange Ratio shall be one share of Community Common Stock and if the Community Market Value is greater than $25.00, then the Exchange Ratio shall be .88 of a share of Community Common Stock (the "Merger Consideration"). As a result of the Merger, NCF Bank & Trust Co. (the "Bank"), a wholly-owned subsidiary of NCF, will become a wholly-owned subsidiary of Community.

    The outstanding shares of Community Common Stock are, and the shares offered hereby will be, included for quotation on the National Association of Securities Dealers Automated Quotations ("Nasdaq") Small Cap Market. The closing price of Community Common Stock on March 13, 1998 was $22.50 per share.


    Community has filed a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended, covering up to 792,609 shares of Community Common Stock. In addition to being the Joint Proxy Statement for the Stockholder Meetings, this document constitutes a prospectus of Community with respect to the shares of Community Common Stock to be issued in connection with the Merger.

    NCF stock certificates should not be returned to NCF with the enclosed proxy and should not be forwarded until after receipt of a letter of transmittal, which will be provided to NCF stockholders promptly following consummation of the Merger.

    This Joint Proxy Statement/Prospectus does not cover resales of shares of Community Common Stock following consummation of the Merger, and no person may make use of this Joint Proxy Statement/ Prospectus in connection with any such resale.

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Community and NCF on or about March
___, 1998.

    All information contained in this Joint Proxy Statement/Prospectus relating to Community and its subsidiaries has been supplied by Community, and all information contained in this Joint Proxy Statement/ Prospectus relating to NCF and its subsidiaries has been supplied by NCF.

                          ----------------------------------

    THE SHARES OF COMMUNITY COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF COMMUNITY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                          ----------------------------------

      The date of this Joint Proxy Statement/Prospectus is March ___, 1998.

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 -----
AVAILABLE INFORMATION......................................................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................
SUMMARY....................................................................................................
COMPARATIVE PER SHARE DATA.................................................................................
COMPARATIVE MARKET PRICES..................................................................................
COMMUNITY SELECTED CONSOLIDATED FINANCIAL INFORMATION......................................................
NCF SELECTED CONSOLIDATED FINANCIAL INFORMATION............................................................
STOCKHOLDER MEETINGS.......................................................................................
  Annual Meeting of Community Stockholders.................................................................
  Special Meeting of NCF Stockholders......................................................................
  Costs....................................................................................................
THE MERGER.................................................................................................
  General..................................................................................................
  Background of and Reasons for the Merger.................................................................
  Opinion of NCF's Financial Advisor.......................................................................
  The Merger Consideration.................................................................................
  Conditions to the Merger.................................................................................
  Regulatory Approvals.....................................................................................
  Business Pending the Merger..............................................................................
  Acquisition Proposals....................................................................................
  Representations and Warranties...........................................................................
  Effective Time of the Merger; Termination and Amendment..................................................
  Interests of Certain Persons in the Merger...............................................................
  Resale Considerations With Respect to the Community Common Stock.........................................
  Certain Federal Income Tax Consequences..................................................................
  Accounting Treatment of the Merger.......................................................................
  Dissenters' Rights.......................................................................................
  Expenses of the Merger...................................................................................
  Option Agreement.........................................................................................
  Letter Agreement.........................................................................................
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............................................
INFORMATION WITH RESPECT TO COMMUNITY'S NOMINEES FOR DIRECTOR, CONTINUING DIRECTORS AND EXECUTIVE
  OFFICERS.................................................................................................
BENEFICIAL OWNERSHIP OF COMMUNITY COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND COMMUNITY MANAGEMENT.......
COMMUNITY EXECUTIVE COMPENSATION...........................................................................
PROPOSAL TO RATIFY THE APPOINTMENT OF COMMUNITY'S AUDITORS.................................................
BENEFICIAL OWNERSHIP OF NCF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NCF................
NCF MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................
BUSINESS OF NCF............................................................................................
REGULATION AND SUPERVISION OF NCF..........................................................................
DESCRIPTION OF COMMUNITY CAPITAL STOCK.....................................................................
  General..................................................................................................
  Community Common Stock...................................................................................
  Community Preferred Stock................................................................................
COMPARISON OF THE RIGHTS OF STOCKHOLDERS...................................................................
  Authorized Capital Stock.................................................................................
  Amendment of Governing Instruments.......................................................................


                                                                                                                 PAGE
                                                                                                                 -----

  Removal of Directors and Vacancies.......................................................................
  Director Indemnification and Liability...................................................................
  Special Meetings of Stockholders.........................................................................
  Actions by Stockholders Without a Meeting................................................................
  Stockholder Nominations and Proposals....................................................................
  Provisions Affecting Business Combinations and Control Share Acquisitions................................
LEGAL OPINIONS.............................................................................................
EXPERTS....................................................................................................
STOCKHOLDER PROPOSALS......................................................................................
  Community................................................................................................
  NCF......................................................................................................
ANNUAL REPORTS.............................................................................................
OTHER MATTERS..............................................................................................
INDEX TO NCF CONSOLIDATED FINANCIAL STATEMENTS.............................................................

APPENDIX A:    Agreement and Plan of Reorganization, dated
               as of December 17, 1997, between Community Bank
               Shares of Indiana, Inc. and NCF Financial Corporation,
               including a related Agreement of Merger..................  A-1

APPENDIX B:    Stock Option Agreement, dated as of December 17, 1997
               between Community Bank Shares of Indiana, Inc. and NCF
               Financial Corporation....................................  B-1

APPENDIX C:    Opinion of Ferguson & Company............................  C-1

APPENDIX D:    Delaware General Corporation Law provisions regarding
               dissenters' rights of appraisal..........................  D-1

APPENDIX E:    Indiana Business Corporation Law provisions regarding
               dissenters' rights of appraisal..........................  E-1


Accompanying Documents

    1. Community's 1997 Annual Report to Stockholders

                          ---------------------------------

    No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Community or NCF or any other person. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which it is unlawful to make such an offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities offered pursuant to this Joint Proxy Statement/ Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Community or NCF or any of their respective subsidiaries since the date of this Joint Proxy Statement/Prospectus.

                          ---------------------------------

                             AVAILABLE INFORMATION

    Community and NCF are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Community and NCF with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 2120, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or from the Web Site maintained by the Commission at "http:\\www.sec.gov." Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Copies of such reports, proxy statements and other information may also be inspected at the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20006.

    Community has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Community Common Stock to be issued pursuant to the Merger. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/ Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. by either of the means described above for obtaining reports, proxy statements and other information filed pursuant to the Exchange Act. Statements contained in this Joint Proxy Statement/ Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference.

                          ---------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Community (File No. 0-25766) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

        1. Community's Annual Report on Form 10-K for the year ended December 31, 1997; and


        2. The following portions of Community's Annual Report to Stockholders for the year ended December 31, 1997: selected consolidated financial and other data; management's discussion and analysis of financial condition and results of operations; and audited consolidated financial statements and notes thereto.


    Accompanying this Joint Proxy Statement/Prospectus is Community's 1997 Annual Report to Stockholders.

    Financial and other information included in the reports incorporated by reference herein do not reflect stock splits or stock dividends declared subsequent to the respective issuance dates of such reports.

    The Merger Agreement and the Stock Option Agreement between Community and NCF dated as of December 17, 1997 ("Option Agreement") are included herewith as Appendices A and B, respectively, and are incorporated by reference herein. Discussions of the terms and conditions of the Merger Agreement and the Option Agreement are summary in nature, and holders of Community Common Stock and NCF Common Stock are referred to the Merger Agreement and the Option Agreement for a more complete discussion of the terms and conditions of the Merger, the Merger Agreement, the Option Agreement and related transactions.

    Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus or any supplement hereto.

    Also incorporated herein by reference are the documents attached hereto as Appendices C, D and E to this Joint Proxy Statement/Prospectus.


    This Joint Proxy Statement/Prospectus incorporates by reference documents filed by Community with the Commission which are not presented herein or delivered herewith. All of such documents with respect to Community are available, upon written or oral request, from Ms. M. Diane Murphy, Secretary, Community Bank Shares of Indiana, Inc., 202 East Spring Street, New Albany, Indiana 47150; telephone number (812) 944-2224. Copies will be furnished (without exhibits unless the exhibits have been specifically incorporated by reference) free of charge. In order to ensure timely delivery of such documents, any request should be made by April 10, 1998.


                                    SUMMARY

    The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus and is not intended to be a complete statement of the matters described herein. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Joint Proxy Statement/Prospectus and in the Appendices attached hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety.

The Parties to the Merger

    COMMUNITY. Community is an Indiana corporation and a bank holding company registered under the Bank Holding Company Act, as amended (the "BHCA"). Community is the parent holding company of Community Bank of Southern Indiana ("Community Bank") and Heritage Bank of Southern Indiana ("Heritage Bank") (collectively, the "Community Banks"). The Community Banks currently conduct business through eight offices located in southern Indiana. The deposits of Community Bank are insured to the maximum extent provided by law by the Savings Association Insurance Fund ("SAIF") and the deposits of Heritage Bank are insured to the maximum extent provided by law by the Bank Insurance Fund ("BIF"). Both the SAIF and the BIF are administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of the Community Banks consist of attracting retail deposits from the general public and using such deposits to originate loans secured by first mortgage liens on existing single-family (one-to-four units) residential and commercial real estate and consumer loans and to purchase mortgage-backed securities. Community's executive offices are located at 202 East Spring Street, New Albany, Indiana 47150, and its telephone number is (812) 944-2224. At December 31, 1997, Community had total consolidated assets of $254.1 million, total liabilities of $226.4 million, including deposits of $186.0 million, and stockholders' equity of $27.7 million.

    For additional information concerning Community, its business, financial condition and results of operations, see "Available Information," "Incorporation Of Certain Documents By Reference," and "Community Selected Consolidated Financial Information."

    NCF. NCF is a Delaware corporation and a bank holding company registered under the BHCA. NCF is the parent holding company of the Bank, a Kentucky-chartered commercial bank. The Bank conducts business from one full-service office located in Bardstown, Kentucky. The deposits of the Bank are insured to the maximum extent provided by law by the SAIF. The Bank's principal business consists of attracting savings deposits from the general public and using such deposits to originate and purchase first mortgage loans secured by residential properties and, to a lesser extent, to originate residential construction loans, multi-family residential real estate loans and consumer loans. NCF's executive offices are located at 106 A West John Rowan Boulevard, Bardstown, Kentucky, and its telephone number is (502) 348-9278. At December 31, 1997, NCF had total consolidated assets of $35.6 million, total liabilities of $23.3 million, including deposits of $23.0 million, and stockholders' equity of $12.3 million.

    For additional information concerning NCF, see "Available Information," "NCF Selected Consolidated Financial Information," "NCF Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of NCF," "Regulation and Supervision of NCF" and the NCF Consolidated Financial Statements contained elsewhere herein.

The Stockholder Meetings


    COMMUNITY. The Community Annual Meeting will be held at the Robert E. Lee Retirement Inn located at 201 E. Elm, New Albany, Indiana, on Tuesday,
April 28, 1998 at _______.m., Eastern Time. Only the holders of record of the outstanding shares of Community Common Stock at the close of business on March 15, 1998 (the "Community Record Date") are entitled to notice of and to vote at the Community Annual Meeting. At the Community Record Date, 1,983,722 shares of Community Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Community Common Stock must be represented in person or by proxy at the Community Annual Meeting in order for a quorum to be present. Each share of Community Common Stock entitles the holder thereof to one vote on each matter to be submitted to Community's stockholders at the Community Annual Meeting.


    At the Community Annual Meeting, Community's stockholders will be asked to consider and vote upon (a) a proposal to approve the Merger Agreement, (b) a proposal to elect four directors for a three-year term, one director for a two-year term and two directors for a one-year term, (c) a proposal to ratify the appointment of the independent auditors for 1998, and (d) the transaction of such other business as may properly come before the Community Annual Meeting and any adjournment or adjournments thereof. The affirmative vote of a majority of the votes held by all stockholders entitled to vote thereon at the Community Annual Meeting is required to adopt and approve the Merger Agreement. Directors are elected by a plurality of the votes cast at the Community Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast at the Community Annual Meeting is required to approve the proposal to ratify the appointment of the independent auditors. Shares as to which the "ABSTAIN" box has been marked on the proxy and shares held by brokers in street name for customers for which voting instructions have not been received ("broker non-votes") will be counted as present for determining if a quorum is present; however, such abstentions and broker non-votes are not considered votes cast or for a proposal and thus will have the same effect as a vote against the proposal to adopt the Merger Agreement but will not effect the votes for the election of directors or the proposal to ratify the approval of the auditors. See "Stockholder Meetings--Annual Meeting of Community Stockholders."


    As of the Community Record Date, the directors and executive officers of Community and their affiliates in the aggregate beneficially owned 383,549 shares, or 19.3%, of the outstanding Community Common Stock, excluding shares subject to options.


    REVOCABILITY OF PROXIES. Holders of Community Common Stock may revoke a proxy at any time prior to its exercise by filing with the Secretary of Community (M. Diane Murphy, Secretary, 202 East Spring Street, New Albany, Indiana 47150) a written notice of revocation or a proxy bearing a later date, or by voting in person at the Community Annual Meeting. Attendance at the Community Annual Meeting will not of itself constitute revocation of a proxy. If your shares are not registered in your own name, you will need additional documentation from your recordholder in order to vote personally at the Community Annual Meeting.

    HOLDERS OF COMMUNITY COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE COMMUNITY ANNUAL MEETING. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE COMMUNITY ANNUAL MEETING WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.


    NCF. The NCF Special Meeting will be held at the Hampton Inn located at 985 Chambers Boulevard, Bardstown, Kentucky on April 27, 1998 at 10:00 a.m., Eastern Time. Only the holders of record of the outstanding shares of NCF Common Stock at the close of business on March 15, 1998 (the "NCF
Record Date") are entitled to notice of and to vote at the NCF Special Meeting. At the NCF Record Date, 792,609 shares of NCF Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of NCF Common Stock must be represented in person or by proxy at the NCF Special Meeting in order for a quorum to be present. Each share of NCF Common Stock entitles the holder thereof to one vote on each matter to be submitted to NCF's stockholders at the NCF Special Meeting.


    At the NCF Special Meeting, NCF's stockholders will be asked to consider and vote upon (a) a proposal to approve the Merger Agreement and (b) the transaction of such other business as may properly come before the NCF Special Meeting and any adjournment or adjournments thereof. The proposal to approve the Merger Agreement will require the affirmative vote of a majority of the votes held by all stockholders of NCF entitled to vote thereon at the NCF Special Meeting. Shares as to which the "ABSTAIN" box have been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present; however, such abstentions and broker non-votes are not considered votes for and thus will have the same effect as a vote against the Merger Agreement. See "Stockholder Meetings--Special Meeting of NCF Stockholders."


    The directors and certain officers of NCF have agreed and intend to vote or cause to be voted all shares of NCF Common Stock in which they have the right to vote for approval and adoption of the Merger Agreement. At the NCF Record Date, directors and executive officers of NCF and their affiliates in the aggregate beneficially owned 89,897 shares, or 11.3%, of the outstanding NCF Common Stock, excluding shares subject to options.


    REVOCABILITY OF PROXIES. Holders of NCF Common Stock may revoke a proxy at any time prior to its exercise by filing with the Secretary of NCF (Patricia H. Thomas, Secretary, 106 A West John Rowan Boulevard, Bardstown, Kentucky) a written notice of revocation or a proxy bearing a later date, or by voting in person at the NCF Special Meeting. Attendance at the NCF Special Meeting will not of itself constitute revocation of a proxy. If your shares are not registered in your own name, you will need additional documentation from your recordholder in order to vote personally at the NCF Special Meeting.

    HOLDERS OF NCF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE NCF SPECIAL MEETING. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE NCF SPECIAL MEETING WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

Terms of the Merger

    In accordance with the terms of the Merger Agreement, NCF will be merged with and into Community, with Community as the surviving corporation of the Merger. The Merger Agreement contemplates that, upon consummation of the Merger, the Bank will be operated as a direct, wholly-owned subsidiary of Community.

    The Merger Agreement provides that at the effective time of the Merger, each share of NCF Common Stock outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community Common Stock, provided however, if the Community Market Value is less than $15.00, then the Exchange Ratio shall be one share of Community Common Stock and if the Community Market Value is greater than $25.00, then the Exchange Ratio shall be .88 of a share of Community Common Stock. See "The Merger--The Merger Consideration."

    No fractional shares of Community Common Stock will be issued in the Merger to holders of NCF Common Stock. Each holder of NCF Common Stock who otherwise would have been entitled to a fraction of a share of Community Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of NCF Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the market value of a share of Community Common Stock on Tuesday prior to the Effective Time.

Opinion of NCF'S Financial Advisor

    The Board of Directors of NCF has received a written opinion from Ferguson & Company ("Ferguson"), dated as of the date of this Joint Proxy Statement/Prospectus to the effect that, based on the factors stated therein, the consideration to be received by NCF's stockholders pursuant to the Merger Agreement is fair to the stockholders of NCF from a financial point of view. A copy of the fairness opinion of Ferguson is attached hereto as Appendix C and should be read in its entirety.

Recommendation of the Boards of Directors of Community and NCF

    The Boards of Directors of Community and NCF have determined that the Merger is in the best interests of their respective stockholders and, accordingly, have unanimously approved the Merger. THE BOARDS OF DIRECTORS OF COMMUNITY AND NCF UNANIMOUSLY RECOMMEND THAT THEIR RESPECTIVE STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT. SEE "THE MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."

Option Agreement

    In fulfillment of a condition to NCF's obligation under the Merger Agreement, Community and NCF entered into an Option Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix B. Pursuant to the Option Agreement, NCF granted to Community an option (the "Option"), exercisable in whole or in part only under certain circumstances, to purchase up to 150,000 authorized but unissued shares of NCF Common Stock at a price of $14.75 per share. The per share exercise price of the Option was determined by arm's length negotiations and was based on the historical market price of the NCF Common Stock prior to the announcement of the Merger. The purpose of the Option is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire NCF. See "The Merger--Option Agreement."

Letter Agreement

    In conjunction with the Merger Agreement and the Option Agreement, Community has entered into a Letter Agreement, dated as of December 17, 1997, with each of the directors and certain officers of NCF ("Letter Agreement"). Pursuant to such Letter Agreement, each such director and officer of NCF has agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of NCF Common Stock and to vote such shares of NCF Common Stock in favor of the Merger Agreement. See "The Merger--Letter Agreement."

Effective Time of the Merger; Termination of the Merger Agreement

    The Merger shall become effective at the time and on the date specified in the Articles of Merger to be filed with the Secretary of State of the State of Indiana (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Community's and NCF's respective stockholders, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger. See "The Merger--Effective Time of the Merger; Termination and Amendment."

    The Merger Agreement may be terminated by mutual consent of Community and NCF and by Community or NCF if either (i) the Merger has not been consummated on or prior to September 30, 1998; (ii) the stockholders of either Community or NCF do not approve the Merger Agreement; (iii) any of the required regulatory applications are denied or are approved contingent upon the satisfaction of any condition or requirement which materially impairs the value of NCF to Community; or (iv) there is a material breach of any representation, warranty, covenant or undertaking by the other party which is not cured within the specified time period. See "The Merger--Effective Time of the Merger; Termination and Amendment."

Conditions to the Merger


    Consummation of the Merger is subject to various conditions, including, without limitation, obtaining the requisite approval of the Merger Agreement by the stockholders of Community and NCF; receipt of all necessary regulatory approvals pertaining to the Merger, including those from the Board of Governors of the Federal Reserve System (the "Federal Reserve"); and certain other closing conditions. A holding company application has been filed by Community with the Federal Reserve with respect to the Merger. All regulatory approvals have been received as of the date hereof. See "The Merger--Conditions to the Merger" and "The Merger--Regulatory Approvals." Substantially all of the conditions to consummation of the Merger (except for required stockholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Merger Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Merger Agreement by Community's and NCF's respective stockholders shall modify either the amount or the form of the Merger Consideration.


Dissenters' Rights

    Holders of shares of NCF Common Stock who object to the Merger and comply with the prescribed statutory procedures are entitled to have the fair value of their shares determined in accordance with the Delaware General Corporation Law ("Delaware GCL") and paid to them in cash in lieu of the shares of Community Common Stock and/or cash they would otherwise be entitled to receive in the Merger. A copy of the pertinent statutory provisions of the Delaware GCL is attached to this Joint Proxy Statement/ Prospectus as Appendix D. Failure to follow such provisions precisely may result in a loss of dissenters' rights. See "The Merger--Dissenters' Rights."

    Holders of shares of Community Common Stock who object to the Merger and comply with the prescribed statutory procedures are entitled to have the fair value of their shares determined in accordance with the Indiana Business Corporation Law ("Indiana BCL") and paid to them in cash in lieu of their shares of Community Common Stock. A copy of the pertinent statutory provisions of the Indiana BCL is attached to this Joint Proxy

Statement/Prospectus as Appendix E. Failure to follow such provisions precisely may result in a loss of dissenters' rights. See "The
Merger--Dissenters' Rights."

Certain Federal Income Tax Consequences

    Consummation of the Merger is conditioned upon an opinion of counsel delivered to both Community and NCF to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that no taxable gain will be recognized by Community or NCF in connection with the Merger. The opinion of counsel is summarized under "The Merger--Certain Federal Income Tax Consequences" and is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. No gain or loss will be recognized by the stockholders of NCF upon the exchange of their shares of NCF Common Stock for shares of Community Common Stock, except for cash received in lieu of fractional shares. See "The Merger--Certain Federal Income Tax Consequences."

Accounting Treatment of the Merger

    It is a condition to consummation of the Merger that the Merger be accounted for as a pooling of interests for accounting purposes. See "The
Merger--Conditions to the Merger " and "The Merger-- Accounting Treatment of the Merger."

Interests of Certain Persons in the Merger

    The Merger Agreement provides that the Boards of Directors of Community and the Community Banks shall continue to consist of their current members following the Merger. The Board of Directors of the Bank shall also remain unchanged following the Merger, except that A.E. Bowling, the President of the Bank will retire as of the Effective Date. Pursuant to a retirement agreement, Mr. Bowling is entitled to receive $250,000 payable in 36 equal monthly payments upon his retirement. See "The Merger -Interests of Certain Person in the Merger."

Unaudited Pro Forma Condensed Combined Summary Financial Information

    The unaudited pro forma condensed combined summary financial information set forth below gives effect to the Merger under the pooling of interests accounting method. Community's fiscal year end is December 31 while NCF's fiscal year end is June 30. The pro forma condensed combined summary statements of income treat the Merger as if it had been consummated at the beginning of the respective periods, and the pro forma condensed combined summary balance sheet treats the Merger as if it had been consummated on December 31, 1997. The pro forma combined per share data gives effect to the assumed issuance of 741,080 shares of Community Common Stock based on an Exchange Ratio of .935. For a description of the bases for the pro forma adjustments, including the basis for the number of shares of Community Common Stock which are assumed to be issued, in the Merger, see "Unaudited Pro Forma Condensed Combined Financial Information."

    This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed for purposes hereof, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Condensed Combined Financial Information."

                                                                       YEAR ENDED DECEMBER 31, 1997 (Unaudited)
                                                                 ---------------------------------------------------
                                                                                            PRO FORMA     PRO FORMA
                                                                  COMMUNITY      NCF       ADJUSTMENTS     COMBINED
                                                                 -----------  ---------  ---------------  ----------
                                                                   (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

Interest income................................................   $  18,102   $   2,680     $  --         $   20,782

Interest expense...............................................      10,617       1,045        --             11,662

Net interest income............................................       7,485       1,635        --              9,120

Income before income taxes.....................................       3,899         703         (629)          3,792

Net income.....................................................       2,386         455         (420)          2,420

Net income per share:

Basic..........................................................        1.21        0.61        (0.92)           0.90

Fully diluted..................................................        1.21        0.60        (0.91)           0.90

Weighted average shares and share equivalents outstanding:

Basic..........................................................   1,977,697     751,657      (48,858)      2,680,496

Fully diluted..................................................   1,977,697     753,069      (48,949)      2,681,817

                                                                                AS OF DECEMBER 31, 1997
                                                                --------------------------------------------------------
                                                                                             PRO FORMA        PRO FORMA
                                                                 COMMUNITY      NCF       ADJUSTMENTS (1)     COMBINED
                                                                -----------  ---------  -------------------  -----------
                                                                                      (IN THOUSANDS)

Investment securities held to maturity........................   $  90,041   $     111       $  --            $  90,152

Investment securities available for sale......................         883      --              --                  883

Loans receivable, net.........................................     143,819      28,010          --              171,829

Total assets..................................................     254,083      35,627          (50)            289,660

Deposits......................................................     186,021      22,984          --              209,005

Borrowed funds................................................      39,142      --              --               39,142

Total liabilities.............................................     226,432      23,347          183             249,962

Retained earnings.............................................      15,721       5,181         (420)             20,481

Total stockholders' equity....................................      27,651      12,280         (233)             39,698

------------------------

(1) For a description of the basis for the pro forma adjustments, including the basis for the number of Community shares of Common Stock which are assumed to be issued in the Merger, see "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to the Community Common Stock and the NCF Common Stock at the dates and for the periods indicated, giving effect to the Merger using the pooling of interests method of accounting, based on an Exchange Ratio of .935 (assuming that 741,080 shares of Community Common Stock are issued in the Merger based upon the assumptions described in the Notes to Community's Pro Forma Consolidated Balance Sheet included elsewhere herein) and assuming that none of the options to purchase NCF Common Stock outstanding as of the date of the Agreement are exercised. See "The Merger--Accounting Treatment of the Merger" and "Unaudited Pro Forma Condensed Combined Financial Information."

    The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Community, including the related notes, incorporated herein by reference and the historical consolidated financial statements of NCF and the unaudited pro forma combined consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference," the historical consolidated financial statements of NCF included elsewhere herein and "Unaudited Pro Forma Condensed Combined Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of Community upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                                               COMMUNITY COMMON STOCK           NCF COMMON STOCK
                                                             --------------------------  ------------------------------

                                                                            PRO FORMA                      PRO FORMA
                                                             HISTORICAL    COMBINED(1)   HISTORICAL(2)   EQUIVALENT(3)
                                                             -----------  -------------  -------------  ---------------

Net income per share: Year ended December 31, 1997.........   $    1.21     $    0.90      $    0.61       $    0.84

Dividends declared per share:

Year ended December 31, 1997...............................        0.42          0.39           0.30            0.36

Book value per share:

December 31, 1997..........................................       13.94         14.81          15.49           13.85

Tangible book value per share:

December 31, 1997..........................................       13.91         14.79          15.49           13.83

------------------------

(1) Reflects (i) estimated pooling of interests accounting adjustments to be recorded in connection with the Merger, and (ii) the assumed issuance of 741,080 shares of Community Common Stock in the Merger.

(2) Community's fiscal year is December 31 while NCF's fiscal year is June 30. For purposes of the table above, NCF financial data is presented consistent with the fiscal year end of Community.

(3) Represents the Community pro forma combined amounts multiplied by 0.935, which is the assumed number of shares of Community Common Stock to be issued for each share of NCF Common Stock.

                           COMPARATIVE MARKET PRICES

    The Community Common Stock and the NCF Common Stock are included for quotation on the NASDAQ Small-Cap Market under the symbols "CBIN" and "NCFD," respectively. The table below sets forth, for the calendar quarters indicated, the reported high and low closing sales prices of Community Common Stock and NCF Common Stock based on published financial sources and cash dividends paid or declared per share by Community and NCF.


                                                               COMMUNITY COMMON STOCK                  NCF COMMON STOCK
                                                          ---------------------------------  -------------------------------------

                                                                                   CASH                                 CASH
                                                                                 DIVIDENDS                            DIVIDENDS
                                                                                 PAID PER                           DECLARED PER
1996                                                        HIGH        LOW        SHARE       HIGH        LOW          SHARE
--------------------------------------------------------  ---------  ---------  -----------  ---------  ---------  ---------------

First Quarter...........................................  $   14.75  $   13.25   $   0.085   $  13.500  $  12.000     $  --

Second Quarter..........................................      14.75      12.25       0.085      13.750     13.000          0.15

Third Quarter...........................................      13.75      11.75       0.085      14.500     13.375        --

Fourth Quarter..........................................      13.25      11.75       0.085      13.375     13.375          0.15

1997
--------------------------------------------------------

First Quarter...........................................      15.00      12.25       0.105      14.500     13.500        --

Second Quarter..........................................      15.25      14.25       0.105      14.500     14.000          0.15

Third Quarter...........................................      23.50      14.25       0.105      14.500     14.000        --

Fourth Quarter..........................................      23.50      19.00       0.105      21.500     14.000          0.15

1998
--------------------------------------------------------
First Quarter

(through March 13, 1998)................................      23.50      21.00       0.120      20.750     17,250        --


    Since the market price of the Community Common Stock is subject to fluctuation, the market value of the shares of Community Common Stock that holders of shares of NCF Common Stock may receive in the Merger may increase or decrease prior to and after the Merger.


    On December 16, 1997, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the last reported sales prices per share of Community Common Stock and NCF Common Stock on the NASDAQ Small-Cap Market as reported in The Wall Street Journal were $22.00 and $14.50, respectively. On March 13, 1998, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing sales prices per share of Community Common Stock and NCF Common Stock on the NASDAQ Small-Cap Market were $22.50 and $19.75, respectively. As of December 16, 1997, the last trading date preceding public announcement of the Merger, the equivalent market value per share of NCF, based upon an Exchange Ratio of .935, was $20.57.


    Stockholders are urged to obtain current market quotations for the Community Common Stock and NCF Common Stock, to the extent possible, prior to the Stockholder Meetings.

    COMMUNITY SELECTED CONSOLIDATED FINANCIAL INFORMATION (Dollars in Thousands, Except Per Share Data)

    The following tables set forth certain consolidated financial and other data of Community at the dates and for the periods indicated. For additional financial information about Community, reference is made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Community and related notes included in Community's 1997 Annual Report to Stockholders.

Financial Condition Data

                                                                           AT DECEMBER 31,
                                                      ----------------------------------------------------------

                                                         1997        1996        1995        1994        1993
                                                      ----------  ----------  ----------  ----------  ----------


                                                                            (IN THOUSANDS)

Total amount of:

Assets..............................................  $  254,083  $  237,571  $  215,726  $  204,862  $  178,152

Loans receivable, net (1)...........................     143,819     136,835     118,451     108,392      93,273

Securities held to maturity:

Mortgage-backed securities..........................      23,387      24,724      27,522      39,188      45,514

Other debt securities...............................      66,654      55,346      38,442      29,384      25,513

Securities available for sale.......................         883       2,532       7,739       5,450           0

Interest earning deposits with banks................       6,504       7,321      14,354      13,415       6,004

Deposits............................................     186,021     176,624     168,091     173,929     153,806

Repurchase agreements...............................      12,142      10,702      --          --          --

FHLB advances.......................................      27,000      23,000      21,099      15,601       9,618

Stockholders' equity (substantially restricted)
  (2)...............................................      27,651      26,073      25,351      14,319      12,951

------------------------

(1) Includes mortgage loans held for sale.

(2) Consists of capital stock, additional paid in capital retained earnings, unappropriated retained earnings, and unrealized gain or loss on securities available for sale.

Key Operating Ratios

    The table below sets forth certain performance ratios of Community for the periods indicated.

                                                                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------

                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------

Return on average assets (net icncome divided by average total
  assets)........................................................       0.96%       .71%       .92%       .88%      1.09%

Return on average equity (net income divided by average
  equity)........................................................       8.80       6.30       7.63      11.96      15.73

Equity to average assets ratio (average equity divided by average
  total assets)..................................................      10.88      11.21      12.01       7.38       7.31

Equity to assets at period end...................................      10.88      10.97      11.75       6.99       7.26

Net interest rate spread.........................................       2.77       2.63       2.49       2.84       3.02

Net yield on average interest-earning assets.....................       3.14       3.05       2.94       3.03       3.14

Non-performing loans to total loans..............................        .50        .30        .10        .53        .82

Non-performing assets to total assets............................        .28        .22        .06        .28        .43

Average interest-earning assets to average interest-bearing
  liabilities....................................................     108.31     109.98     110.88     105.09     103.15

Net interest income after provision for loan losses, to total
  other expenses.................................................     150.84     116.96     159.07     142.33     131.79

Dividend Payout Ratio............................................      34.92      50.86      22.24      16.28      11.78

Number of full-service offices...................................          8          7          6          6          6

              NCF SELECTED CONSOLIDATED FINANCIAL INFORMATION
               (Dollars in Thousands, Except Per Share Data)

    The following selected financial and other data of NCF does not purport to be complete and is qualified in its entirety by reference to the more detailed financial information contained elsewhere herein. See "Index to NCF Consolidated Financial Statements."

Financial Condition Data:

    The following table sets forth certain information concerning the financial position of NCF at the dates indicated.

                                                                                         AT JUNE 30,
                                                      DECEMBER 31,  ------------------------------------------------------
                                                          1997        1997        1996       1995       1994       1993
                                                      ------------  ---------  ----------  ---------  ---------  ---------
                                                                                    (DOLLARS IN THOUSANDS)
 Total amount of:

Assets..............................................   $   35,626   $  34,403  $   34,905  $  28,722  $  27,555  $  26,638

Loans receivable, net...............................       28,010      27,046      28,861     26,574     22,582     23,241

Cash and interest-bearing deposits..................        5,866       5,195       5,163      1,201      4,160      2,457

Mortgage-backed securities..........................          111         132         143        182        274        434

Savings deposits....................................       22,984      21,969      22,741     23,172     23,080     22,475

FHLB advances.......................................       --          --          --            700     --         --

Total stockholders equity-substantially restricted..       12,280      12,050    11,803(1)     4,636      4,320      3,996

Number of:

Real estate loans outstanding.......................          804         830         849        838        824        861

Savings deposit accounts............................        2,451       2,286       2,352      2,473      2,341      2,429

Full service offices................................            1           1           1          1          1          1

 ------------------------

(1) Includes net proceeds from stock issuance on October 12, 1995 of $6.8 million.

    Operating Data:

    The following table summaries NCF's results of operations for each of the periods indicated.

                                                           SIX MONTHS ENDED
                                                             DECEMBER 31,                       YEAR ENDED JUNE 30,
                                                         --------------------  -----------------------------------------------------
                                                           1997       1996       1997       1996       1995       1994       1993
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)

Interest income........................................  $   1,413  $   1,305  $   2,573  $   2,523  $   2,030  $   1,891  $   1,981

Interest expense.......................................        535        533      1,043      1,122      1,008        848        985
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income before provision for loan losses...        878        772      1,530      1,401      1,022      1,043        996

Provision for loan losses..............................          8          8         16         61         20         50         19
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income after provision for loan losses....        870        764      1,514      1,340      1,002        993        977

Other income...........................................         19         11         20         23         18         24         21

Other expense..........................................        469        553    1,028(3)       762        533        482        464
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before federal income tax and cumulative effect
  adjustment...........................................        420        222        506        601        487        535        534
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Federal income tax expense.............................        144         74        178        203        171        184        181

Net income before cumulative effect adjustment.........        276        148        328        398        316        351        353
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cumulative effect accounting change....................                --         --         --         --            (27 (2)    --
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

Net income.............................................  $     276  $     148  $     328  $     398  $     316  $     324  $    353
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------------

(2) Accounting change under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes."

(3) Includes one-time FDIC insurance premium assessment of $153,000.


Other Data:
                                                                     SIX MONTHS ENDED
                                                                       DECEMBER 31,                 YEAR ENDED JUNE 30,
                                                                   --------------------  ------------------------------------------

                                                                     1997       1996       1997       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------  ---------


                                                                                        (DOLLARS IN THOUSANDS)

Dividends per share..............................................  $     .14  $     .14  $     .30        .15        n/a        n/a

Dividend payout ratio............................................      37.84%     74.42%     68.18%     41.67%       n/a        n/a

Return on assets (net income divided by average total assets)....       1.69%       .85%       .93%      1.16%      1.12%      1.19%

Return on equity (net income divided by average equity)..........       4.53%      2.48%      2.74%      4.20%      6.97%      7.73%

Equity to assets (average equity divided by average total
  assets)........................................................      37.26%     34.15%     33.77%     27.55%     16.05%     15.37%

Book value per share.............................................  $   15.49  $   15.41  $   15.22      15.32        n/a        n/a


                                                                     1993
                                                                   ---------

Dividends per share..............................................        n/a

Dividend payout ratio............................................        n/a

Return on assets (net income divided by average total assets)....       1.30%

Return on equity (net income divided by average equity)..........       9.22%

Equity to assets (average equity divided by average total
  assets)........................................................      14.13%

Book value per share.............................................        n/a

                              STOCKHOLDER MEETINGS


    This Joint Proxy Statement/Prospectus is being furnished to Community stockholders in connection with the solicitation of proxies by the Board of Directors of Community for use at the Community Annual Meeting to be held on April 28, 1998 and at any adjournment or adjournments thereof. This Joint
Proxy Statement/Prospectus also serves as a prospectus of Community in connection with the issuance of Community Common Stock to holders of NCF Common Stock upon consummation of the Merger.

    This Joint Proxy Statement/Prospectus is being furnished to NCF stockholders in connection with the solicitation of proxies by the Board of Directors of NCF for use at the NCF Special Meeting to be held on April 27, 1998, and at any adjournment or adjournments thereof.


         NCF STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.


    This Joint Proxy Statement/Prospectus, the Notice of Annual Meeting of Stockholders of Community and the Notice of Special Meeting of Stockholders of NCF and the accompanying proxies solicited by the Boards of Directors of Community and NCF, respectively, are first being mailed to the stockholders of Community and NCF on or about March 27, 1998.


    The principal executive offices of Community are located at 202 East Spring Street, New Albany, Indiana 47150, and its telephone number is (812) 944-2224. The principal executive offices of NCF are located at 106 A West John Rowan Boulevard, Bardstown, Kentucky, and its telephone number is (502) 348-9278.

Annual Meeting of Community Stockholders


    The Community Annual Meeting will be held on April 28, 1998, commencing at 1:30 p.m., Eastern Time, at the Robert E. Lee Retirement Inn located at 201 E. Elm, New Albany, Indiana.


    Purpose of Meeting. The purpose of the Community Annual Meeting is to consider and vote upon a proposal to approve the Merger Agreement and the issuance of Community Common Stock provided for in connection therewith, the election of four directors for a three-year term, one director for a two-year term and two directors for a one-year term, the ratification of the appointment of Monroe, Shine & Co. as Community's independent auditors for the fiscal year ending December 31, 1998, and the transaction of such other business as may properly come before the Community Annual Meeting and any adjournment or adjournments thereof. It is not anticipated that any other matter will be brought before the Community Annual Meeting. If any other matter is properly presented at the Community Annual Meeting for consideration, the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.


    Shares Outstanding and Entitled to Vote; Record Date. The close of business on March 15, 1998 has been fixed by the Board of Directors of Community as the Community Record Date for the determination of holders of Community Common Stock entitled to notice of and to vote at the Community Annual Meeting and any adjournment or adjournments thereof. At the close of business on the Community Record Date, there were 1,983,722 shares of Community Common Stock outstanding and entitled to vote, held by approximately 631 holders of record. Each share of Community Common Stock entitles the holder thereof to one vote on each matter to be submitted to Community stockholders at the Community Annual Meeting.


    Vote Required. A quorum, consisting of a majority of the voting power of the issued and outstanding stock of Community entitled to vote at the Community Annual Meeting, must be present in person or by proxy before any action may be taken at the Community Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Community Common Stock is required to approve the Merger Agreement. Directors are elected by a plurality of the votes cast at the Community Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast at the Community Annual Meeting is required to approve the proposal to ratify the appointment of the independent auditors. The votes may be made in person or by proxy. Shares as to which the "ABSTAIN" box has been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present; however, an abstention or a broker non-vote is not a vote cast and will have the same effect as a vote cast against the Merger. Broker non-votes will have no affect on the election of directors or the ratification of independent auditors. Community is also seeking stockholder approval of the Merger pursuant to the regulations of the National Association of Securities Dealers, Inc. ("NASD") because the Merger may result in more than a 20% increase in the number of shares outstanding of Community Common Stock. The vote required under the NASD regulations is a majority of the total votes cast on the proposal in person or by proxy, and thus abstentions and broker non-votes will not affect the number of votes required for this approval.


    As of the Community Record Date, the directors and executive officers of Community and their affiliates in the aggregate beneficially owned and are entitled to vote 383,549 shares or 19.3% of the outstanding shares of Community Common Stock (exclusive of shares of Community Common Stock which may be acquired upon the exercise of outstanding stock options and stock appreciation rights).


    Voting; Solicitation and Revocation of Proxies. A proxy for use at the Community Annual Meeting is being furnished to each Community stockholder together with this Joint Proxy Statement/Prospectus and is solicited by the Board of Directors of Community. Any Community stockholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of Community, at the address of Community set forth on the Notice of Annual Meeting of Stockholders, written notice of such revocation; by executing a later-dated proxy; or by attending the Community Annual Meeting and giving notice of such revocation in person. Attendance at the Community Annual Meeting will not, in and of itself, constitute revocation of a proxy. Each proxy returned to Community (and not revoked) will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, WHICH INVOLVES THE ISSUANCE OF COMMUNITY COMMON STOCK IN CONNECTION WITH THE MERGER, COMMUNITY'S NOMINEES FOR DIRECTORS AND THE RATIFICATION OF THE INDEPENDENT AUDITORS.

Special Meeting of NCF Stockholders


    The NCF Special Meeting will be held on April 27, 1998, commencing at 10:00 a.m., Eastern Time, at the Hampton Inn located at 985 Chambers Boulevard, Bardstown, Kentucky.


    Purpose of Meeting. The purpose of the NCF Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement and the transaction of such other business as may properly come before the NCF Special Meeting and any adjournment or adjournments thereof. It is not anticipated that any matter other than the proposal to adopt and approve the Merger Agreement will be brought before the NCF Special Meeting. If any other matter is properly presented at the NCF Special Meeting for consideration, the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.


    Shares Outstanding and Entitled to Vote; Record Date. The close of business on March 15, 1998 has been fixed by the Board of Directors of NCF as the NCF Record Date for the determination of holders of NCF Common Stock entitled to notice of and to vote at the NCF Special Meeting and any adjournment or adjournments thereof. At the close of business on the NCF Record Date, there were 792,609 shares outstanding and entitled to vote, held by approximately 410 holders of record. Each share of NCF Common Stock entitles the holder thereof to one vote on each matter to be submitted to NCF stockholders at the NCF Special Meeting.

    Vote Required. A quorum, consisting of a majority of the voting power of the issued and outstanding stock of NCF entitled to vote at the NCF Special Meeting, must be present in person or by proxy before any action may be taken at the NCF Special Meeting. The affirmative vote of a majority of the votes cast by all stockholders of NCF entitled to vote thereon is required to approve the Merger Agreement. The votes may be made in person or by proxy. Shares as to which the "ABSTAIN" box has been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present; however, an abstention or a broker non-vote is not a vote cast and thus will not affect the number of votes required for approval.


    As of the NCF Record Date, the directors and executive officers of NCF and their affiliates in the aggregate beneficially owned and are entitled to vote 89,897 shares or 11.3% of the outstanding NCF Common Stock (exclusive of shares of NCF Common Stock which may be acquired upon the exercise of outstanding stock options). The directors and certain officers of NCF and the Bank have signed a Letter Agreement which provides, among other things, that they will vote any shares of NCF Common Stock over which they have voting power in favor of the Merger Agreement. The directors and officers of NCF and the Bank who signed the Letter Agreement beneficially owned 77,139 shares or 9.7% of the NCF Common Stock outstanding on the NCF Record Date (exclusive of shares of NCF Common Stock which may be acquired upon the exercise of outstanding stock options).


    Voting; Solicitation and Revocation of Proxies. A proxy for use at the NCF Special Meeting is being furnished to each NCF stockholder together with this Joint Proxy Statement/Prospectus and is solicited by the Board of Directors of NCF. Any NCF stockholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of NCF, at the address of NCF set forth on the Notice of Special Meeting of Stockholders, written notice of such revocation; by executing a later-dated proxy; or by attending the NCF Special Meeting and giving notice of such revocation in person. Attendance at the NCF Special Meeting will not, in and of itself, constitute revocation of a proxy. Each proxy returned to NCF (and not revoked) will be voted in accordance with the instructions thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

Costs

    Community will bear the costs of printing and mailing this Joint Proxy Statement/Prospectus, the accompanying proxy and the additional reports filed pursuant to the Exchange Act which accompany this Joint Proxy Statement/Prospectus. Proxies will be solicited by mail and may be further solicited, for no additional compensation by officers, directors or employees of Community and NCF, by further mailing, by telephone or by personal contact. Community will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Community Common Stock and NCF Common Stock, respectively, not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of Community Common Stock and NCF Common Stock entitled to vote at the Community Annual Meeting and the NCF Special Meeting, respectively. All other costs incurred in connection with the solicitation of proxies from Community stockholders and NCF stockholders will be borne by the party incurring such costs.

                                   THE MERGER

    The following description of the material terms of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy
Statement/Prospectus as Appendix A. All stockholders of Community and NCF are urged to read such document carefully.

General

    The Boards of Directors of Community and NCF have determined that the acquisition of NCF by Community is desirable and in the best interests of Community's and NCF's respective stockholders and have unanimously approved the Merger. The Merger will be accomplished through the Merger of NCF with and into Community pursuant to the Merger Agreement, with Community being the surviving corporation. THE BOARDS OF DIRECTORS OF COMMUNITY AND NCF UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. Upon consummation of the Merger, each share of NCF Common Stock outstanding at the Effective Time will be converted into and represent the right to receive shares of Community Common Stock, as described under "The Merger--The Merger Consideration."

Background of and Reasons for the Merger

    Background of the Merger. In July of 1997, NCF management contacted Community Bank, a banking subsidiary of Community, concerning NCF's idea to originate fixed-term fixed-rate one-to-four family mortgages into the secondary market for sale through Community Bank. Succeeding these initial discussions, Robert Yates, President and Chief Executive Officer of Community Bank and Community telephoned NCF in early October requesting a meeting with NCF's Senior Management to discuss Community and its concept of a multi-bank holding company.

    Mr. A. E. Bowling, then the Chairman of NCF, and Mr. Dan Biggs, NCF Vice President, met with Mr. Yates at NCF's Bardstown office and at other locations in Bardstown. The group discussed their respective companies, the competitive challenges currently faced and expected to be faced as the 21st Century approaches, the rapid consolidation of the banking industry, mutual needs to expand technology, funding sources, and other business issues commonly confronted by both companies. These discussions grew into a dialogue about the possible strategic benefits, to both companies, from a merger of NCF with Community.

    Resultant from these meetings, Mr. Yates reviewed his discussions with NCF at a Board meeting of Community on October 28, 1997. Mr. Bowling reviewed NCF's meetings with Community at a Board meeting of NCF on October 30, 1997.

    On November 6, 1997, C. Thomas Young, Chairman of Community, Mr. Yates, and Community Board Members Dale Orem and Gary Libs, met with the Board of Directors of NCF to familiarize them with Community, its business strategies, operating philosophy, long range goals, and objectives. After the November 6, 1997 meeting, Mr. Young and Mr. Yates met with Mr. Bowling and Mr. Biggs several times during November to discuss various aspects, including timing, and general regulatory procedural matters concerning a possible merger agreement.

    On November 11, 1997, at a Board meeting of Community, the Board authorized Mr. Yates to continue to meet with NCF to develop the framework of a definitive merger agreement. In mid November, NCF's Board met to discuss the reasons for and the potential benefits of, the proposed Merger, and approved the retention of Ferguson & Company, an investment banking firm, to formally undertake a fairness review on behalf of NCF. After a review of the financial terms of the Merger, Ferguson completed its review prior to the end of November and reported that, in its opinion, the Merger Consideration was fair.

    On November 26, 1997, NCF's Board of Directors authorized Mr. Bowling to move forward with Community to prepare a draft of the Merger Agreement. An agreement was drafted by Community's counsel and presented to NCF and Community for their review.

    On December 2, 1997, a letter of confidentiality was signed by both companies and NCF and Community proceeded with due diligence reviews.

    On December 16, 1997, Community Board of Directors met and Mr. Yates reviewed the reasons for, and the potential benefits of, the Merger. After a thorough discussion and consideration, the Board of Directors approved the definitive Merger Agreement between Community and NCF and the transaction contemplated thereby, and authorized Mr. Yates to execute the agreement on behalf of the Board of Directors of Community.

    On December 17, 1997, the Board of Directors of NCF met. Mr. Bowling reviewed the proposed merger transaction, in detail, including the reasons for and the potential benefits to NCF shareholders, employees, and customers. After thorough discussion and careful consideration, the Board authorized Mr. Bowling to execute the definitive Merger Agreement between NCF and Community. Mr. C. Thomas Young, Chairman, and Mr. Robert E. Yates, President and Chief Executive Officer of Community, were then admitted to the meeting and the definitive Merger Agreement was executed by Mr. Bowling, on behalf of the Board of Directors of NCF, and by Mr. Robert Yates, on behalf of the Board of Directors of Community, as of December 17, 1997.

    Reasons for the Merger. The terms of the Merger Agreement, including the Merger Consideration to be paid to NCF's stockholders, were the result of arm's length negotiations between the representatives of Community and NCF. Among the factors considered by the Boards of Directors of Community or NCF, as appropriate, in deciding to approve and recommend the terms of the Merger were
(i) the Merger Consideration to be paid to NCF's stockholders in relation to the market value, book value, earnings per share, and dividend rates of the Community Common Stock and the NCF Common Stock; (ii) the ability of Community to aid NCF in enhancing the services available to its customers; (iii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of Community and NCF; (iv) the short-term and long-term impact the Merger will have on Community's consolidated results of operations, including anticipated cost savings resulting form consolidations in certain areas and expanded commercial, real estate, consumer lending, and retail banking products and services; (v) the general structure of the transaction and the compatibility of management and business philosophy; (vi) the improvement of the franchise value of Community to its stockholders as a result of the enhanced network and products and services; (vii) the likelihood of receiving the requisite regulatory approvals in a timely manner; (viii) the tax-free nature of the stock exchange to the stockholders of NCF; (ix) the ability of the combined enterprises to compete in relevant banking and non-banking markets; (x) industry and economic conditions; (xi) the existing impact of the Merger on the depositors, employees, customers and communities served by Community's affiliates and NCF through expanded consumer lending and retail banking products and services; and (xii) the opinion of NCF's financial advisor as to the fairness of the Merger Consideration from a financial point of view to the holders of the NCF Common Stock. In making their determination, the Boards of Directors of Community and NCF did not ascribe relative weights to the factors which they considered.

    The Boards of Directors of Community and NCF believe that the Merger is in the best interest of their respective organizations and their respective stockholders. THE COMMUNITY AND NCF DIRECTORS UNANIMOUSLY RECOMMEND THAT COMMUNITY AND NCF STOCKHOLDERS, RESPECTIVELY, VOTE FOR THE APPROVAL OF THE MERGER.

Opinion of NCF'S Financial Advisor

    NCF has retained Ferguson to act as its financial advisor in connection with rendering a fairness opinion with respect to the Merger. Ferguson delivered its written opinion to the Board of Directors February 14, 1998, which opinion was additionally confirmed in writing as of the date of this Proxy Statement/Prospectus, that, as of such dates and subject to the assumptions described in such opinion, the consideration to be received by the holders of NCF Common Stock in the Merger is fair to such shareholders from a financial point of view. No limitations were imposed on Ferguson by NCF's Board of Directors with respect to the investigations made or the procedures followed by it in rendering its opinion. The full text of the Ferguson's opinion is attached hereto as Appendix C.

    NCF has agreed to pay Ferguson a general advisory fee of $7,500 for delivery of its fairness opinion and other services rendered in connection with the Merger, plus all reasonable out-of-pocket expenses incurred in connection with the services provided by Ferguson, and to indemnify and hold harmless Ferguson to the full extent lawful from and against certain liabilities, including certain liabilities under the federal securities laws, in connection with this engagement.

    The summary below is not a complete description of the methodology used in the analyses performed by Ferguson. It is, however, a summary of the salient factors taken into consideration, from the perspective of evaluating the worth of NCF and analyzing the offer received in the valuation process. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary descriptions. Ferguson believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the summary without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Ferguson's presentations and opinion. The ranges of valuation resulting from any particular analysis described below should not be taken to be Ferguson's view of the actual value of NCF. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. For the purpose of specific analysis, $23.00 per share has been used as the Community Market Value.

    Inherent in and essential to the opinion is the method of sale, notably, private treaty. Competitive bids have not been received, thereby requiring an interpretation as to the "value" being offered. The price offered can then be evaluated in light of other methods of valuing the offer. Other consideration (giving no greater weight to any consideration), were: (1) financial performance and factors impacting earnings; (2) dividend payment history, capacity and earnings potential; (3) pricing of similar transactions; (4) investment characteristics of the acquirer; (5) liquidity of the stock of the acquirer; and
(6) review of the Merger Agreement and its terms.

    Financial Performance and Factors Impacting Earnings. In connection with rendering its opinion, Ferguson reviewed publicly available information and information provided by management regarding NCF and Community. Ferguson's analysis of such methodology began with the historic measurement of at least four analytic modules that help develop a projective risk/opportunity profile for each institution. Each module is potentially (but not always) complex: liquidity, capital adequacy, asset quality, earnings power and in the case of a holding company, the cash flow sources available for debt service and shareholder dividends. In reviewing each area Ferguson was attentive to peer comparisons as well as to regulatory guidelines and standards. However, the two institutions in the transaction were viewed as situationally and strategically unique.

    Dividend Payment History, Capacity and Earnings Potential. In connection with its opinion, Ferguson prepared an earnings estimate on Community and for NCF, using publicly available information with respect to the acquirer. Ferguson also reviewed the "marginal dilution" ((net income acquired divided by shares issued to acquire) divided by pre-deal earnings per share of the acquirer) which would result from each of the proposed mergers. The results were that there was a dilution of Community's earnings in the proposed mergers. However, the price that is being offered likely takes into account the effect of dilution on post-merger earnings. Both the acquirer and the acquiree have a history of dividends and the post-merger entity will likely have the capacity to continue a dividend policy.

    Pricing of Similar Transactions. In preparing its opinion, Ferguson analyzed fourteen completed and announced merger and acquisition transactions in Kentucky and Indiana where thrift and banking institutions were purchased from January 1, 1997 to December 31, 1997. The fourteen transactions that have been announced or concluded in these two states resulted in an average price that was 189.71% of tangible book value. In that group, the median sales price was 203.37% of tangible book. The transaction between Community and NCF is likely to be concluded at approximately 140.0% of tangible book value. Notably, the information revealed that in all the transactions reviewed for all sales in Kentucky and Indiana, the average price times the last twelve months EPS was
24.09 and the median was 21.25 times. The purchase of NCF by Community is likely to close at approximately 37.0 times last twelve months EPS. This transaction is closing at a price to book multiple that is less than the area average, but at a price to earnings multiple that exceeds the area average. However, this is indicative of the large amount of redundant capital embedded in NCF and the resultant low earnings per share potential that results from having significant excess capital.

    Investment Characteristics and Stock Valuation Comparatives. In connection with preparing its opinion, Ferguson compared (1) the effects of the proposed merger on the EPS of each of the institutions; (2) post-merger EPS enhancement of NCF Common Stock, from the standpoint of a NCF shareholder; (3) post-merger dividend per share enhancement of NCF Common Stock, from the same standpoint;
(4) post-merger book value enhancement of NCF Common Stock, also from the same standpoint; (5) likely share price enhancement of NCF Common Stock; (6) return on equity; (7) return on assets; and (8) likely post-merger dividend yield. This method, gives the advantage to the shareholders of NCF in the exchange with Community, due to higher earnings per share, potentially higher earnings growth, higher market value of stock and likely higher stock value appreciation.

    Ferguson, as a customary part of its consulting business, is engaged in the valuation of banks, thrifts and holding companies and their securities in connection with mergers and acquisitions, stock purchase offers and other purposes.

The Merger Consideration

    The Merger Agreement provides that at the Effective Time of the Merger, each share of NCF Common Stock outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive a .935 of a share of Community Common Stock, provided however, if the Community Market Value is less than $15.00, then the Exchange Ratio shall be one share of Community Common Stock and if the Community Market Value is greater than $25.00, then the Exchange Ratio shall be .88 of a share of Community Common Stock.

    If, between the date of this Joint Proxy Statement/Prospectus and the Effective Time, the shares of Community Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within said period, the Merger Consideration as specified above shall be adjusted accordingly.

    Exchange Procedures. As promptly as practicable after the Effective Time, Community shall cause a to-be-designated exchange agent ("Exchange Agent") to mail to each holder of record of a certificate or certificates which immediately prior the Effective Time represented issued and outstanding shares of NCF Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of NCF Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for that Merger Consideration, each holder of an outstanding certificate or certificates which prior thereto represented shares of NCF Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Community Common stock into which the aggregate number of shares of NCF Common stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger Agreement and, if such holder's shares of NCF Common Stock have been converted into Community Common Stock, any other distribution theretofore paid with respect to Community Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented NCF Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for in the Merger Agreement shall, except as otherwise provided in the Merger Agreement, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Community Common Stock. After the Effective Time, there shall be no further transfer on the records of NCF of certificates representing shares of NCF Common Stock and if such certificates are presented to Community for transfer, they shall be cancelled against delivery of certificates for Community Common Stock as provided in the Merger Agreement. No dividends which have been declared will be remitted to any person entitled to receive shares of Community Common Stock until such person surrenders the certificate or certificates representing NCF Common stock, at which time such dividends shall be remitted to such person, without interest.

    No Fractional Shares of Community Common Stock to be Issued. No fractional shares of Community Common Stock shall be issued in the Merger to holders of shares of NCF Common Stock. Each holder of shares of NCF Common Stock who otherwise would have been entitled to a fraction of a share of Community Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of NCF Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the market value of shares of Community Common Stock on the day prior to the Effective Time.

    Treatment of Outstanding Stock Options for NCF Common Stock. The Merger Agreement provides that upon consummation of the Merger, each outstanding option to acquire NCF Common Stock, other than the Option granted to Community under the Option Agreement, whether or not otherwise exercisable or vested, shall become fully exercisable and vested immediately prior to the Effective Time at which time each holder of an option shall receive an option to acquire shares of Community Common Stock, on the same terms and conditions as were applicable under such option immediately prior to the Effective Time. The number of shares of Community Common Stock which may be acquired upon exercise of any such new option shall be equal to the product of the number of shares of NCF Common Stock subject to the original option multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares, and the exercise price of any such new option shall be equal to the exercise price of the original option divided by the Exchange Ratio, rounded up to the nearest cent.

Conditions to the Merger

    The Merger Agreement provides that consummation of the proposed transaction is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions, among others: (a) the receipt of all necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated by the Merger Agreement without any term or condition which would materially impair the value of NCF and its subsidiaries to Community, the satisfaction of all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents, and the expiration of all waiting periods with respect thereto; (b) all corporate action (including stockholder approvals) necessary to authorize the execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken; (c) the absence of any order, judgment or decree that would have the effect of preventing completion of the Merger and the absence of any pending or threatened suit, action or other proceeding to restrain or prohibit the Merger or seeking to obtain substantial monetary or other relief which either party determines, based upon the advice of counsel, has a significant potential to result in the deprivation of material benefits of the Merger;
(d) the Registration Statement shall have become effective under the Securities Act, Community shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue the Community Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority; and (e) Community and NCF shall have received an opinion from Elias, Matz, Tiernan & Herrick L.L.P.

to the effect that, among other things, the Merger will qualify as a "reorganization" under Section 368(a) of the Code and no taxable gain will be recognized by Community or NCF (i) upon the transfer of NCF's assets to Community in exchange for Community Common Stock, cash and the assumption of NCF's liabilities or (ii) upon the distribution of Community Common Stock and cash to NCF's stockholders. See "The Merger--Certain Federal Income Tax Consequences."

    In addition to the foregoing conditions, Community's obligations under the Merger Agreement are conditioned upon, among others: (a) the performance in all material respects by NCF of all obligations to be performed by it and the accuracy as of December 17, 1997 and as of the Effective Time (as though made at and as of the Effective Time) of the representations and warranties of NCF set forth in the Merger Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise provided in the Merger Agreement; (b) the receipt of all permits, consents, waivers, clearances, approvals and authorizations from regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of NCF and its subsidiaries to Community; (c) the receipt by Community of a letter from Monroe, Shine & Co., Inc. to the effect that the Merger will qualify for pooling-of-interest accounting treatment; (d) the amount of NCF Common Stock held by stockholders of NCF who dissent from the Merger pursuant to the applicable provisions of the Delaware GCL shall not exceed 15% of the NCF Common Stock immediately prior to the Effective Time; (e) the execution by certain stockholders of NCF of an agreement regarding compliance with Rule 145 under the Securities Act; and (f) the receipt from NCF of such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as Community may reasonably request.

    In addition to the conditions set forth above as applicable to both parties, NCF's obligations under the Merger Agreement are conditioned upon, among others:
(a) the performance in all material respects by Community of all obligations to be performed by it and the accuracy as of December 17, 1997 and as of the Effective Time (as though made at and as of the Effective Time) of the representations and warranties of Community set forth in the Merger Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise provided in the Merger Agreement; and (b) the receipt from Community of such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as NCF may reasonably request.

Regulatory Approvals


    Consummation of the Merger is subject to, among other things, prior receipt of all requisite approvals from the Federal Reserve and any other regulatory agency of competent jurisdiction necessary to consummate the Merger and expiration of all regulatory waiting periods applicable to the Merger. Community has applied to the Federal Reserve pursuant to Section 3 of the BHCA to merge NCF with and into Community and to acquire the Bank. Other applications required under state securities laws have been filed with the appropriate regulatory authorities. All regulatory approvals have been received as of the date hereof.

Business Pending the Merger

    Under the terms of the Merger Agreement, NCF has agreed not to take certain actions, nor permit its subsidiaries to take certain actions, prior to consummation of the Merger without the prior written consent of Community, including, among other things, the following: (1) change any provision of the Certificate of Incorporation or other governing instrument or Bylaws of it or its subsidiaries; (2) change the number of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of it or its subsidiaries, except for issuance of NCF Common Stock pursuant to any outstanding Option and in compliance with the terms of the Option Agreement; (3) declare, set aside, make or pay any dividend or other distribution other than its regular quarterly cash dividends not in excess of $.10 per share; (4) grant any severance or termination pay (other than pursuant to binding contracts disclosed pursuant to the Merger Agreement) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees, or award any increase in compensation or benefits to such individuals, except, in the case of employees, such as may be granted in the ordinary course of business consistent with past practices and policies; (5) subject to certain exceptions, enter into or modify any employee benefit plan or any trust agreement related thereto with respect to any of its directors, officers or employees or make any contributions to its Employee Stock Ownership Plan or any other defined contribution plan or similar plan other than in the ordinary course of business consistent with past practice; (6) sell or dispose of any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (7) make any capital expenditures in excess of $25,000 in the aggregate, other than pursuant to binding commitments existing on September 16, 1996, other than expenditures necessary to maintain existing assets in good repair and other than as disclosed pursuant to the Merger Agreement; (8) file any applications or make any contract with respect to branching or site location or relocation, except as disclosed pursuant to the Merger Agreement; (9) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations; (10) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law; (11) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in the Merger Agreement; (12) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; (13) take any action that would result in any of the representations and warranties of NCF contained in the Merger Agreement not to be true and correct in any material respect at the Effective Time; or (14) agree to do any of the foregoing.

    Furthermore, each party has agreed to provide the other party and its representatives with such financial data and other information with respect to its business and properties as such party shall from time to time reasonably request. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will either return to the other all non-public financial statements, documents and other materials previously furnished by such party or destroy such information.

Acquisition Proposals

    Until the Effective Time of the Merger or the earlier termination of the Merger Agreement, neither NCF nor its subsidiaries shall, nor shall NCF or its subsidiaries authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NCF or its subsidiaries to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Community) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NCF or its subsidiaries (an "Acquisition Transaction"); provided, however, that NCF may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of NCF, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. Under the Merger Agreement, NCF is required to promptly communicate to Community the terms of any proposal which it may receive in respect of any such Acquisition Transaction and to provide Community with copies of (i) any written legal advice provided to the Board of Directors of NCF, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

Representations and Warranties

    The Merger Agreement contains representations and warranties of Community and NCF which are customary in transactions of this type, including, but not limited to, representations and warranties concerning: (a) the organization and capitalization of Community and its subsidiaries and NCF and its subsidiaries;
(b) the due authorization, execution, delivery and enforceability of the Merger Agreement; (c) consents or approvals required, and the lack of conflicts or violations under applicable articles of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement; (d) the documents to be filed by Community and NCF with the Commission and other regulatory agencies; (e) the conduct of business in the ordinary course and absence of certain changes; (f) financial statements; (g) compliance with laws; and (h) the allowance for loan losses and real estate owned.

Effective Time of the Merger; Termination and Amendment

    The Effective Time of the Merger shall be the date specified in the Articles of Merger to be filed with the Secretary of State of State of Indiana, unless a later date and time is specified as the effective time in such Articles of Merger. Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Community's and NCF's stockholders and the satisfaction or waiver of all other conditions to the Merger.

    A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m. on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger, or on such later date as the parties may mutually agree upon.

    The Merger Agreement may be terminated, either before or after approval by the stockholders of Community and NCF, as follows: (a) at any time on or prior to the Effective Time by the mutual consent of the parties; (b) by Community or NCF (i) if the Effective Time shall not have occurred on or prior to September 30, 1998 or (ii) if a vote of the stockholders of Community or NCF is taken and either of such stockholders fails to approve the Merger Agreement, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth therein to be performed or observed by such party at or before the Effective Time; (c) by Community or NCF upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated thereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied; (d) by Community in writing if NCF has, or by NCF in writing if Community has, breached (i) any covenant or undertaking contained in the Merger Agreement, or (ii) any representation or warranty contained therein, which breach would have a material adverse effect on the business, operations, assets or financial condition of NCF and its subsidiaries or Community and its subsidiaries, as applicable, in each case taken as a whole, or upon the consummation of the transactions contemplated thereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that either party may terminate the Merger Agreement on the basis of any such material breach of any representation or warranty contained therein, notwithstanding any qualification therein relating to the knowledge of the other party; and
(e) by Community or NCF in writing, if any of the applications for prior regulatory approval referred to in the Merger Agreement are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Community, would materially impair the value of NCF and its subsidiaries to Community, and the time period for appeals and requests for reconsideration has run.

    To the extent permitted under applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Community and/or NCF, the parties may by written agreement (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (c) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, or (d) waive compliance with any of the agreements or conditions contained therein. However, after any approval of the Merger by the stockholders of Community and/or NCF, there may not be, without further approval of such stockholders, any amendment or waiver of the Merger Agreement which modifies either the amount or the form of the Merger Consideration to be delivered to the stockholders of NCF.

Interests of Certain Persons in the Merger

    In considering the recommendation of the NCF Board of Directors, stockholders should be aware that members of NCF's management and the NCF Board of Directors have interests in the Merger that are in addition to the interests of stockholders generally. The NCF Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    Operations of the Bank. It is the intention of Community to maintain the Bank as a separate subsidiary of Community following the Effective Time.

    Boards of Directors of Community and the Community Banks. Pursuant to the Merger Agreement and effective as of the Effective Time, the Board of Directors of Community and the Community Banks shall continue to consist of its current members.

    Board of Directors of the Bank. Pursuant to the Merger Agreement and effective as of the Effective Time, the Board of Directors of the Bank shall continue to consist of its current members except for A.E. Bowling who shall resign effective as of the Effective Time.

    Officers and Employees of the Bank. A.E. Bowling, the president of the Bank, shall retire effective as of the Effective Date. In connection with his retirement, Mr. Bowling shall receive thirty-six equal monthly payments under a retirement agreement, dated December 17, 1997, totaling $250,000. After the Effective Time, the Bank shall not hire any additional employees without the prior consent of Community.

    Transferred Employees. All employees of NCF or the Bank immediately prior to the Effective Time who are employed by Community, or the Bank (the "Employees") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Community may determine to continue any of the NCF benefit plans for Transferred Employees in lieu of offering participation in Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the NCF benefit plans, or to merge any such benefit plans with Employers' benefit plans, provided the result is the provision of the benefits to Transferred Employees that are substantially similar to the benefits provides to Employers' employees generally. Except as specially provided in the Merger Agreement and as otherwise prohibited by law, Transferred Employees' service with the NCF or the Bank shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers benefit plans, subject to applicable break-in-service rules.

    Directors Consultation and Retirement Plan. Upon consummation of the Merger, all directors of the Bank prior to the Effective Time who continue as directors of the Bank immediately following the Effective Time will be covered by the Directors Consultation and Retirement Plan.

    Health Plans. Community has agreed that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by the Bank on the Effective Time and who then change coverage to Community's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

    NCF ESOP. On or after the Effective Time, the NCF employee stock ownership plan (the "NCF ESOP") may, at Community's discretion, be combined with the Community employee stock ownership plan (the "Community ESOP") terminated, frozen or held separately. However, prior to any such combination of the NCF ESOP and the Community ESOP, the parties have agreed to take all necessary action in order to amend the NCF ESOP in order to ensure that any such combination does not accelerate (other than as required by law or regulation) or materially increase the benefits available to any participant in the NCF ESOP. Notwithstanding anything in the Merger Agreement to the contrary, the parties hereto will take all necessary action to amend the NCF ESOP in order to provide that the Merger will not accelerate (other than as required by law or regulation) or materially increase the benefits available to any participant in the NCF ESOP.

    Other than as set forth above, no director or executive officer of NCF or Community has any direct or indirect material interest in the Merger, except in the case of NCF insofar as ownership of NCF Common Stock and existing options might be deemed such an interest.

Resale Considerations With Respect to the Community Common Stock

    The shares of Community Common Stock that will be issued if the Merger is consummated have been registered under the Securities Act and listed on the NASDAQ Small Cap Market and will be freely transferable, except for shares of Community Common Stock received by persons, including directors and executive officers of NCF, who may be deemed to be "affiliates" of NCF under Rule 145 promulgated under the Securities Act. Affiliates may not sell their shares of Community Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares of Community Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of NCF generally include individuals or entities that control, are controlled by, or are under common control with, NCF and may include certain officers and directors of NCF as well as any stockholders who own more than 10% of the NCF Common Stock.

Certain Federal Income Tax Consequences

    Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., special counsel to Community, has rendered an opinion to Community and NCF as to the principal federal income tax consequences expected to result from the Merger. Such opinion is included as an exhibit to the Registration Statement. Neither the opinion nor this summary addresses any tax considerations under foreign, state or local laws, or the tax considerations to certain stockholders in light of their particular circumstances, including persons who are not United States citizens, or who are resident aliens, life insurance companies, dealers in securities, tax exempt entities, stockholders who received their shares through the exercise of employee stock options or through other compensation arrangements, and stockholders who do not hold their shares as "capital assets" within the meaning of Section 1221 of the Code.

    No rulings have been requested from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the Merger. Stockholders should be aware that the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is not binding on the IRS. Stockholders should also be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

    The federal income tax consequences discussed below are conditioned upon, and the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon, the accuracy as of the date hereof and at, as of and after the Effective Time of the Merger of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all of the events which are contemplated under the Merger Agreement): (A) that following the Merger, Community will continue the historic business of NCF or use a significant portion of NCF's historic business assets in a business; and (B) that a bona fide corporate business purpose exists for the Merger.

    Community and NCF believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the Effective Time of the Merger. If either Community or NCF learns before the Effective Time of the Merger that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional stockholder approval will be obtained before consummation of the Merger.

    Elias, Matz, Tiernan & Herrick L.L.P. has rendered an opinion to Community and NCF, based upon the assumptions set forth herein, that the Merger will qualify as a "reorganization" under Section 368(a) of the Code and will have the following federal income tax consequences: (i) no gain or loss will be recognized by Community or NCF as a result of the Merger; (ii) no gain or loss will be recognized by any stockholder of NCF upon the exchange of that holder's shares of NCF Common Stock solely for shares of Community Common Stock pursuant to the Merger; (iii) the basis of the shares of Community Common Stock received by a stockholder of NCF (including any fractional shares) will be the same as the basis of the shares of NCF Common Stock surrendered in exchange therefor (a) decreased by the amount of the Cash Consideration, if any, and (b) increased by (1) the amount, if any, of the Cash Consideration that was treated as a dividend, and (2) the amount of gain recognized by that stockholder on the exchange (not including any portion of such gain that is treated as a dividend); (iv) if shares of NCF Common Stock were capital assets in the hands of the NCF stockholder immediately prior to the Merger, the holding period of the shares of Community Common Stock received by that stockholder in the Merger will include the holding period of the shares of NCF Common Stock surrendered in exchange therefor; (v) a stockholder of NCF who dissents from the proposed Merger and receives solely cash in exchange for that stockholder's shares of NCF Common Stock will be treated as having received that cash as a distribution in redemption of those shares subject to the provisions and limitations of Section 302 of the Code. If the distribution is eligible for treatment as a distribution in redemption of that stockholder's shares, that stockholder will have gain to the extent of the consideration received less that stockholder's adjusted basis in those shares; and (vi) the receipt by a stockholder of NCF of cash in lieu of a fractional share of Community Common Stock will be treated as if that fractional share was issued to that holder in the Merger and thereafter redeemed by Community for cash. That receipt of cash by a stockholder will be treated as a distribution by Community in full payment in exchange for the fractional share as provided in Section 302(a) of the Code. If the distribution is eligible for treatment as a distribution in redemption of a stockholder's fractional share, that stockholder will have gain to the extent of the consideration received less that stockholder's allocable adjusted basis in that fractional share.

    Unless an exception is available under applicable law or regulations, 31% of the cash portion of the Merger Consideration payable to a stockholder will be withheld unless that payee provides a tax identification number (social security number or employer number) and certifies that such number is correct on a Form W-9 which will be provided with the letter of transmittal that will be used to exchange shares of NCF Common Stock for the Merger Consideration.

Accounting Treatment of the Merger

    It is expected that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Time, the assets and liabilities of NCF would be added to those of Community at their recorded book values and the shareholders' equity accounts of Community and NCF would be combined on Community's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of Community issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of Community and NCF as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. See "Unaudited Pro Forma Condensed Combined Financial Information."

Dissenters' Rights

    NCF. Any owner of shares of NCF Common Stock has the right under the Delaware GCL to object to the Merger and demand to be paid in cash the fair value of such shares upon complying in full with the provisions of Section 262 of the Delaware GCL ("Section 262").

    Dissenting stockholders of NCF who follow the procedures specified in
Section 262 will be entitled to have their shares of NCF Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by such Court. A dissenting stockholder should assume that neither NCF nor Community will take any action to perfect his or her appraisal rights. Therefore, a stockholder desiring to exercise appraisal rights should strictly comply with the procedures set forth in Section 262 and is urged to consult his or her legal advisor before electing or attempting to exercise such rights. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Section 262.

    The following discussion of the provisions of Section 262 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is included herein as Appendix D.

    Under Section 262 a dissenting stockholder electing to exercise appraisal rights must satisfy both of the requirements set forth in paragraphs (1) and (2) below:

        (1) Deliver to NCF, before the taking of the vote on the proposal to adopt the Merger Agreement, a written demand for appraisal of his or her NCF Common Stock which reasonably informs NCF of the identity of the stockholder of record and that such stockholder intends thereby to demand the appraisal of his or her NCF Common Stock. This written demand is in addition to and separate from any proxy or vote against the proposal to approve the Merger. Neither a vote against such proposal nor a proxy directing such vote shall satisfy the requirement for such written demand. The written demand for appraisal should be delivered either in person or by mail to the Secretary of NCF (certified mail, return receipt requested, being the recommended form of transmittal) to: Secretary, NCF Financial Corporation, 106A West John Rowan Boulevard, Bardstown, Kentucky before the vote on the proposal to approve the Merger; and

        (2) Not vote in favor of the Merger Agreement. A failure to vote against such proposal will not constitute a waiver of appraisal rights. However, any stockholder who executes a proxy and who desires to perfect his or her appraisal rights must mark the proxy "Against" the proposal to approve the Merger Agreement or must abstain because if the proxy is left blank, it will be voted for such proposal.

    The written demand for appraisal must be made by or for the holder of record of the NCF Common Stock as of the NCF Record Date. Accordingly, such demand should be executed by or for such stockholder of record, fully and correctly, as such stockholder's name appears on his or her stock certificates. If the NCF Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity and if the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he or she is acting as agent for such record owner or owners.

    Dissenting stockholders who are not the owners of record of their shares should consult their legal counsel regarding the right of appraisal with respect to the NCF Common Stock.

    Within ten days after the Effective Date, Community will notify each former stockholder of NCF who has satisfied the foregoing conditions of the date on which the Merger became effective. Within 120 days after the Effective Date, Community or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the NCF Common Stock formerly held by all stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their NCF Common Stock. Dissenting stockholders seeking to exercise appraisal rights should assume that Community will not file a petition with respect to the appraised value of NCF Common Stock and that Community will not initiate any negotiations with respect to the "fair value" of NCF Common Stock. Accordingly, stockholders of NCF who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in
Section 262.

    Within 120 days after the Effective Date, any dissenting stockholder who has complied with the provisions of Section 262 is entitled, upon written request, to receive from Community a statement setting forth the aggregate number of shares of NCF Common Stock not voted in favor of the Merger Agreement and, with respect to which demands for appraisal were received by NCF, the number of holders of such NCF Common Stock. Such statement must be mailed by Community within ten days after the written request therefor has been received by Community or within ten days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the former stockholders of NCF entitled to appraisal rights and will appraise the value of the NCF Common Stock formerly owned by such stockholders, determining the "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Merger.

    Although NCF and Community believe that the terms of the Merger are fair, neither can make any representation as to the outcome of any appraisal of "fair value" as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value. Moreover, Community may or may not argue in an appraisal proceeding for a determination of "fair value" by the Delaware Court of Chancery which is lower than the value of the consideration received by stockholders of NCF pursuant to the Merger Agreement. In determining the "fair value" of the NCF Common Stock, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon considerations in addition to the price paid in the Merger, such as the market value of the NCF Common Stock, asset values, dividends, earnings, prospects, the nature of the enterprise and other facts which could be ascertained as of the Effective Date of the Merger. The Delaware Supreme Court has stated with respect to Section 262 that, among other things, "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the relevant facts and circumstances, may or may not be a stockholder's exclusive remedy in connection with mergers similar to the Merger.

    The Court of Chancery may also, on application, (i) determine a fair rate of interest, simple or compound, if any, to be paid to dissenting stockholders in addition to the value of the capital stock for the period from the Effective Date of the Merger to the date of payment, (ii) assess costs among the parties as the Court deems equitable and (iii) order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding including, without limitation, reasonable attorney's fees and fees and expenses of experts to be charged pro rata against the value of all shares entitled to appraisal. Determinations by the Court are subject to appellate review by the Delaware Supreme Court.

    Any dissenting stockholder of NCF who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Date of the Merger, be entitled to vote the capital stock of NCF for any purpose nor be entitled to the payment of dividends or other distributions on his or her NCF Common Stock.

    If no petition for an appraisal is filed within the time provided, or if a former stockholder of NCF delivers to Community a written withdrawal of his or her demand for an appraisal and an acceptance of the merger consideration, either within 60 days after the Effective Date or with the written approval of Community, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the merger consideration, without interest, as if he or she had not demanded appraisal of his or her NCF Common Stock. No pending appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

    It is a condition to Community's obligation to consummate the Merger that the number of Dissenters' shares be less than 15% of the NCF Common Stock immediately prior to the Effective Time. See "The Merger--Conditions to the Merger." Community has reserved the right to waive this condition at any time.

    Community. Any owner of shares of Community Common Stock has the right under the Indiana BCL to object to the Merger and demand to be paid in cash the fair value of such shares under the Indiana BCL provisions relating to dissenters' rights (Ind. Code Sections 23-1-44-1 to 20). The following does not purport to be a complete statement of the provisions of the Indiana BCL and is qualified in its entirety by reference to those provisions, a copy of which is attached hereto as Appendix E. Such provisions must be strictly complied with or a stockholder's dissenters' rights will be lost.

    Any Community stockholder who wishes to assert dissenters' rights must deliver to Community a written notice indicting that stockholder's intent to demand payment for his or her shares of Community Common Stock. This notice should be addressed to the Secretary, Community Bank Shares of Indiana, Inc., 202 East Spring Street, New Albany, Indiana 47150. The stockholder's notice must be delivered to Community before the vote is taken at the Community Annual Meeting and the stockholder must not vote in favor of the Merger. Stockholders who wish to exercise dissenters' rights must exercise them as to all shares they own. Stockholders who own shares beneficially but not of record must, in addition to the other requirements described herein, submit to Community the consent of the record holder of such shares no later than the time dissenters' rights are asserted. Any stockholder who fails to deliver the stockholder's notice or votes in favor of the Merger will not be entitled to payment for his shares under dissenters' rights according to the Indiana BCL.

    If the Merger is approved at the Community Annual Meeting, Community will deliver a written dissenters' notice to all stockholders who notified Community that they intended to demand payment for their shares and who did not vote in favor of the Merger. This dissenters' notice must be sent no later than 10 days after approval of the Merger by stockholders and must (i) state where demand for payment should be sent and where and when certificates for certificates shares should be deposited; (ii) inform holders of uncertificated shares of the extent of transfer restrictions imposed upon such shares after the demand for payment is received; (iii) supply a form for demanding payment for shares that includes the date of the first announcement to the news media or to stockholders of the terms of the Merger, which in the case of the Merger was December 17, 1997, and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date; (iv) establish a date by which Community must receive a demand for payment, which date shall be no less than 30 nor more than 60 days after the dissenters' notice is delivered; and (v) be accompanied by a copy of the provisions of the Indiana BCL pertaining to dissenters' rights. A dissenting stockholder must demand payment, certify whether beneficial ownership of his shares was acquired before the date set forth in the dissenters' notice and deposit his certificates in accordance with the terms of such notice. Any stockholder who demands payment and deposits shares in accordance with the terms of the dissenters' notice shall retain all other rights as a stockholder until the rights are modified by consummation of the Merger. Any stockholder who fails to demand payment or deposit shares as required by the dissenters' notice by the respective dates set forth therein will not be entitled to payment for his shares and shall be considered to have voted in favor of the Merger.

    If a dissenting stockholder was the beneficial owner of his shares on or before the date of the first announcement to news media or to stockholders of the terms of the Merger (a "pre-announcement stockholder"), which in this case was December 17, 1997, the Indiana BCL requires Community to pay such stockholder the amount Community estimates to be the fair value of his shares. Payment shall be made as soon as the Merger is consummated and must be accompanied by year-end and interim financial statements of Community, a statement of Community's estimate of the fair value of the shares, a statement of the dissenting stockholder's right to demand payment, and a copy of the provisions of the Indiana BCL pertaining to dissenters' rights. If a dissenting stockholder was not the beneficial owner of his shares prior to the date of the first announcement to the news media or to stockholders of the Merger (a "post-announcement stockholder"), Community may elect to withhold payment of the fair value of the dissenting stockholder's shares. To the extent such payment is withheld, Community is required to estimate the fair value of the dissenting stockholder's rights and offer to pay this amount to each post-announcement stockholder who agrees to accept it in full satisfaction of his demand. The offer must be accompanied by a statement of Community's estimate of value and a statement of the dissenting stockholder's right to demand payment under the Indiana BCL.

    The Indiana BCL provides that a dissenting stockholder may notify Community in writing of his estimate of the fair value of his shares and demand payment of the amount of such estimate (less any payment already made by Community), or reject Community's offer (if a post-announcement stockholder) and demand payment of the fair value of his shares if (i) the dissenter believes the amount paid or offered is less than the fair value of his shares, (ii) Community fails to pay pre-announcement stockholders within 60 days after the date set for demanding payment, or (iii) if the Merger is not consummated, Community fails to return the deposited certificates or release transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. In order to exercise these rights, a dissenter must notify Community in writing within 30 days after Community made or offered payment for the dissenter's shares.

    If a demand for payment by a dissenting stockholder remains unsettled within 60 days after Community's receipt of the demand for payment, Community must commence a proceeding in the circuit or superior court of Floyd County, Indiana and petition the court to determine the fair value of the shares. If such a proceeding is not commenced within the 60-day period, Community must pay each dissenting stockholder whose demand remains unsettled the amount demanded. All dissenting stockholders whose demands remain unsettled must be made parties to the proceeding and must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In any such proceeding, each dissenting stockholder made a party is entitled to a judgment in the amount of the difference between the fair value found by the court and the amount paid by Community plus interest on such difference, in the case of a pre-announcement stockholder; or the fair value, plus accrued interest, of the dissenting stockholder's shares for which Community elected to withhold payment in the case of a post-announcement stockholder. The court in an appraisal proceeding has the authority to determine and assess the costs of the proceeding, including the compensation and expenses of court-appointed appraisers, in such amounts and against such parties as it deems equitable. The court may also assess fees and expenses of attorneys and experts for the parties against Community if the court finds that Community did not substantially comply with the requirements of the Indiana BCL regarding dissenters' rights, or against any party if the court finds that such party acted arbitrarily, vexatiously or not in good faith. The Indiana BCL also makes provision for compensation of attorneys for any dissenting stockholder whose services benefitted other dissenting shareholders similarly situated to be paid out of the amounts awarded the dissenting shareholders who were benefitted, if not assessed against Community.

Expenses of the Merger

    The Merger Agreement provides that Community and NCF shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting, investment banking and printing expenses, provided, however, that Community shall bear all costs of printing, mailing and filing, as applicable, the Registration Statement, this Joint Proxy Statement/Prospectus and all other registration and filing fees relating to the Merger.

Option Agreement

    In fulfillment of a condition to Community's execution of the Merger Agreement, Community and NCF entered into an Option Agreement, a copy of which is attached to this Joint Proxy Statement/ Prospectus as Appendix B and is incorporated by reference herein. The following summary is qualified in its entirety by reference to the full text of the Option Agreement.

    Pursuant to the Option Agreement, NCF granted to Community an option (the "Option") to purchase up to an aggregate of 150,000 shares of authorized but unissued NCF Common Stock (representing 18.9% of the outstanding NCF Common Stock as of the date of the Option Agreement) at a price of $14.75 per share upon the occurrence of certain triggering events, subject to the receipt of any required approvals of applicable regulatory authorities. The exercise price of the Option and the number of shares subject to the Option are subject to anti-dilution provisions. The Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with its terms by making it more difficult and more expensive for a third party to acquire control of NCF.

    Under the Option Agreement, the Option will become exercisable if a Purchase Event (as defined) shall have occurred and be continuing, provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further effect, except as to notices of exercise given prior thereto, on the termination date, which shall be the date on which occurs the earliest of (i) immediately prior to the Effective Time, (ii) twelve months after the first occurrence of a Purchase Event, (iii) twelve months following a termination of the Merger Agreement by Community pursuant to a breach of the Merger Agreement by NCF prior to the occurrence of a Purchase Event; and (iv) twelve months following a termination of the Merger Agreement in accordance with its terms (other than by Community pursuant to a breach of the Merger Agreement by NCF) prior to the occurrence of a Purchase Event, provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws and regulations.

    A "Purchase Event" means any of the following events or transactions occurring: (i) NCF or any of its subsidiaries shall have entered into an agreement with any person (other than Community or any subsidiary thereof) (A) to merge, consolidate or enter into any similar transaction with such person,
(B) for the disposition, by sale, lease, exchange or otherwise, of all or substantially all of the consolidated assets or deposits of NCF or any of its subsidiaries or (C) for the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or an option or right to acquire such securities) representing 15% or more of the voting power of NCF or any of its subsidiaries; (ii) any person (other than Community or any subsidiary thereof) shall have acquired beneficial ownership of, or any group of persons shall have been formed which beneficially owns, 15% or more of the then outstanding NCF Common Stock (any of the foregoing in (i) or

(ii) is hereinafter referred to as an "Acquisition Transaction"); (iii) any person (other than Community or any subsidiary thereof) shall have (A) commenced a tender offer or filed a registration statement under the Securities Act with respect to an exchange offer to purchase or otherwise acquire control of 15% or more of the then outstanding shares of NCF Common Stock; or (iv) the holders of the outstanding NCF Common Stock shall not have approved the Merger Agreement at the meeting of such holders called for such purpose pursuant to the Merger Agreement, such meeting shall not have been held or shall have been cancelled prior to the termination of the Merger Agreement in accordance with its terms, or NCF's Board of Directors shall have withdrawn or modified in a manner which is adverse to Community the recommendation of NCF's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Community or any subsidiary thereof) shall have (A) commenced a tender offer or filed a registration statement under the Securities Act with respect to an exchange offer, (B) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (C) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company Act of 1956, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction or (D) any person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the Exchange Act in opposition to approval of the Merger Agreement by NCF's stockholders.

Letter Agreement

    In conjunction with the Merger Agreement and the Option Agreement, Community has also entered into a Letter Agreement with each of the directors and certain officers of NCF and the Bank. Pursuant to such Letter Agreement, the directors and certain officers of NCF have agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of NCF Common Stock prior to the final voting record date established in connection with the NCF Special Meeting and to vote such shares of NCF Common Stock in favor of the Merger Agreement, and against any plan or proposal pursuant to which NCF is to be acquired by or merged with, or pursuant to which NCF or the Bank proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Community or any affiliate thereof).

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

    The unaudited pro forma condensed combined financial information set forth below should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Community that are incorporated by reference in this Joint Proxy Statement/Prospectus (see "Incorporation of Certain Documents by Reference" and "Community Selected Consolidated Financial Information") and the historical consolidated financial statements of NCF, including the notes thereto, of NCF included elsewhere herein (see "Index to NCF Consolidated Financial Statements" and "NCF Selected Consolidated Financial Information"). The unaudited pro forma condensed combined financial information set forth below gives effect to the Merger under the pooling of interests accounting method. The pro forma condensed combined balance sheet treats the Merger as if it had been consummated on December 31, 1997, and the pro forma condensed combined statements of income treat the Merger as if it has been consummated at the beginning of the respective periods. The pro forma combined per share data gives effect to the assumed issuance of 741,080 shares of Community Common Stock based upon an Exchange Ratio of .935 and that none of the outstanding stock options to purchase NCF Common Stock are exercised.

    This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed for purposes hereof, nor is it necessarily indicative of future operating results or financial position.


                                                          COMMUNITY BANK SHARES OF INDIANA, INC.
                                                      Pro Forma Condensed Balance Sheet (Unaudited)
                                                                 As of December 31, 1997
                                                     ------------------------------------------------
                                                                              Pro Forma    Pro Forma
                                                      Community      NCF     Adjustments   Combined
                                                     -----------  ---------  -----------  -----------
                                                                      (In Thousands)
ASSETS
Cash and due from banks............................   $   5,094   $     450   $   (50)(2)  $   5,495
Interest bearing deposits..........................       6,504       5,415      --           11,919
Securities available for sale, at market:
    Mortgage-backed securities.....................         883      --          --              883
Securities held to maturity
    Mortgage-backed securities.....................      23,387         111      --           23,498
    Other debt securities..........................      66,654      --          --           66,654
Mortgage loans held for sale
Loans receivable, net..............................     143,819      28,010      --          171,829
Federal Home Loan Bank stock, at cost..............       1,575         458      --            2,033
Foreclosed real estate.............................      --             287      --              287
Premises and equipment, net........................       3,683         583      --            4,268
Accrued interest receivable........................       2,283         225      --            2,508
Other assets.......................................         199          88      --              287
                                                     -----------  ---------  -----------  -----------
Total Assets.......................................   $ 254,083   $  35,627   $   (50)     $ 289,660
                                                     -----------  ---------  -----------  -----------
                                                     -----------  ---------  -----------  -----------
LIABILITIES
Deposits...........................................   $ 186,021   $  22,984      --        $ 209,005
Advances from Federal Home.........................      27,000      --          --           27,000
Borrowings--repurchase.............................      12,142      --          --           12,142
Other borrowings...................................          83      --          --               83
Other liabilities..................................       1,186         363       183(3)       1,732
                                                     -----------  ---------  -----------  -----------
Total Liabilities..................................     226,432      23,347       183        249,992
                                                     -----------  ---------  -----------  -----------
                                                     -----------  ---------  -----------  -----------
STOCKHOLDERS' EQUITY
Common stock of $.10 par value per share...........         198          79        (5)(1)        272
Additional paid in capital.........................      11,793       7,595        25(1)     19,393
Retained earnings--substantially restricted........      15,721       5,180      (426)(2,3)   20,481
Net unrealized gain/(loss) on assets available for
  sale, net of tax.................................           3      --          --                3
Unearned stock-based compensation..................         (64)       (574)      187           (451)
                                                     -----------  ---------  -----------  -----------
    Total Stockholders' Equity.....................      27,651      12,280      (233)        39,698
                                                     -----------  ---------  -----------  -----------
    Total Liabilities and Stockholders' Equity.....   $ 254,083   $  35,627   $   (50)     $ 289,660
                                                     -----------  ---------  -----------  -----------
                                                     -----------  ---------  -----------  -----------

                                                          COMMUNITY BANK SHARES OF INDIANA, INC.
                                                      Pro Forma Condensed Combined Income Statement
                                                                       (Unaudited)
                                                           For the Year Ended December 31, 1997
                                                     ------------------------------------------------
                                                                               Pro Forma    Pro Forma
                                                      Community      NCF      Adjustments   Combined
                                                     -----------  ---------  -------------  ---------
                                                                      (In Thousands)

INTEREST INCOME:

Loans receivable...................................   $  11,757   $   2,354    $  --        $  14,111
Securities:
    Mortgage-backed securities.....................       1,524          19       --            1,543
    Other debt securities..........................       4,040      --           --            4,040
Federal Home Loan Bank Stock.......................         113      --           --              113
Interest bearing deposits with banks...............         668         307       --              975
                                                     -----------  ---------    ---------    ---------
    TOTAL INTEREST INCOME..........................      18,102       2,680       --           20,782
                                                     -----------  ---------    ---------    ---------
INTEREST EXPENSE:
Deposits...........................................       8,597       1,045       --            9,642
Advances from Federal Home Loan Bank and other
  borrowings.......................................       2,020      --           --            2,020
                                                     -----------  ---------    ---------    ---------
    TOTAL INTEREST EXPENSE.........................      10,617       1,045       --           11,662
                                                     -----------  ---------    ---------    ---------
    NET INTEREST INCOME............................       7,485       1,635       --            9,120
Provision for loan losses..........................         210          16       --              226
                                                     -----------  ---------    ---------    ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN
      LOSSES.......................................       7,275       1,619       --            8,894
                                                     -----------  ---------    ---------    ---------
NON-INTEREST INCOME
Loan fees and service charges......................         454          28       --              482
Net gain on sale of loans..........................         215      --           --              215
Deposit account service charges....................         386      --           --              386
Commission income..................................         304      --           --              304
Other income.......................................          71      --           --               71
                                                     -----------  ---------    ---------    ---------
    TOTAL NON-INTEREST INCOME......................       1,430          28       --            1,458
                                                     -----------  ---------    ---------    ---------
NON-INTEREST EXPENSE
Compensation and benefits..........................       3,046         621         (579)(3)    4,246
Occupancy and equipment............................         490          46       --              536
Deposit insurance premiums.........................         103          19       --              122
Data processing service............................         457          42       --              499
Other..............................................         711         216           50(2)       977
                                                     -----------  ---------    ---------    ---------
    TOTAL NON-INTEREST EXPENSE.....................       4,807         944          629        6,380
                                                     -----------  ---------    ---------    ---------
Income before income taxes.........................       3,898         703         (629)       3,972
Income tax expense.................................       1,513         248         (209)(3)    1,552
                                                     -----------  ---------    ---------    ---------
NET INCOME.........................................   $   2,385   $     455    $    (420)   $   2,420
                                                     -----------  ---------    ---------    ---------
                                                     -----------  ---------    ---------    ---------
Earnings per share:
  Basic............................................   $    1.21   $    0.61        (0.92)   $    0.90
  Fully diluted....................................   $    1.21   $    0.60        (0.91)   $    0.90
Weighted average number of shares outstanding:
  Basic............................................   1,977,697     751,657      (48,858)   2,680,496
  Fully diluted....................................   1,977,697     753,069      (48,949)   2,681,917


                     COMMUNITY BANK SHARES OF INDIANA, INC.
           Notes to Pro Forma Condensed Combined Financial Information
                                  (Unaudited)

(1) Community will exchange 741,080 shares of its Common Stock for all 792,609 shares of NCF Common Stock, an exchange ratio of 0.935 Community shares for each one NCF share. This exchange ratio applies providing: 1) Community's market value per share is greater than or equal to $15.00 and less than or equal to $25.00; and 2) NCF's stockholder equity is a minimum of $12,250,000. If the Community market value per share falls below $15.00 per share, then the exchange ratio shall be one share of Community stock for each share of NCF stock. If the Community market value per share is greater than $25.00, then 0.88 share of Community Common Stock will be exchanged for each share of NCF Common Stock. The calculations below assume that the exchange ratio of 0.935 will be applicable to the transaction.


      $ 20.75      Price Per Share Community Common Stock at September 30, 1997
        0.935      Exchange Ratio
       19.401      Effective market value per share after Exchange Ratio applied

      792,609      Number of NCF shares outstanding
  $15,377,407      Effective price of Transaction

      741,080      Number of Community Shares exchanged in transaction (15,377,407 divided by 20.75)
   $   74,108      Par value of common stock exchanged in transaction


(2) The cost of the transaction has been estimated at $50,000, with approximately $35,000 applicable to attorney's fees, $10,000 for accountant's fees, and $5,000 for miscellaneous merger expenses as of December 31, 1997. The estimated expenses will be deducted in determining net income of the combined entity in the period in which the combination is consummated.

(3) Upon consummation of the Merger, A.E. Bowling, President of NCF, shall retire under a retirement agreement dated December 17, 1997. Mr. Bowling will receive $250,000 in thirty-six equal monthly installments beginning with the first business day of the month following the effective date of the Merger. Community will record the present value of the retirement benefit on the effective date of the Merger with a charge to income in the amount of $221,000. Under the Management Stock Bonus Plan of NCF, participants become fully vested in plan shares awarded in the event of a change in control. Upon consummation of the Merger, NCF will recognize compensation expense in the amount of the unearned compensation included in stockholders' equity of $187,000. Under the Directors Consultation and Retirement Plan of NCF, participants become fully vested in their benefits regardless of age or years of service following a change in control. Upon consummation of the Merger, NCF will accrue additional compensation expense to recognize the unvested portion of these benefits in the amount of $171,000. The total compensation cost recognized upon consummation of the Merger related to the above benefit plans amounts to $579,000 with a related tax benefit of $209,000.

         INFORMATION WITH RESPECT TO COMMUNITY'S NOMINEES FOR DIRECTOR,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

    The Articles of Incorporation of Community provide that the Board of Directors of Community shall be divided into three classes which are as equal in number as possible, and that members of each class of directors are to be elected for a term of three years. One class is to be elected annually. Stockholders of Community are not permitted to cumulate their votes for the election of directors.

    Currently, there are two directors or nominees for director who are related to any other director or executive officer of Community by blood, marriage or adoption. Kerry M. Stemler and Steven Stemler are cousins. All nominees for director currently serve as directors of Community.

    Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

    The following tables present information concerning the nominees for director of Community and each director whose term continues, including tenure as a director of the Community Banks.

           Nominees for Director for Three-Year Term Expiring in 2001

                                                                      POSITIONS HELD
               NAME                           AGE (1)                   IN COMMUNITY                 DIRECTOR SINCE
------------------------------------------  ----------  ------------------------------------------  ---------------

C. Thomas Young                              54 (2,3,4)     Chairman of the Board                          1985

Gary L. Libs                                 46 (2)         Vice Chairman of the Board                     1989

Robert J. Koetter, Sr.                       65 (2)         Director                                       1990

Kerry M. Stemler                             40 (2)         Director                                       1997

                     Nominee for Director for Two-Year Term Expiring in 2000

Gordon L. Huncilman                          41 (2)         Director                                       1977

                     Nominees for Director for One-Year Term Expiring in 1999

Dale L. Orem                                 59 (3,5)       Director                                       1997

Steven Stemler                               37 (3)         Director                                       1997

        The Board of Directors recommends that you vote FOR election of the nominees for director.

                       Members of the Board of Directors Continuing in Office

                                Director Whose Term Expires in 1999

Robert E. Yates                              59 (2,3)       Director, President and                        1988
                                                            Chief Executive Officer

                                 Directors Whose Terms Expire in 2000

Timothy T. Shea                              54 (2)         Director                                        1986

James W. Robinson                            63 (2)         Director                                        1987


-------------

(1) As of March 15, 1998.
(2) Includes service as a director of Community.
(3) Includes service as a director of Heritage Bank.
(4) Chairman of the Board of Community Bank.
(5) Chairman of the Board of Heritage Bank.

    All of the directors except Kerry M.Stemler, Dale L. Orem, Steven Stemler, and Gordon L. Huncilman have been a director since the inception of Community. Each of the Directors is also a director of Community Bank of Southern Indiana ( "Community Bank") and/or Heritage Bank of Southern Indiana ("Heritage Bank".) The business experience of each of the directors for at least the past five years is as follows:

    Robert J. Koetter, Sr. was initially elected to the Board of Directors of Community Bank in 1990 and has been on the Board of Directors of Community since its formation. Mr. Koetter has been a 38% owner of the Koetter Construction Company, Floyd Knobs, Indiana, since 1960, a 50% owner of M.E.K.A., Inc., a development company in Floyd Knobs, Indiana, since 1989, and is a 50% owner in KP Property, a 50% owner of the Floyds Knobs, Indiana Highlander Point Our Own Hardware Store, and a partner in Koetter Development, Floyds Knobs, Indiana.

    Gary L. Libs was initially elected to the Board of Directors of Community Bank in 1989 and has served on the Board of Directors of Community since its formation. Mr. Libs has been the President and Chief Executive Officer and a 50% stockholder of Libs Paving Co., Inc., Floyd Knobs, Indiana since 1972, and the President and Chief Executive Officer of Asphalt Supply Co., Jeffersonville, Indiana, since 1992.

    James W. Robinson was initially elected to the Board of Directors of Community Bank in 1987 and has been a director of Community since its formation. Mr. Robinson is the Chairman, a director and stockholder of Caldwell Tanks, Inc., a tank manufacturer located in Louisville, Kentucky, and is the Secretary and a director of Stem Wood Corp., a lumber and veneer manufacturer located in New Albany, Indiana. Mr. Robinson is also a stockholder, director, and retired Chairman of Robinson-Nugent, an electronics hardware manufacturer located in New Albany, Indiana, and is the Chairman and a director of C.T. Services, Inc., an engineering company located in Jeffersonville, Indiana. He is a director of The Hughes Group, a Jeffersonville, Indiana holding company for construction related companies, Vice President of Norwec, Inc., a Toronto, Canada subsidiary of the Caldwell Group, Ltd., and is a director and Chairman of CTI Acquisition, Inc. of Louisville, Kentucky.

    Timothy T. Shea was initially elected to the Board of Directors of Community Bank in 1986 and has been a director of Community since its formation. Mr. Shea is currently the President and Chief Operating Officer of Vermont American Corp., a manufacturer and marketer of power tool accessories and home storage products located in Louisville, Kentucky. He previously served as Vermont American's Vice President and Chief Financial Officer and has been associated with Vermont American Corp. since 1978. He is a partner in Shea and Young, a real estate investment company located in New Albany, Indiana, since January, 1993.

    C. Thomas Young has served as the Chairman of the Board of Community since its inception, and Community Bank since April 1991 and was initially appointed to the Board of Directors of Community Bank in 1985. Mr. Young has been a partner in the law firm of Young, Lind, Endres & Kraft, Attorneys at Law, New Albany, Indiana (which serves as general counsel to Community), since 1968, and a partner in Shea and Young, a real estate investment company located in New Albany, Indiana, since January, 1993. Mr. Young has also been a member of the Board of Directors for Heritage Bank of Southern Indiana since its formation in 1996.

    Robert E. Yates has served as President, Chief Executive Officer and a director of Community Bank since October 1988 and of Community since its formation. Mr. Yates has also been a member of the Board of Directors of Heritage Bank, and has served as its President and Chief Executive Officer since its formation in 1996.

    Kerry M. Stemler was initially elected to the Board of Directors in 1997. He is the President of KM Stemler Co., Inc., a construction company, located in New Albany, Indiana, since 1981.

    Gordon L. Huncilman was initially elected to the Board of Directors in 1997. He has been associated with Bert R. Huncilman & Son, Inc., a manufacturing company located in New Albany, Indiana, since 1978, most recently as President.

    Steven Stemler is the President of Stemler and Sons, Inc., a plumbing supply business located in Jeffersonville, Indiana, and is President of Stemler Irrigation, Inc. which is also located in Jeffersonville.

    Dale L. Orem is the Chairman of the Board of Directors of Heritage Bank. He is a former mayor of Jeffersonville, Indiana. Mr. Orem is a member of the officiating team for the National Football League. He is the owner of The Locker Room, a sporting goods store located in Jeffersonville, Indiana.

Stockholders Nominations

    Article VII.D. of Community's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of Community. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Community no less than (i) with respect to an annual meeting of stockholders, 60 days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to a special meeting of stockholders for the election of directors, no later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

    Each written notice of a stockholder nomination shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Community stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on Community's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Community stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Committees and Meetings of the Board of Directors

    Regular meetings of the Board of Directors of Community are held on a monthly basis. The Board of Directors of Community held a total of 32 regular, special, and committee meetings during the year ended December 31, 1997. No incumbent director attended fewer than 75% of the aggregate total number of meetings of Community Board of Directors held during the year ended December 31, 1997, and the total number of meetings held by all committees on which he served during such year.

    The Compensation Committee met twice in 1997.

    The Executive Committee for Community consists of Messrs. Yates, Young, and Shea. The Executive Committee has the authority to exercise the powers of the Board of Directors of Community in the intervals between meetings of the Board and meets as necessary to oversee the business of Community. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee met 10 times in 1997.

    Community has not established a nominating committee, the functions of which are performed by the full Board of Directors. The Board of Directors met one time in its capacity as the nominating committee during 1997.

Executive Officers Who Are Not Directors

    Set forth below is information with respect to the executive officers of Community who do not serve as directors, including their business experience for at least the past five years.

    James M. Stutsman, Senior Vice President and Assistant Corporate Secretary of Community, has served as Senior Vice President and Chief Financial Officer of Community Bank since 1990. Mr. Stutsman has been affiliated with Community Bank since 1978.

    M. Diane Murphy, Senior Vice President and Secretary of Community, has served as Vice President of Community Bank since 1989, Senior Vice President and Secretary of Community Bank since November, 1994, and has been affiliated with Community Bank since 1967.

    Stanley L. Krol, Senior Vice President and Chief Operations Officer of Community, is a certified CPA with 23 years of experience in the financial services industry. He joined Community on March 18, 1996.

    Gray Ball, Senior Vice President and Earning Assets Administrator, has been in the financial services industry for 31 years, and joined Community in 1998.

Compliance with Section 16(a) of the 1934 Act

    Section 16(a) of the 1934 Act requires Community's officers and directors, and persons who own more than 10% of Community's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish Community with copies of all Section 16(a) forms they file. Community knows of no person who owns 10% or more of Community's Common Stock.

    Based solely on review of the copies of such forms furnished to Community, Community believes that, during fiscal 1997, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

         BENEFICIAL OWNERSHIP OF COMMUNITY COMMON STOCK BY CERTAIN
              BENEFICIAL OWNERS AND COMMUNITY MANAGEMENT

    The following table includes, as of the Voting Record Date, certain information as to the Community Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to Community to be the beneficial owner of more than 5% of the issued and outstanding Community Common Stock, (ii) the directors of Community, and (iii) all directors and executive officers of Community as a group.


                                                                            COMMON STOCK BENEFICIALLY
                        NAME OF BENEFICIAL OWNER                          OWNED AS OF FEBRUARY 1, 1998 (1)    PERCENT
------------------------------------------------------------------------  --------------------------------  -----------

Directors:

Robert J. Koetter, Sr...................................................               50,223(2)                 2.5%

James W. Robinson.......................................................               50,000                    2.5%

Timothy T. Shea.........................................................               48,504(3)                 2.4%

Robert E. Yates.........................................................               51,390(4)                 2.5%

C. Thomas Young.........................................................               50,667(5)                 2.5%

Gary L. Libs............................................................               55,245(6)                 2.7%

Kerry M. Stemler........................................................               19,964(7)                   *

Gordon L. Huncilman.....................................................                3,113(8)                   *

Steven Stemler..........................................................                1,250(9)                   *

Dale L. Orem............................................................                  700                      *

All directors and executive officers of Community
 as a group (eleven persons)............................................              382,464                   19.2%



----------------
* Represents less than 1% of the outstanding Community Common Stock.

(1) For Purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Community Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares.
(2) All of such shares are owned jointly by Mr. Koetter and his spouse.
(3) Includes 12,053 shares owned jointly by Mr. Shea and his spouse.
(4) All shares are held in Mr. Yates' Individual Retirement Accounts (IRAs), except 200 that are held jointly with his spouse.
(5) Includes 1,360 shares owned jointly by Mr. Young and his spouse, 19,174 shares held in Mr. Young's IRAs, 189 shares held in Mrs. Young's IRA, and 29,944 shares held by Mr. Young.
(6) Includes 5,022 shares owned jointly by Mr. Libs and his spouse.
(7) Includes 12,544 shares owned jointly by Mr. Stemler and his spouse, 2,241 shares held in Mr. Stemler's IRA, 1,179 shares held in Mrs. Stemler's IRA, and 4,000 shares held by Mr. Stemler.
(8) Includes 1,707 shares held in Mr. Huncilman's IRA, and 1,406 shares held in Mrs. Huncilman's IRA.
(9) Shares are owned jointly by Mr. Stemler and his spouse.

                        COMMUNITY EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth a summary of certain information concerning the compensation paid by Community or its affiliates for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer of Community Bank. No other executive officer of Community and its subsidiaries had total compensation during the fiscal year that exceeded $100,000.


             NAME AND OTHER                                                       ANNUAL           STOCK        STOCK
           PRINCIPAL POSITION                YEAR     SALARY (1)    BONUS      COMPENSATION       GRANTS       OPTION
-----------------------------------------  ---------  ----------  ---------  -----------------  -----------  -----------

Robert E. Yates
President and                                   1997  $  168,000  $  44,000         --              --           --
Chief Executive                                 1996     160,000     30,000         --              --           --
Officer                                         1995     144,800     12,000         --              --           --



             NAME AND OTHER                        ALL
           PRINCIPAL POSITION               COMPENSATION (3)
-----------------------------------------  -------------------
Robert E. Yates
President and                                   $       0
Chief Executive                                       500
Officer                                               500


----------------------

(1) Consists of $168,000, $160,000, and $140,000 of salary and $0, $0, and
    $4,800 of Board fees during 1997, 1996, and 1995, respectively. See "Compensation of Directors."
(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Bank-owned automobiles and the payment of club membership dues. In the opinion of management of Community Bank, the costs to Community Bank of providing such benefits to any individual executive officer during the year ended December 31, 1997, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3) Consists of amounts allocated, accrued or paid by Community Bank on behalf of Mr. Yates pursuant to Community Bank's Profit Sharing 401(k) Plan.

Compensation of Directors

    The current directors of Community, with the exception of Robert Yates and Dale L. Orem, receive compensation for attending the quarterly board meeting as members of the Board of Directors. They do not, however, receive compensation for attending the monthly board meeting.

Pension Plan

    Community makes available to all full-time employees of Community and its affiliates who have attained the age of 21 and completed one year of service with Community and it's affiliates, a defined benefit non-contributory pension plan. The following table sets forth estimated annual benefits payable upon retirement at age 65 to the named executive officer under Community's Pension Plan based upon various levels of compensation of years of service.

                                 YEARS OF SERVICE
               -----------------------------------------------------

REMUNERATION      10         15         20         25         30
-------------  ---------  ---------  ---------  ---------  ---------

$20,000.....   $   3,000  $   4,500  $   5,250  $   6,000  $   6,750

30,000.....        4,695      7,043      8,265      9,488     10,710

50,000.....        8,995     13,493     16,115     18,738     21,360

75,000.....       14,370     21,555     25,928     30,300     34,673

100,000....       19,745     29,618     35,740     41,863     47,985

150,000....       30,495     45,743     55,365     64,988     74,610


    The indicated amounts in the above table assume that participants elect the normal retirement form of benefit.

    Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of base salary. The Pension Plan provides for an early retirement option with reduced benefits for eligible participants who exceed 55 years of age. Employee benefits vest 100% after six years of service. Pension contribution amounted to $0, $50,723, and $65,000 during the years ended December 31, 1997, 1996, and 1995, respectively.

    At December 31, 1997, Mr. Yates had nine years of credited service under the Pension Plan.

    During calendar year 1997, the Board of Directors of Community elected to begin procedures for the termination of the Defined Benefit Plan. The Plan was frozen effective August 31, 1997 and terminated November 1, 1997 with notification distributed to all eligible participants. Filing for the termination approval will take place with the Internal Revenue Service in February, 1998, with anticipated approval on or before July 1, 1998. Eligible participants will receive their vested interest in the plan upon final termination approval, and they may elect to deposit those funds in another qualified plan or receive a cash payout which would be subject to all applicable taxes.

Profit Sharing Plan

    Community also makes available to all full-time employees of Community and its affiliates, who have attained the age of 21 and completed one year of service with Community or its affiliates, Community's Profit Sharing 401(k) Plan ("Profit Sharing Plan"), a contributory benefit plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

    Under the provisions of the Profit Sharing Plan, a participant may elect to save through payroll deductions, between 2% and 15% of his or her salary. Community matches employee contributions up to $500 per year. The Profit Sharing Plan offers a choice of four investment funds to which contributions may be directed. Each participant may decide which investment fund(s) will hold their contributions.

    Participants in the Profit Sharing Plan are permitted to borrow from their account, subject to certain limitations and restrictions. While employed, participants may also make total or partial withdrawals from their accounts, subject to certain limitations and restrictions. Participants' contributions are fully vested immediately, while matching contributions vest 20% per year commencing after two years of service and are fully vested after six years of service. Benefits are paid in a lump sum upon early retirement, normal retirement, or deferred until late retirement (all as defined in the Profit Sharing Plan) or paid upon death or disability of the participant.
During the years ended December 31, 1997, 1996, and 1995,
Community/affiliates contributed $22,777, $20,500, and $17,500, respectively, to the Profit Sharing Plan.

    Subject to the termination and distribution of the Defined Benefit Retirement Plan, it is anticipated that the existing Employee Profit Sharing 401-K Plan will be modified and will replace the former Defined Benefit Retirement Plan.

Employee Stock Ownership Plan

    Community has established the Community Bank Shares of Indiana, Inc. Employee Stock Ownership Plan ("ESOP") for employees of Community and its affiliates. Full-time employees of Community and its affiliates who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

    The ESOP has established a line of credit with Community in order to fund the purchase of up to 8.0% of the Common Stock issued in the Conversion and Reorganization from Community at an interest rate of 9.0% per annum. The loan to the ESOP will be repaid principally from Community and its affiliates contributions to the ESOP over a period of ten years, and the collateral for the loan will be the Common Stock purchased by the ESOP. Community may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the open market or from individual stockholders, upon the original issuance of additional shares by Community or upon the sale of treasury shares by Community. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from Community. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

    Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount Community might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances pursuant to the ESOP after completing five years of service with Community or its affiliates, (inclusive of years of service prior to establishment of the ESOP). In the case of a change in control of Community, as defined, however, participants will become fully vested in their account balances. Benefits may be payable upon retirement, early retirement, or separation from service. Community's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    Messrs. Young, Robinson, and Shea serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares, will be voted in the same ratio on any matter as to those shares for which instructions are given.

    The ESOP will be subject to the requirements of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

    As of December 31, 1997, the ESOP had purchased 9,940 shares of common stock, of which 6,023 shares were unallocated, with a market value of $127,988 and had a total debt outlay of $69,312 and 3,917 of the purchased shares have been allocated.

Stock Incentive Plan.

    The Board of Directors of Community adopted the Community Bank Shares of Indiana, Inc. Stock Incentive Plan in 1997. The Stock Plan was ratified by Community's stockholders at the 1997 Annual Meeting of Stockholders. Directors, officers, and key employees of Community and its subsidiaries are eligible to participate in the Stock Plan. A total of 198,372 shares of Common Stock have been reserved for issuance pursuant to the plan, including 178, 372 which may be issued upon the grant of stock options and 20,000 shares which may be issued upon the grant of performance shares. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increases or decrease in the total number of shares of Common Stock outstanding.

    The grant of awards under the Stock Plan is determined by the Compensation Committee, who serve as the Incentive Plan Committee. No options have been granted under the Stock Plan as of March 15, 1998.

Employment Agreement

    Community and Community Bank (collectively as "Employers") have approved an employment agreement that was entered into with Mr. Yates. In April, 1995, the Employers agreed to employ Mr. Yates for a term of three years, in his current position and at his current salary, which salary may be increased at the discretion of the Board of Directors from time to time.

    The employment agreement is terminable with or without cause by the Employers. Mr. Yates shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however that (i) in the event that Mr. Yates terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by Mr. Yates as a result of certain adverse actions which are taken with respect to Mr. Yates' employment following a Change in Control of Community, as defined, Mr. Yates will be entitled to a cash severance amount equal to three times his base salary (minus one dollar). In addition, Mr. Yates will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until Mr. Yates obtains full-time employment with another employer.

    A Change in Control is generally defined in the employment agreement to include any change in control of 25% or more of Community's outstanding voting securities and (ii) a change in a majority of the directors of Community during any two-year period without the approval of at least two-thirds of the persons who were directors of Community at the beginning of such period.

    The employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a Change in Control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Indebtedness of Management

    The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors of Community or its affiliates.

    Community's policy provides that all loans made by Community or its affiliates to their directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 1997, 12 of Community, Community Bank, or Heritage Bank directors and executive officers each had an aggregate direct loan balance in excess of $60,000, which amounted to $
7.3 million in the aggregate. All such loans were made by Community Bank or Heritage Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectability.

    Community intends that all transactions in the future between Community, its affiliates, and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to Community than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Community not having any interest in the transaction.

          PROPOSAL TO RATIFY THE APPOINTMENT OF COMMUNITY'S AUDITORS

    The Board of Directors of Community has appointed Monroe Shine & Co., Inc., independent certified public accountants, to perform the audit of Community's financial statements for the year ending December 31, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

    Community has been advised by Monroe Shine & Co., Inc. that neither that firm or any of its associates has any relationship with Community or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Monroe Shine & Co., Inc. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Monroe Shine & Co., Inc. as Community's independent auditors for the fiscal year ending December 31, 1998.

                  BENEFICIAL OWNERSHIP OF NCF COMMON STOCK
               BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NCF

    The following table includes, as of the NCF Record Date, certain information as to the NCF Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which were known to NCF to be the beneficial owner of more than 5% of the issued and outstanding NCF Common Stock, (ii) the directors of NCF,
(iii) certain executive officers of NCF and the Bank, and (iv) all directors and executive officers of NCF and the Bank as a group.


                                                                                NCF COMMON STOCK
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                        MARCH 15, 1998(1)
-------------------------------------------------------------------------    ------------------------
                                                                                 NO.             %
                                                                                ----            ---
NCF Bank & Trust Co.                                                           50,000(1)        6.3%
Employee Stock Ownership Plan
106A John Rowan Boulevard
Burdstown, Kentucky 40004

Directors:
           George M. Ballard                                                    6,058            *
           Paul Barnes                                                         11,092(2)(5)     1.4
           Danny R. Biggs                                                       8,162(3)        1.0
           A. E. Bowling                                                       29,393(3)        3.7
           J. Richard Heaton                                                    1,200            *
           Robert C. Hurst                                                     13,592(2)(5)     1.7
           Ken Rapier, Jr.                                                      5,500            *
           John S. Tharp                                                       12,492(2)(5)     1.6
           Guthrie Wilson, III                                                 13,192(2)(5)     1.7

All directors and executive                                                   100,681(4)(6)    12.5
  Officers as a group
  (9 persons)



------------------
*    Less than 1% of the outstanding NCF Common Stock.

(1) The Bank's Employee Stock Ownership Plan ("NCF ESOP") purchased such shares for the exclusive benefit of NCF ESOP participants with funds borrowed from NCF. These shares are held in a suspense account and are allocated among NCF ESOP participants annually on the basis of compensation as the NCF ESOP debt is repaid. Directors Paul Barnes, Robert C. Hurst, John S. Tharp and Guthrie M. Wilson III serve as the NCF ESOP administrative committee ("NCF ESOP Committee") and serve as the trustees to the NCF ESOP ("NCF ESOP Trustees"). The NCF ESOP Committee or the Board instructs the NCF ESOP Trustee regarding investment of NCF ESOP plan assets. The NCF ESOP Trustees must vote all shares allocated to participate accounts under the NCF ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the NCF ESOP Trustees as directed by the NCF ESOP Committee. As of the NCF Record Date, 11,250 shares have been allocated under the NCF ESOP to participant's accounts.

(2) Includes 770 shares that may be obtained within 60 days of the NCF Record Date through the exercise of options.

(3) Includes 3,852 shares that may be obtained within 60 days of the NCF Record Date through the exercise of options.

(4) Includes 10,784 shares that may be obtained within 60 days of the NCF Record Date through the exercise of options.

(5) Excludes 38,750 unallocated shares of NCF Common Stock held under the NCF ESOP of which such individual serves as either a member of the NCF ESOP Committee or as an NCF ESOP Trustee. Such individual disclaims beneficial ownership with respect to shares held in a fiduciary capacity.

(6) Excludes 17,260 shares of NCF Common Stock held by the Management Stock Bonus Plan of the Bank ("NCF Management Stock Bonus Plan") as of the NCF Record Date. Non-employee directors serve as trustees to the NCF Management Stock Bonus Plan trust, and such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity.

                    NCF MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

    The following discussion and analysis is intended to assist in understanding the financial condition and the results of operations of NCF. References to NCF include NCF and/ or NCF Bank, as appropriate.

    NCF generates interest income from interest-earning deposits, however, it's primary source of net income is that which is generated by NCF Bank.

Comparison of Results of Operations for the Six Months Ended December 31, 1996 and 1997

    Net Income. Net income increased $127,000 for the six months ended December 31, 1997 when compared to the same period for December 31, 1996. However, this increase for the six month period is primarily attributed to the payment of the FDIC special assessment of approximately $101,000 (net of tax) in the 1996 period. Without this special assessment accrual, net income would have increased by approximately $26,000 or 10.4% for the six month period as compared to last year. Net income of $276,020 for the six months ended December 31, 1997 resulted in earnings per share of $0.37.

    Net Interest Income. Net interest income increased $105,000 or 13.62% from $773,000 for the six months ended December 31, 1996 to $877,000 for the six months ended December 31, 1997. The improvement in net interest income primarily reflects an increase in the interest rate spread from 2.91% for the six months ended December 31, 1996 to 3.57% for the six months ended December 31, 1997. The main factor contributing to this increase was an increase in the average yield on loans between the two periods of 81 basis points.

    Interest Income. Total interest income increased $238,000 from $1,305,000 for the six months ended December 31, 1996 to $1,412,000 for the six months ended December 31, 1997. Interest on loans increased $105,000 or 9.19%. Most of the increase was due to the average yield on the loan portfolio increasing from 8.06% during the six months ended December 31, 1996 to 8.87% during the six months ended December 31, 1997.

    Interest income from other sources did not change materially from the last six months of 1996 to the same period in 1997.

    Interest Expense. Interest expense increased only $2,000 between the two periods, from $533,000 for the six months ended December 31, 1996 to $535,000 for the six months ended December 31, 1997. This increase was attributable entirely to a rise in the average balance on deposits of $170,000 from $22,385,000 for the six months ended December 31, 1996 to $22,555,000 for the same period in 1997. The cost on deposits actually fell from one period to the next from 4.76% in 1996 to 4.74% in 1997. There were no borrowings other than deposits in either period.

    Provision for Loan Losses. The provision for loan losses for the six months ended December 31, 1997 was $8,000, and was the same for the six months ended December 31, 1996. Historically, management has emphasized NCF's loss experience over other factors in establishing provisions for loan losses. However, management also reviews the allowance for loan losses in relation to NCF's composition of its loan portfolio and observations of the general economic climate and loan loss expectations.

    Non-Interest Income. Fee income and other service charges of $19,000 for the six months ended December 31, 1997 increased $8,000 or 72.58% from the same period in 1996. This increase was primarily attributable to the inclusion of previously deferred loan fees into income due to a recalculation of the amortization on the interest level yield method.

    Non-Interest Expense. Non-interest expense decreased by $84,000 from $553,000 for the six months ended December 31, 1996 to $469,410 for the six months ended December 31, 1997. This decrease is the direct result of the special one-time FDIC assessment accrual of approximately $153,000 ($101,000 after tax). Increases in compensation and employee benefits, professional fees, and net occupancy expense of $42,000, $19,000, and $12,000, respectively, were the major increases in non-interest expense between the two periods. The increase in compensation and employee benefits was attributable to expenses related to the Management Stock Bonus Plan and Trust Agreement. Professional fees increased primarily due to expenses incurred for the due diligence of the analysis of the proposed merger with Community. Net occupancy expense increased due to relocation into a new corporate headquarters and bank facility. NCF owns the building, which results in increased depreciation expenses, and leases the land, which results in lease expense. The previous main bank building (including the land) is still owned by NCF. Other non-interest expense items remained relatively stable with minor absolute dollar changes.

    Income Taxes. The effective tax rate for the six months ending December 31, 1997 and 1996 was approximately 34%. Since there are no state income taxes imposed on NCF Bank, the effective tax rate remained at approximately the federal statutory percentage.

    Liquidity and Capital Resources. NCF's primary sources of funds are deposits and proceeds from principal and interest payments on loans and investment securities. While maturities and scheduled amortization of loans and investment securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. NCF's primary investing activity is loan originations. NCF maintains liquidity levels adequate to fund loan commitments, investment opportunities, deposit withdrawals and other financial commitments. Management has no knowledge of any trends, events or uncertainties that will have or are reasonably likely to have material effects on the liquidity, capital resources or operations of NCF. Further, management is not aware of any current recommendations by the regulatory authorities which, if implemented, would have such an effect.

Comparisons of the Results of Operations for the years ended June 30, 1997 and 1996.

    Results of Operations--Net income for the year ended June 30, 1997 was $327,661 as compared to $397,790 for the year ended June 30, 1996. This decrease of $70,129 or 17.6% is largely attributable to the charge to earnings for the one-time FDIC assessment of $101,000, net of tax, however, the following discussion outlines the factors contributing to the change in net income for 1997.

    Net Interest Income--Net interest income increased by $129,434 during fiscal 1997 to $1,529,958 as compared to $1,400,524 in fiscal 1996. This increase was due to both the increase in volume of interest-earning assets and the decline in interest-bearing liabilities. The Corporation experienced a full year of investing the net proceeds of the prior year stock issuance, therefore, average interest-earning assets increased by approximately $715,000 during fiscal 1997 when compared to fiscal 1996. Also, NCF Bank experienced a decline in average interest-bearing liabilities of approximately $1,019,000 during the same period.

    Provision for loan losses--Management periodically evaluates the adequacy of the allowance for loan losses based on NCF Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may effect the borrower's ability to repay and other factors. NCF Bank has not experienced any loan losses in the last several years, however, during the year ended June 30, 1997, NCF Bank provided $16,000 for loan losses based on management's decision to expand consumer lending. NCF Bank experienced an increase in real estate acquired through foreclosure during the year ended June 30, 1997 of $724,486. These properties were considered non-performing loans throughout most of the fiscal year, resulting in approximately $97,500 of interest income that would have been recorded if they had been performing in accordance with their contractual terms. Management does not believe additional loan loss provisions are required for the real estate owned and these properties have been recorded at the lower of cost or fair value less estimated selling costs. The allowance for loan loss at June 30, 1997 is equal to .62% of loans which NCF Bank feels is comparable to the coverage ratio of other banks in its region. At June 30, 1997, 95.6% of total loans were collateralized by one-to-four-family dwellings on real estate located in the market area.

    Other Income--Other income decreased from $23,341 to $19,645 during the year primarily due to a decrease in customer charges for late payments on loans.

    Other Expenses--Other expenses increased $265,780 or 34.9% during fiscal 1997 from $762,317 to $1,028,097. Included in this increase was a $107,728 increase in compensation and employee benefits primarily due to accruals for the Management Stock Bonus Plan. Also, NCF Bank incurred a one-time charge to earnings for FDIC premiums of approximately $153,000.

Comparisons of the Results of Operations for the years ended June 30, 1996 and 1995.

    Results of Operations--Net income for the year ended June 30, 1996 was $397,790 as compared to $316,553 for the year ended June 30, 1995. This increase of $81,237 or 25.7% is largely attributable to the interest earnings on the funds received from the stock issuance, however, the following discussion outlines the factors contributing to the increase in net income for 1996.

    Net Interest Income--Net interest income increased by $377,943 during fiscal 1996 to $1,400,524 as compared to $1,022,581 in fiscal 1995. This increase was primarily due to the increase in volume of interest-earning assets resulting from the stock issuance. Interest-earning deposits increased by $3.97 million and net loans increased by $2.29 million.

    Provision for loan losses--Management periodically evaluates the adequacy of the allowance for loan losses based on NCF Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may effect the borrower's ability to repay and other factors. NCF Bank has not experienced any loan losses in the last several years, however, during the year ended June 30, 1996, NCF Bank provided $61,000 for loan losses following the regulatory examination process. The allowance for loan loss at June 30, 1996 is equal to
 .55% of loans which NCF Bank feels is closer to the coverage ratio of other banks in its region. At June 30, 1996, 94% of total loans were collateralized by one-to-four-family dwellings on real estate located in the market area.

    Other Income--Other income increased from $18,311 to $23,341 during the year primarily due to an increase in customer charges for late payments on loans.

    Other Expenses--Other expenses increased $228,976 or 42.9% during fiscal 1996 from $533,341 to $762,317. Included in this increase was a $145,308 increase in compensation and employee benefits due to accruals for the newly adopted Supplemental Executive Retirement Plan, Directors Consultation and Retirement Plan and the Employee Stock Ownership Plan. NCF Bank experienced a decline of $13,528 in annual salaries and benefits that were also in place in 1995. (See Note 9 of the Notes to Consolidated Financial Statements). An additional reason for the change in other expenses was the result of an increase in legal and accounting fees of $65,068 due to additional regulatory filings after the stock issuance.

Comparison of Financial Condition at June 30, 1997 and December 31, 1997

    Total consolidated assets of NCF at December 31, 1997 increased approximately $1.2 million since June 30, 1997. Total consolidated assets were approximately $35.6 million and $34.4 million at December 31, 1997 and June 30, 1997, respectively.

    The change in the asset side of the balance sheet is primarily attributable to increases in net loans receivable and interest-earning deposits of $963,000 and $420,000, respectively. Real estate owned decreased by $438,000.

    There was an increase in deposits of approximately $1.0 million or 4.62% from $22.0 million at June 30, 1997 to $23.0 million at December 31, 1997. Management attributes this growth to expanded customer account services designed to provide future deposit growth.

Liquidity and Capital Resources

    NCF Bank's primary source of funds for meeting its liquidity needs are customer deposits, principal and interest payments from loans and mortgage-backed securities and earnings from operations retained by the Corporation. NCF Bank uses its capital resources principally to fund loan origination and to meet short and long-term liquidity needs. NCF Bank expects to be able to fund its commitments on a timely basis. NCF Bank management believes that any excess liquidity is necessary in order to meet the additional personnel needs of customers as NCF Bank begins to implement new products and services.

    NCF Bank had leverage, Tier I and risk-based capital ratios of 26.7%, 52.5% and 53.5%, respectively at June 30, 1997, which exceeded the FDIC's respective minimum requirements of 4%, 4% and 8%, respectively.

Impact of Inflation and Changing Prices

    The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

    NCF Bank has an asset and liability structure that is essentially monetary in nature. As a result, interest rates have a more significant impact on NCF Bank's performance than the effects of general levels of inflation. Periods of high inflation are often accompanied by relatively higher interest rates and periods of low inflation are accompanied by relatively lower interest rates. As market interest rates rise or fall in relation to the rates earned on NCF Bank's loans and investments, the value of these assets decreases or increases respectively.

Impact of New Legislation

    The Small Business Job Protection Act passed by Congress in August, 1996 included a provision that repealed the percentage of taxable income bad debt deduction for federal income tax purposes. NCF Bank used this method to determine its bad debt deduction when computing federal taxes in applicable years. This legislation also requires recapture of the excess of bad debt reserves over the base year reserves (December 31, 1987). For years subsequent to the base year, deferred taxes have been recorded by NCF Bank for an amount equal to the excess of the bad debt reserves over the base year reserves; thus no additional tax provision is required as a result of this legislation. Under the legislation, NCF Bank may use the experience method to calculate the bad debt deduction for federal income tax purposes. The legislation is effective for tax years beginning after December 31, 1995.

    The Deposit Insurance Funds Act of 1996 was passed by Congress and signed into law by the President on September 30, 1996. This legislation includes provisions designed to recapitalize SAIF and required all insured savings institutions to pay a special assessment of 65.7 cents for every $100 (0.657%) of applicable deposits held as of March 31, 1995. NCF Bank took a charge in the year ended June 30, 1997 in the first quarter of $101,000 net of taxes, or $.13 per share, as required by this legislation. As a result of the recapitalization, the FDIC lowered SAIF premiums for most institutions from $0.23 per $100 of insured deposits to $0.064 per $100 of insured deposits, thereby lowering the NCF Bank's federal deposit insurance rates by 72%, effective January 1, 1997, which will enhance earnings in future periods.

                                BUSINESS OF NCF

    NCF is a bank holding company incorporated under Delaware law. NCF owns 100% of the common stock of NCF Bank & Trust Co. Organized in June 1995 at the direction of the predecessor of the Bank, NCF acquired all of the capital stock that the predecessor of the Bank issued in a conversion during October 1995 from the mutual to stock form of ownership (the "Conversion"). The principal business of NCF is the operation of the Bank and NCF does not engage in any significant unrelated activities. Accordingly, references throughout this document to the operation of the Bank include, unless inappropriate, the operation of NCF.

Business of the Bank

    The Bank is a state chartered stock commercial bank headquartered in Bardstown, Kentucky. The Bank is a wholly owned subsidiary of NCF. The Bank was founded in 1925 under the name "Nelson County Building and Loan Bank." During the Conversion, the Bank, then known as "Nelson County Federal Savings and Loan Association," converted from a federally chartered mutual savings association to a federally chartered stock savings association. In July 1996 the Bank changed its name to "Nelson County Federal Savings Bank." In April 1997, the Bank changed its charter to that of a commercial bank chartered by the Commonwealth of Kentucky and changed its name to "NCF Bank & Trust Co."

    The Bank's deposits had been federally insured by the Savings Association Insurance Fund ("SAIF") and its predecessor, the Federal Savings and Loan Insurance Corporation, since 1973. The Bank is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati. The Bank has one subsidiary, Nelson Service Corporation ("NSC"), which has no operating activity other than to own stock in a third party service bureau.

    The Bank is primarily engaged in attracting deposits from the general public and using those funds to originate real estate loans on one-to-four-family residences and to a lesser extent, residential construction, multi-family real estate and consumer loans. In addition, the Bank holds interest earning deposits in other financial institutions and invests in mortgage-backed securities and investment securities. The Bank offers its customers adjustable-rate mortgage loans as well as residential construction, multi-family real estate and consumer loans. The Bank does not typically originate fixed-rate loans of any kind, relying instead on adjustable-rate loans that annually reprice. For its mortgage loan portfolio, the Bank originates and retains adjustable-rate loans and does not purchase or sell mortgage loans.

    The principal sources of funds for the Bank's lending activities are deposits and the amortization, repayment and maturity of loans, and FHLB advances. Principal sources of income are interest on loans and principal expense is interest paid on deposits.

Market Area and Competition

    Nelson County, Kentucky is the Bank's primary market area. The local economy is economically diverse with a significant number of residents employed by a greeting card company, alcohol distillers, automotive parts factories, and other manufactures and government offices. Although the surrounding area is affected by agriculture, the Bank does not make loans secured by farm real estate or make farm operating loans.

    Economic growth in the Bank's market area remains dependent upon the local economy. In addition, the deposit and loan activity of the Bank is significantly affected by economic conditions in its market area.

    The Bank is one of five financial institutions serving its market area and must also compete with investment and mortgage bankers. The competition for deposit products comes from a savings association with a branch in the Bank's market area, local independent community banks, and credit unions. Deposit competition also includes a number of insurance products sold by local agents and investment products such as mutual funds and other securities sold by local and regional brokers. Loan competition varies depending upon market conditions and includes a savings association with a branch in the Bank's market area, two local banks, and mortgage bankers who serve the area with a field sales staff.

Lending Activities

    General. The Bank's loan portfolio predominantly consists of adjustable-rate mortgage loans secured by one-to-four-family residences and, to a lesser extent, residential construction, multi-family real estate and consumer loans. The Bank does not purchase or sell mortgage loans.

    Analysis of Loan Portfolio. Set forth below is selected data relating to the composition of NCF's loan portfolio by type of loan and type of security on the dates indicated:


                                                               DECEMBER 31, 1997       JUNE 30, 1997         JUNE 30, 1996
                                                              --------------------  --------------------  --------------------
                                                                  $          %          $          %          $          %
                                                              ---------  ---------  ---------  ---------  ---------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Type of Loan:
Real estate loans:
  Construction(1)...........................................  $   3,131      11.18% $   3,673      13.58% $   3,314      11.48%
  One-to-four family........................................     24,569      87.72     23,438      86.66     25,662      88.92
  Multi-family residential..................................        454       1.62        460       1.70        151        .52
  Non-residential...........................................        431       1.54        629       2.33        315       1.09

Consumer loans:
  Other.....................................................        351       1.25         60        .22          0          0
  Share loans...............................................        148       0.53        103        .38         69        .24

Gross loans.................................................     29,084     103.84     28,363     104.87     29,511     102.25
Less:
  Loans in process..........................................        890       3.18      1,133       4.19        481       1.67
  Net deferred loan origination fees and costs..............     --         --              7        .03          8        .03
  Allowance for loan losses.................................        185       0.66        177        .65        161        .55
Total loans, net............................................  $  28,009     100.00% $  27,046     100.00% $  28,861     100.00%

----------------------------------------

(1) Consists only of loans secured by one-to-four-family residences

Average Balances, Interest, Yields and Rates

    The following table sets forth certain information relating to NCF's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. The table also presents information for the periods and at the date indicated with respect to the difference between the average yield earned on interest-earning assets and average rate paid on interest-bearing liabilities, or "interest rate spread," which savings institutions have traditionally used as an indicator of profitability. Another indicator of an institution's net interest income is its "net interest margin," which is its net interest income divided by the average balance of interest-earning assets. Net interest income is affected by the interest rate spread and by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

                                                                      SIX MONTHS ENDED DECEMBER 31,
                                                   --------------------------------------------------------------------
                                                                 1997                               1996
                                                   ---------------------------------  ---------------------------------
                                                    AVERAGE                AVERAGE     AVERAGE                AVERAGE
                                                    BALANCE   INTEREST   YIELD/COST    BALANCE   INTEREST   YIELD/COST
                                                   ---------  ---------  -----------  ---------  ---------  -----------
Interest-earning assets:
 Loans receivable (1)............................  $  28,176  $   1,250        8.87%  $  28,414  $   1,145        8.06%
 Mortgage-backed securities......................        115          7       12.46         139          8       11.91
 Short-term investments and
  other interest-earning assets..................      5,254(2)     139        5.29       5,090        137        5.39
 FHLB stock......................................        448         16        7.27         419         15        6.98
                                                   ---------  ---------               ---------  ---------
Total interest-earning assets....................     33,993  $   1,412        8.31      34,062  $   1,305        7.61
                                                              ---------                          ---------
                                                              ---------                          ---------
Non-interest-earning assets......................      2,203                              1,483
                                                   ---------                          ---------
Total assets.....................................  $  36,196                          $  35,545
                                                   ---------                          ---------
                                                   ---------                          ---------
Interest-bearing liabilities
 Deposits........................................  $  22,555  $     535        4.74%  $  22,385  $     533        4.76%
 Borrowings......................................          0          0        0.00           0          0        0.00
                                                   ---------  ---------               ---------  ---------
Total interest-bearing liabilities...............     22,555  $     535        4.74      22,385  $     533        4.76
                                                              ---------                          ---------
                                                              ---------                          ---------
Non-interest-liabilities.........................      1,412                              1,280
                                                   ---------                          ---------
Total liabilities................................     23,967                             23,665
Stockholders' equity.............................     12,229                             11,880
                                                   ---------                          ---------
Total liabilities and stockholders' equity.......  $  36,196                          $  35,545
                                                   ---------                          ---------
                                                   ---------                          ---------
Net interest income..............................             $     877                          $     772
                                                              ---------                          ---------
                                                              ---------                          ---------
Interest rate spread (3).........................                              3.57                               2.91
Net interest margin (4)..........................                              5.16                               4.54
Average interest-earning assets as a percentage
  of average interest-bearing liabilities........                            150.71                             152.16

                                                                               YEAR ENDED JUNE 30,
                                                   --------------------------------------------------------------------
                                                                 1997                               1996
                                                   ---------------------------------  ---------------------------------
                                                    AVERAGE                AVERAGE     AVERAGE                AVERAGE
                                                    BALANCE   INTEREST   YIELD/COST    BALANCE   INTEREST   YIELD/COST
                                                   ---------  ---------  -----------  ---------  ---------  -----------
Interest-earning assets:
 Loans receivable...............................   $  28,098  $   2,249        8.00%   $ 28,056  $   2,245      8.00%
 Mortgage-backed securities.....................         136         20       14.46         164         20     12.28
 Short-term investments and other
  interest-earning assets.......................       5,166(2)     274        5.30       4,494        274      5.12
 FHLB stock.....................................         426         30        7.00         397         28      6.96
                                                   ---------  ---------               ---------
Total interest-earning assets...................      33,826  $   2,573        7.61      33,111  $   2,523      7.62
                                                              ---------                          ---------
                                                              ---------                          ---------
Non-interest-earning............................       1,585                              1,232
                                                   ---------                          ---------
Total assets....................................   $  35,411                           $ 34,343
                                                   ---------                          ---------
                                                   ---------                          ---------
Interest-bearing liabilities:
 Deposits.......................................   $  22,271  $   1,043        4.68    $ 23,073  $   1,105      4.79
 Borrowings.....................................           0          0        0.00         217         17      8.13
                                                   ---------  ---------               ---------
Total interest-bearing liabilities..............      22,271  $   1,043        4.68      23,290  $   1,122      4.82
                                                              ---------                          ---------
                                                              ---------                          ---------
Non-interest-liabilities........................       1,180                              1,592
                                                   ---------                          ---------
Total liabilities...............................      23,451                             24,882
Stockholders' equity............................      11,960                              9,461
                                                   ---------                          ---------
Total liabilities...............................   $  35,411                          $  34,343
                                                   ---------                          ---------
                                                   ---------                          ---------
Net interest income.............................              $   1,530                            $   1,401
                                                              ---------                            ---------
                                                              ---------                            ---------
Interest rate spread(3).........................                               2.93                             2.80
Net interest margin(4)..........................                               4.52                             4.23
Average interest-earning assets.................                             151.89                           142.17

----------------------------------------

(1) Average balances include non-accrual loans.

(2) Includes interest-earning deposits in other financial institutions.

(3) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis

    The table below sets forth certain information regarding changes in interest income and interest expense of NCF for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in average volume multiplied by old rate); (ii) changes in rates (changes in rate multiplied by old average volume); (iii) changes in rate-volume (changes in rate multiplied by the change in average volume).


                                                                                          SIX MONTHS ENDED DECEMBER 31,
                                                                                  ----------------------------------------------
                                                                                                 1997 VS. 1996
                                                                                              INCREASE (DECREASE)
                                                                                                    DUE TO
                                                                                  ----------------------------------------------
                                                                                                             RATE/
                                                                                    VOLUME       RATE       VOLUME        NET
                                                                                  -----------  ---------  -----------  ---------
                                                                                                  (IN THOUSANDS)
Interest income:
  Loans receivable.............................................................   $   (38)  $     457   $    (313)  $     106
  Mortgage-backed securities...................................................        (6)          2           3          (1)
  Interest-earning deposits with banks.........................................        18         (10)         (6)          2
  FHLB Stock...................................................................         4           2          (5)          1
                                                                                      ---   ---------       -----   ---------
Total........................................................................   $     (22)  $     451   $    (321)  $     108
                                                                                      ---   ---------       -----   ---------
                                                                                      ---   ---------       -----   ---------
Interest expense:
  Savings accounts.............................................................   $    16   $     (9)  $       (5)  $       2
  Other borrowings.............................................................      --          --          --          --
                                                                                      ---   ---------       -----   ---------
Total........................................................................   $      16   $     (9)  $       (5)  $       2
                                                                                      ---   ---------       -----   ---------
                                                                                      ---   ---------       -----   ---------
Net change in net interest income............................................   $     (38)  $     460   $    (316)  $     106
                                                                                      ---   ---------       -----   ---------
                                                                                      ---   ---------       -----   ---------


                                                                         YEAR ENDED JUNE 30,                 YEAR ENDED JUNE 30,
                                                                            1997 VS. 1996                       1996 VS. 1995
                                                                         INCREASE (DECREASE)                 INCREASE (DECREASE)
                                                                                DUE TO                              DUE TO
                                                            ----------------------------------------------  ----------------------
                                                                                       RATE/
                                                              VOLUME       RATE       VOLUME        NET       VOLUME       RATE
                                                            -----------  ---------  -----------  ---------  -----------  ---------
                                                                                        (IN THOUSANDS)
Interest income:
  Loans receivable........................................   $       3   $       0   $       1   $       4   $     150   $     185
  Mortgage-backed.........................................          (3)          4          (1)          0          (7)         (1)
  Interest-earning deposits with banks....................          34           8           2          44         160          (4)
  FHLB Stock..............................................           2           0           0           2           2           2
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Total.....................................................   $      36   $      12   $       2   $      50   $     305   $     182
                                                             ---------   ---------   ---------   ---------   ---------   ---------
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Interest expense:
  Savings accounts........................................   $     (38)  $     (25)  $       1   $     (62)  $       3   $     122
  Other borrowings........................................         (17)          0           0         (17)        (15)         13
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Total.....................................................   $     (55)  $     (25)  $       1   $     (79)  $     (12)  $     135
                                                             ---------   ---------   ---------   ---------   ---------   ---------
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Net change in net interest income.........................   $      91   $      37   $       1   $     129   $     317   $      47
                                                             ---------   ---------   ---------   ---------   ---------   ---------
                                                             ---------   ---------   ---------   ---------   ---------   ---------

                                                               RATE/
                                                              VOLUME        NET
                                                            -----------  ---------

Interest income:
  Loans receivable........................................   $      14   $     349
  Mortgage-backed.........................................           0          (8)
  Interest-earning deposits with banks....................          (9)        147
  FHLB Stock..............................................           0           4
                                                             ---------   ---------
Total.....................................................   $       5   $     492
                                                             ---------   ---------
                                                             ---------   ---------
Interest expense:
  Savings accounts........................................   $      (1)  $     124
  Other borrowings........................................          (8)        (10)
                                                             ---------   ---------
Total.....................................................   $      (9)  $     114
                                                             ---------   ---------
                                                             ---------   ---------
Net change in net interest income.........................   $      14   $     378
                                                             ---------   ---------
                                                             ---------   ---------

Asset/Liability Management

    NCF monitors its interest rate risk, or sensitivity of its net interest income to changes in interest rates, since the level of such risk may affect certain aspects of its operating strategies. Net interest income is subject to volatility due to a mismatch in the timing of maturity or repricing of interest-earning assets and interest-bearing liabilities.

    During periods of increasing interest rates, the Bank's interest rate sensitive liabilities would reprice faster than its interest rate sensitive assets (repricing periods on adjustable-rate loans affect the repricing of interest rate sensitive assets, with longer repricing periods delaying the repricing of such assets more than shorter repricing periods would delay the repricing of such assets), causing a decline in the Bank's interest rate spread and margin. This would result from an increase in the Bank's cost of funds that would not be immediately offset by an increase in its yield on funds. An increase in the cost of funds without an equivalent increase in the yield on funds would tend to reduce net interest income. However, NCF feels it has implemented a strategy to partially offset the possibility of increasing rates by establishing a policy that substantially all loans carry a one-year adjustable rate. This helps to minimize the time period in which NCF is exposed to short-term interest rate risk. Also, NCF and the Bank maintain liquidity levels in excess of regulatory requirements, which allows for alternative investments to improve interest rate sensitivity. The Bank is planning to increase the availability of non-interest bearing demand deposits to its customers in the future which the Bank believes will be beneficial to its interest spread and interest margin.

Loan Maturity Tables

    The following table sets forth the maturity of the Bank's loan portfolio at December 31, 1997, based on contractual maturities, including schedule repayments of principal. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.

                                              DUE AFTER
                                 DUE WITHIN   1 THROUGH    DUE AFTER
                                  1 YEAR      5 YEARS      5 YEARS      TOTAL
                                -----------  ----------  -----------  ---------
Real estate:
 One-to-four family...........   $   1,101   $      757   $  22,711   $  24,569
 Construction.................       1,783            0       1,348       3,131
 Multi-family residential.....           0            0         454         454
 Non-residential..............           0            0         431         431
Consumer......................         252          247           0         499
                                -----------  ----------  -----------  ---------
Total.........................   $   3,136   $    1,004   $  24,944   $  29,084
                                -----------  ----------  -----------  ---------
                                -----------  ----------  -----------  ---------

    The following table sets forth the dollar amount of all loans due after December 31, 1998 which have predetermined interest rates and have floating or adjustable interest rates.

                               Predetermined        Floating or
                                    Rates          Adjustable Rates
                               --------------    -------------------


Real estate:
 One-to-four family...........   $     739           $  22,729
 Construction.................         620                 728
 Multi-family residential.....           0                 455
 Non-residential..............         247                 184
Consumer......................           0                 247
 Total........................ --------------    -------------------
                                 $   1,606           $  24,343
                               --------------    -------------------
                               --------------    -------------------


    One-to-Four-Family Residential Loans. The Bank's primary lending activity consists of the origination of one-to-four-family residential mortgage loans secured by property located in the Bank's primary market area. The Bank generally originates one-to-four-family residential mortgage loans in amounts up to 85% of the lesser of the appraised value or selling price of the mortgaged property. To a very limited extent, the Bank may originate a mortgage loan in an amount up to 90% of the lesser of the appraised value or selling price of mortgaged property without requiring private mortgage insurance for the borrower. The Bank originates and retains adjustable-rate loans. The Bank ceased originating long term fixed-rate loans in 1979 although fixed-rate loans remain in the loan portfolio and the Bank may occasionally originate a shorter term fixed-rate loan to an existing borrower.

    The Bank requires for all adjustable rate mortgage loans that the borrower qualify at the fully indexed rate. The Bank's adjustable rate loans provide for periodic interest rate adjustments of 1% to 2% with a maximum adjustment over the term of the loan between 2% and 5%. Adjustable rate loans typically reprice every year, and provide for terms of up to 30 years with most loans having terms of between 20 and 25 years. The Bank does not originate loans with initial interest rates set below market rates "teaser rates").

    The Bank offers adjustable-rate loans using a national average contract interest rate index, although other indices have been used in the past. Interest rates charged on mortgage loans are competitively priced based on market conditions and the Bank's cost of funds. Generally, the Bank's standard underwriting guidelines for mortgage loans conform to FHLMC guidelines. It is the current policy of the Bank to remain a portfolio lender. The Bank does not charge origination fees. At December 31, 1997, Bank did not service loans for others.

    Adjustable-rate mortgage loans decrease the risks associated with changes in interest rates by more closely reflecting these changes, but involve other risks because as interest rates increase, the underlying payments by the borrower increase, thus increasing the potential for default. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the adjustable-rate mortgage loan documents, thereby potentially limiting their effectiveness during periods of rising interest rates. These risks have not had an adverse effect on the Bank during the past five years.

    Residential Construction Loans. Residential construction loans are made on one-to-four-family residential property to the individuals who will be the owners and occupants upon completion of construction. These loans are made on a long term basis and are classified as construction/permanent loans, usually with no principal payments required during the first six months, after which the payments are set at an amount that will amortize over the terms of the loan. The maximum loan to value ratio is 85%. Because residential construction loans are not rewritten if permanent financing is obtained from the Bank, these loans are made on terms similar to those of the Bank's single family residential loans and may be amortized over terms of up to 30 years.

    In addition to loans originated for the construction of a residence for which the ultimate purchaser has been identified, the Bank originates speculative loans to residential builders who have established business relationships with the Bank. These speculative loans are typically made for a 12 month period and may not require any interest or principal payments during the term of the loan. In underwriting such loans, the Bank considers the number of units that the builder has on a speculative bid basis that remain unsold. The Bank's experience during the past 24 years has been that most speculative loans are repaired well within the twelve month period. Speculative loans are generally originated with a loan to value ratio that does not exceed 85%.

    Construction lending is generally considered to involve a higher degree of credit risk than long term financing of residential properties. The Bank's risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction development and the estimated cost of construction. If the estimate of construction cost and the marketability of the property upon completion of the project prove to be inaccurate, the Bank may be compelled to advance additional funds to complete the development. Furthermore, if the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a property with a value that is insufficient to assure full repayment. For speculative loans originated to builders, the ability of the builder to sell completed dwelling units will depend, among other things, on demand, pricing the availability of comparable properties, and economic conditions.

    Non-Residential Loans. At December 31, 1997, the non-residential real estate portfolio consisted of two commercial real estate loans and several loans secured by unimproved real estate. Loans secured by unimproved real estate are originated in amounts up to 75% of the appraised value and are originated with terms of up to five years. Once repaid, single-family residences are often constructed on the lots securing these loans. The Bank has seldom originated commercial real estate loans and since the Conversion, it is the Bank's policy not to originate commercial real estate loans.

    Multi-Family Loans. The Bank also makes adjustable-rate multi-family loans, including loans on apartment complexes. Multi-family loans generally provide higher interest rates that can be obtained from single-family mortgage loans. Multi-family lending, however, entails significant additional risks compared with one-to-four-family residential lending. For example, multi-family loans typically involve larger loan balances to single borrowers or groups of related borrowers, the payment experience on such loans typically is dependent on the successful operation of the real estate project, and these risks can be significantly impacted by supply and demand conditions in the market for multi-family residential units and commercial office, retail and warehouse space.

    Consumer Loans. The Bank originates automobile, recreational vehicle and share loans. Automobile and recreational vehicle loans are issued using fixed rate terms for periods of three to five years, depending upon whether the collateral is new or used. Generally, the underlying collateral is valued based on the dealer sticker price or the NADA loan value. Share loans are only made when secured by a savings account in the Bank (share loans) and generally have rates that adjust with the rate on the underlying account and are typically between one and two percent above the rate on the underlying savings account. Share loans are offered subject to a 90% loan to collateral value limit. Although the Bank also makes home equity loans, these loans are secured by liens on primary residences and are categorized as single family residential loans.

    Loan Commitments. The Bank issues verbal commitments to prospective borrowers on all approved real estate loans. Generally, the commitment requires acceptance within 30 days of the date of issuance. At December 31, 1997, the Bank had $532,000 of commitments to cover originations of mortgage loans and $105,000 of commitments for consumer loans. At the same time, the Bank had $889,500 in undisbursed funds for loans in process. Management believes that virtually all of the Bank's commitments will be funded.

    Loans to One Borrower. Regulations limit loans-to-one borrower in an amount equal to 20% of paid-in capital and actual surplus of the Bank. The Bank is authorized to lend up to an additional 10% of paid-in capital and actual surplus if the loan is fully secured by readily marketable collateral with a cash value exceeding the amounts of the loan. The Bank's maximum loan-to-one borrower limit at December 31, 1997 was approximately $1,753,000 and approximately $2,631,000 for such fully secured loans.

    At December 31, 1997, the Bank's largest amount of loans to one borrower were all performing residential real estate loans aggregating $445,424, secured by single-family residential rental properties located in the Bank's market area.

Non-Performing and Problem Assets

    Loan Delinquencies. Loans are reviewed on a monthly basis and are generally placed on a non-accrual status when the loans becomes more than 90 days delinquent or when, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent interest payments, if any, are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

    Non-Performing Assets. The following table sets forth information regarding non-accrual loans, real estate owned, and certain other repossessed assets and loans. As of the dates indicated, the Bank had no loans categorized as troubled debt restructuring within the meaning of SFAS 15.


                                                                          AT JUNE 30,
                                                    AT DECEMBER 31,   --------------------
                                                         1997         1997           1996
                                                    --------------------------------------
Loans accounted for on a non-accrual
 basis: (1)
  Real estate:
  Construction.................................       $     0       $   0       $     704
  Multi-family residential.....................           191         191             646
  Non-residential..............................             0           0               0
                                                      -------       -----       ---------
Total..........................................       $   191       $ 191       $   1,350

Accruing loans which are contractually
past due 90 days or more:
  Real estate:
  Construction.................................       $     0       $   0       $       0
  Multi-family residential.....................           551           0               0
  Non-residential..............................             0           0               0
                                                      -------       -----       ---------

Total..........................................       $   551       $   0       $       0
                                                      -------       -----       ---------
                                                      -------       -----       ---------

Total non-performing loans.....................       $   742       $ 191       $   1,350

Real-estate owned (2)..........................           287         724               0
                                                      -------       -----       ---------
Total non-performing assets....................       $ 1,029       $ 915       $   1,350
                                                      -------       -----       ---------
                                                      -------       -----       ---------

Non-performing loans to total loans............         2.55%        .67%           4.57%
                                                      -------       -----       ---------
                                                      -------       -----       ---------

Non-performing assets to total assets..........         2.89%       2.66%           3.87%
                                                      -------       -----       ---------
                                                      -------       -----       ---------

Loans modified in troubled debt restructuring..       $     0       $   0       $       0
                                                      -------       -----       ---------
                                                      -------       -----       ---------

------------------------

(1) Non-accrual status denotes loans on which are contractually past due 90 days or more. It is management's policy to place all loans past due 90 days in non-accrual status.

(2) Real estate owned represents property acquired by the Bank through foreclosure or repossession or loans that are accounted for as an in-substance foreclosure. This property is carried at the lower of its fair market value or net realizable value.


    Interest income that would have been recorded on loans accounted for on a non-accrual basis under the original terms of such loans was $4,280 for the six months ended December 31, 1997 and $97,534 for the year ended December 31, 1997. Amounts included in the Bank's interest income for the year ended December 31, 1997 was $42,157.

    Classified Assets. The Bank maintains a classification system for problem assets of insured institutions which covers all problem assets. Under this classification system, problem assets of insured institutions are classified as "substandard," "doubtful," or "loss." An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as loss are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets may be designated "special mention" because of potential weakness that do not currently warrant classification in one of the aforementioned categories.

    At December 31, 1997, the Bank had $0 of assets classified as doubtful or loss, $157,000 of assets classified as substandard loans and $0 of assets classified as special mention loans.

    Foreclosed Real Estate. Real estate acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the fair value at the date of foreclosure less estimated costs of disposition.

    The Bank records loans as in-substance foreclosures if the borrower has little or no equity in the property based upon its documented current fair value, the Bank can only expect repayment of the loan to come from the sale of the property and if the borrower has effectively abandoned control of the collateral or has continued to retain control of the collateral but because of the current financial status of the borrower, it is doubtful the borrower will be able to repay the loan in the foreseeable future. In- substance foreclosures are accounted for as real estate acquired through foreclosure, however, title to the collateral has not been acquired by the Bank. There may be significant other expenses incurred such as legal and other extraordinary servicing costs involved with in substance foreclosures. The Bank had $286,753 of foreclosed real estate at December 31, 1997.

    Allowances for Loan Losses. It is management's policy to provide for losses on unidentified loans in its loan portfolio. A provision for loan losses is charged to operations based on management's evaluation of the potential losses that may be incurred in the Bank's loan portfolio. Such evaluation, which includes a review of all loans of which full collectibility of interest and principal may not be reasonably assured, considers the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions. During the six months ended December 31, 1997 and fiscal year ended June 30, 1997, the Bank provided $8,000 and $16,000, respectively, for loan losses based on management's decision to expand consumer lending. The loan loss allowance at December 31, 1997 is equal to .64%. At December 31, 1997, 95.2% of total loans were collateralized by one-to-four family dwellings on real estate located in the market area.

    The following tables sets forth information with respect to NCF's allowance for loan losses at the dates indicated:


                                                         AT DECEMBER 31,      AT JUNE 30,
                                                         ---------------- -----------------------
                                                              1997         1997           1996
                                                         ----------------------------------------
                                                                            (In Thousands)

Balance at beginning of period.....................         $     177       $  161     $     100
Loans charged off:
  Real estate--one-to-four family....................               0            0             0
  Real estate--construction..........................               0            0             0
  Non-residential....................................               0            0             0
  Consumer...........................................               0            0             0
                                                                  ---          ---           ---
Total charge-offs....................................       $       0       $    0     $       0
                                                                  ---          ---           ---
                                                                  ---          ---           ---

Recoveries:
  Real estate--one-to-four family....................               0            0             0
  Real estate--construction..........................               0            0             0
  Non-residential....................................               0            0             0
  Consumer...........................................               0            0             0
                                                                  ---          ---           ---
Total recoveries.....................................       $       0       $    0     $       0
                                                                  ---          ---           ---
                                                                  ---          ---           ---

Net loans charged-off................................               0            0             0
Provision for loan losses............................               8           16            61
                                                                  ---          ---           ---

Balance at end of period.............................       $     185       $  177    $      161
                                                                  ---          ---           ---
                                                                  ---          ---           ---

Net charge-offs as a percentage of average
loans outstanding during the period..................           0.00%        0.00%         0.00%
                                                                -----        -----         -----
                                                                -----        -----         -----

    The following table sets forth the allocation of the Bank's allowance for loan losses by loan category and the percent of loans in each category to total loans receivable at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses that may occur within the loan category because the total loan loss allowance is a valuation reserve applicable to the entire loan portfolio. The distribution of the Bank's allowance on losses at the dates indicated is summarized as follows:


                                           AT DECEMBER 31, 1997
                                      -----------------------------
                                                    % OF LOANS IN
                                                    EACH CATEGORY
                                         AMOUNT     TO TOTAL LOANS
                                      -----------   ---------------

Real estate:
 One-to-four family...................   $     185          86.66%
 Construction.........................           0          13.58
 Multi-family residential.............           0           1.70
 Non-residential......................           0           2.33
Consumer..............................           0           0.60
                                         ---------
Total allowance for loan losses.......   $     185
                                         ---------
                                         ---------



                                                                  AT JUNE 30
                                      ---------------------------------------------------------------------
                                           1997                                   1996
                                      ---------------------          --------------------------------------

                                                       % OF  LOANS IN                         % OF LOANS IN
                                                        EACH CATEGORY                         EACH CATEGORY
                                           AMOUNT      TO TOTAL LOANS             AMOUNT     TO TOTAL LOANS
                                         -----------  ---------------           -----------  ---------------
Real estate:
 One-to-four family.................      $     177          86.66%              $   100          88.92%
 Construction.......................              0          13.58                    61          11.48
 Multi-family residential...........              0           1.70                     0           0.52
 Non-residential....................              0           2.33                     0           1.09
Consumer............................              0           0.60                     0           0.24
                                          ----------                             -----------
Total allowance for loan losses....       $     177                              $   161
                                          ----------                             -----------
                                         -----------                             -----------


Mortgage-Backed Securities and Investment Activities

    General. The investment policy of the Bank is to manage the utilization of excess funds and to provide for liquidity needs of the Bank as loan demands. The Bank has generally maintained 90% of its investment portfolio in liquid assets. At December 31, and June 30, 1997, the Bank had an investment portfolio of approximately $5,983,918 and $5,568,818, respectively, consisting primarily of interest-earning accounts.

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 requires the Bank to classify all of its investments in debt and equity securities ("securities") into three categories. Debt securities which management has the positive intent and ability to hold until maturity are to be classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term are to be classified as trading securities. All other securities are to be classified as available-for-sale securities.

    Unrealized holding gains and losses for trading securities are to be included in earnings. Unrealized gains and losses for available-for-sale securities are to be excluded from earnings and reported net of income tax effect as a separate component of shareholders' equity until realized. Investments classified as held to maturity are to be accounted for at amortized cost. The Bank adopted SFAS No. 115 effective April 1, 1994, and designated its investment and mortgage-backed securities portfolio into the required three categories. As a result of SFAS No. 115, the Bank reviewed and classified its securities as held for investment.

    SFAS No. 115 requires the Bank to account for a portion of its holding of debt securities at market value (as opposed to amortized cost) and may result in greater volatility in its earnings and capital position. It also may discourage investment in longer term debt securities, which tend to have higher yields than short term debt securities, and hence reduce the earnings of the Bank. No securities can be moved from a particular category without Board approval.

    The market value of investments and mortgage-backed securities held to maturity at December 31, and June 30, 1997, was $6,003,349 and $5,589,896,
respectively. The Bank anticipates having the ability to fund all of its investing activities from funds held on deposit at the FHLB. The Bank will continue to seek high quality investments with short to intermediate maturities and duration from one to five years.

Interest-Earning Accounts

    At December 31, and June 30, 1997, NCF held $5,415,150 and $4,994,761, respectively, in interest-earning demand deposits in other financial institutions, principally the FHLB of Cincinnati. NCF maintains these accounts in order to maintain liquidity and improve the interest-rate sensitivity of its assets.

Mortgage-Backed Securities

    To supplement lending activities, the Bank invests in residential mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings (although the Bank has not used them as such) and, through repayments, as a source of liquidity.

    At December 31, and June 30, 1997, the mortgage-backed securities portfolio had a market value of $130,229 and $153,435, respectively, and an amortized cost of $110,868 and $132,357. Because the entire portfolio is classified as held to maturity (the Bank had no mortgage-backed securities classified as available for sale at December 31, 1997), the portfolio is recorded at amortized cost.

    Mortgage-backed securities represent a participation interest in a pool of single-family mortgages, the principal and interest payments on which are passed from the mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such quasi-governmental agencies, which guarantee the payment of principal and interest to investors, primarily include FHLMC, GNMA, and FNMA.

    GNMA is a government agency within HUD which is intended to help finance government assisted housing programs. GNMA guarantees the timely payment of principal and interest, and GNMA securities are backed by the full faith and credit of the United States Government. Because GNMA was established to provide support for low- and middle-income housing, there are limits to the maximum size of loans that qualify for this program. GNMA limits its maximum loan size to $114,000 for VA loans and, on average, $67,500 for FHA loans. To accommodate larger-sized loans, and loans that, for other reasons, do not conform to the agency programs, a number of private institutions have established their own home-loan origination and securitization programs.

    Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate mortgages or adjustable-rate mortgage loans. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates. As a result, the interest rate risk characteristics of the underlying pool of mortgages, (i.e., fixed rate or adjustable rate) as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages. Mortgage-backed securities issued by FHLMC, FNMA, and GNMA make up a majority of the pass-through certificates market.

    Investment Portfolio. The following table sets forth the carrying value of the Bank's short-term investments, FHLB stock, and mortgage-backed securities at the dates indicated.

                                                              AT JUNE 30,
                                    AT DECEMBER 31,     --------------------
                                          1997            1997          1996
                                     ---------------    ---------  ---------
                                                      (In Thousands)
Interest-earning deposits.........     $ 5,415          $ 4,995       $ 4,968
FHLB stock........................         458              442           412
Mortgage-backed securities........         111              132           143
                                      ----------        ---------   ---------
Total investment................       $ 5,984          $ 5,569      $  5,523
                                      ---------         ---------   ---------
                                      ---------         ---------   ---------


    The following table sets forth information regarding the scheduled maturities, amortized costs, market value and weighted average yields for the Bank's mortgage-backed securities at December 31, 1997. The Bank's mortgage-backed securities are all issued by GNMA and mature in the year 2013. Expected maturities will differ from contractual maturities due to schedule repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties. The stated yield on mortgage-backed securities at December 31, 1997 was 11.5%. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.


                                        AT DECEMBER 31, 1997
                      ----------------------------------------------------------------
                       MORE THAN TEN YEARS              TOTAL INVESTMENT PORTFOLIO
                      ------------------------     -----------------------------------
                       CARRYING      AVERAGE       CARRYING      FAIR       AVERAGE
                        VALUE         YIELD         VALUE        VALUE       YIELD
                      -----------  -----------      -----------  ---------  ----------
GNMA...........         $  113        11.50%          $  113      $  130       11.50%
                      -----------  -----------      -----------  ---------  ----------
                      -----------  -----------      -----------  ---------  ----------



Sources of Funds

    General. Deposits are the major external source of the Bank's funds for lending and other investment purposes. The Bank derives funds from amortization and prepayment of loans and, to a much lesser extent, maturities of investment securities, borrowings, mortgage-backed securities and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions. The Bank had $0 in FHLB advances at December 31, 1997.

    Deposits. Consumer and commercial deposits are attracted principally from within the Bank's primary market area through the offering of a selection of deposit instruments including regular savings accounts, money market accounts, and term certificate accounts. The Bank also offers IRA accounts. Deposit account terms vary according to the minimum balance required, the time period the fund must remain on deposit, and the interest rate, among other factors. As of December 31, 1997, the Bank had no brokered deposits.

    Jumbo Certificates of Deposit. The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1997.



                                   CERTIFICATES
MATURITY PERIOD                     OF DEPOSIT
----------------------------    -----------------
                                  (In Thousands)

Within three months............       $   444
Three through twelve months....           201
Over twelve months.............           300
                                -----------------
Total..........................       $   945
                                -----------------
                                -----------------


Borrowings

    The Bank may obtain advances from the FHLB of Cincinnati to supplement its supply of lendable funds. Advances from the FHLB of Cincinnati are typically secured by a pledge of the Bank's stock in the FHLB of Cincinnati and a portion of the Bank's first mortgage loans and certain other assets. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The Bank, if the need arises, may also access the Federal Reserve Bank discount window to supplement its supply of lendable funds and to meet deposit withdrawal requirements. At December 31, 1997, the Bank had no borrowings from the FHLB of Cincinnati.

Employees

    Substantially all of the activities of NCF are conducted through the Bank, therefore, at December 31, 1997, NCF did not have any salaried employees.

    As of December 31, 1997, the Bank had eight full-time employees. None of the Bank's employees are represented by a collective bargaining group.

                       REGULATION AND SUPERVISION OF NCF

    Set forth below is a brief description of certain laws which related to the regulation of NCF and the Bank. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

    Company Regulation. As a registered bank holding company, NCF is regulated under the Bank Holding Company Act (the "Act") and is subject to supervision and regular inspection by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). The Act requires, among other things, the prior approval of the Federal Reserve Board in any case where NCF proposes to (i) acquire all or substantially all of the assets of any bank, (ii) acquire direct or indirect ownership or control of more than 5 percent of the voting shares of any bank or (iii) merge or consolidate with any bank holding company.

    Under the Act, NCF is prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any non-banking corporation. Further, NCF may not engage in any business other than managing and controlling banks or furnishing certain specified services to subsidiaries, and may not acquire voting control of non-banking corporations except those corporations engaged in businesses or furnishing services which the Federal Reserve Board deems to be so closely related to banking as "to be a proper incident thereto." The Federal Reserve Board has determined that a number of activities meet this standard including making and servicing loans; performing certain fiduciary functions; leasing real and personal property; underwriting an dealing in government obligations and certain money market instruments; underwriting and dealing, to a limited extent, in corporate debt obligations and other securities that banks may not deal in; providing foreign exchange advisory and transactional services; and owning, controlling or operating a savings association, if the savings association engages only in deposit-taking activities and lending and other activities that are permissible for bank holding companies.

    Bank holding companies and their subsidiary banks are also subject to the provisions of the Community Reinvestment Act of 1977, as amended ("CRA"). Under the CRA, each subsidiary bank's record in meeting the credit needs of the community served by the bank, including low- and moderate-income neighborhoods, is annually assessed by that bank's primary regulatory authority. When a bank holding company applies for approval to acquire a bank or other bank holding company, the Federal Reserve Board will review the assessment of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application.

    Under the Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources, including capital funds during periods of financial stress, to support each such bank. Although this "source of strength" policy has been challenged in litigation, the Federal Reserve Board continues to take the position that it has the authority to enforce it. Consistent with its "source of strength" policy for subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fund fully the dividends, and the prospective rate of earnings retention appears to be consistent with the company's capital needs, asset quality and overall financial condition.

    Bank Regulation. The Bank is subject to supervision and examination by the Federal Deposit Insurance Corporation (the "FDIC") and the Commonwealth of Kentucky. The Bank is insured by, and therefore subject to regulations of, the Federal Deposit Insurance Corporation ("FDIC"), and is also subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Numerous consumer laws and regulations also affect the operations of the Bank including, among others, disclosure requirements, anti-discrimination provisions, and substantive contractual limitations with respect to deposit accounts. The banking agencies, together with the Departments of Justice and Housing and Urban Development, also enforce compliance with community reinvestment, anti-discrimination and other fair lending laws and regulations.

    In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control money supply and credit availability in order to influence the economy.

    The FDIC has the authority to prohibit the Bank, as a commercial bank, from engaging in an unsafe or unsound practice in conducting its business. The payment of dividends, depending upon the financial condition of the institution in question, could be deemed to constitute such an unsafe or unsound practice, and the regulatory agencies have indicated their view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of the institutions to pay dividends in the future is presently, and could be further influenced, among other things, by applicable capital guidelines or by bank regulatory and supervisory policies.

    The ability of a banking institution to make funds available to its parent company is also subject to restrictions imposed by federal law. Generally, no bank subsidiary may extend credit to the parent company on terms and under circumstances which are not substantially the same as comparable extensions of credit to non-affiliates. No extension of credit may be made to the parent company which is in excess of 10 percent of the capital stock and surplus of such bank subsidiary or in excess of 20 percent of the capital and surplus of such bank subsidiary as to aggregate extensions of credit to the parent company and its subsidiaries. In certain circumstances, federal regulatory authorities may impose more restrictive limitations. Such extensions of credit, with limited exceptions, must be fully secured by collateral.

    The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding company. The extent of these powers depends upon whether the institution in question in considered "well capitalized", "adequately capitalized", "undercapitalized" or "critically undercapitalized". At June 30, 1997, The Bank exceeded the required ratios for classification as "well capitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal interest on subordinated debt; prohibiting the holding company from making capital distributions without regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without regulatory approval and an "adequately capitalized" depository institution may accept brokered deposits only with prior regulatory approval.

    Prior to obtaining the charter of a commercial bank, the Bank was a federally chartered savings association insured by the SAIF through the FDIC. Although most commercial banks are insured by the Bank Insurance Fund ("BIF") of the FDIC, the Bank did not elect at the time of the change in charter to change that form of insurance due to the costs involved.

    The Bank's deposit accounts are insured by the SAIF to a maximum of $100,000 for each insured member (as defined by law and regulation). Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the institution's primary regulator. The FDIC may also prohibit an insured depository institution from engaging in any activity the FDIC determines to pose a serious threat to the SAIF.

    The FDIC charges an annual assessment for the insurance of deposits based on the risk a particular institution poses to its deposit insurance fund, depending upon the institution's risk classification. This risk classification is based on an institution's capital group and supervisory subgroup assignment. In addition, the FDIC is authorized to increase deposit insurance rates on a semi-annual basis if it determines that such action is necessary to cause the balance in the SAIF to reach the designated reserve ratio of 1.25% of SAIF-insured deposits within a reasonable period of time. The FDIC may impose special assessments on SAIF members to repay amounts borrowed from the U.S. Treasury or for any other reason deemed necessary by the FDIC. Prior to September 30, 1996, the SAIF was substantially underfunded. Prior to September 30, 1996, members of the SAIF paid within a range of .23% to .31% of domestic deposits and members of the BIF, predominantly commercial banks, were required to pay substantially lower, or virtually no, federal deposit insurance premiums.

    Effective September 30, 1996, federal law was revised to mandate a one-time special assessment on SAIF members such as the Bank of approximately .657% of deposits held on March 31, 1995. The Bank recorded a $153,000 pre-tax expense for this assessment at September 30, 1996. Beginning January 1, 1997, deposit insurance assessments for SAIF members were reduced to approximately .064% of deposits on an annual basis; this rate may continue through the end of 1999. During this same period, BIF members are expected to be annually assessed approximately .013% of deposits. Thereafter, assessments for BIF and SAIF members should be the same and the SAIF and BIF may be merged. It is expected that these continuing assessments for both SAIF and BIF members will be used to repay outstanding Financing Corporation bond obligations. As a result of these changes, beginning January 1, 1997, the rate of deposit insurance assessed the Bank substantially declined.

    Capital Guidelines. Under the risk-based capital guidelines applicable to NCF and the Bank, the minimum guideline for the ratio of total capital to risk-weighted assets (including certain off-balance-sheet activities) is 8 percent. At least half of the total capital must be "Tier 1" or core capital, which primarily includes common shareholders' equity and qualifying preferred stock, less goodwill and other disallowed tangibles. "Tier 2" or supplementary capital includes, among other items, certain cumulative and limited-life preferred stock, qualifying subordinated debt and the allowance for credit losses, subject to certain limitations, less required deductions as prescribed by regulation.

    In addition, the federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3 percent for bank holding companies and banks meeting certain specified criteria, including that such institutions have the highest regulatory examination rating and are not contemplating significant growth or expansion. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3 percent minimum by at least 100 to 200 basis points. The federal bank regulatory agencies may, however, set higher capital requirements when particular circumstances warrant. Under the federal banking laws, failure to meet the minimum regulatory capital requirements could subject a bank to a variety of enforcement remedies available to federal bank regulatory agencies.

    At December 31, 1997, the respective total and Tier 1 risk-based capital ratios and leverage ratios of the Bank and NCF exceeded the minimum regulatory capital requirements.

    Federal Home Loan Bank System. The Bank is a member of the FHLB of Cincinnati, which is one of 12 regional FHLBs in the FHLB system that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB system. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the FHLB.

    As a member, the Bank is required to purchase and maintain stock in the FHLB of Cincinnati in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year.

    Federal Reserve System. The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW, and Super NOW checking accounts) and non-personal time deposits. At December 31, 1997, the Bank was in compliance with these Federal Reserve Board requirements.

                     DESCRIPTION OF COMMUNITY CAPITAL STOCK

General


    Community is authorized to issue 10,000,000 shares of Community Common Stock and 5,000,000 shares of serial preferred stock ("Community Preferred Stock"). As of the Community Record Date, there were 1,983,722 shares of Community Common Stock issued and outstanding. No shares of Community Preferred Stock are presently outstanding. The Community Common Stock represents nonwithdrawable capital, is not an account of an insurable type and is not insured by the FDIC or any other governmental authority.


Community Common Stock

    Dividends. Community can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. The holders of Community Common Stock are entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. If Community issues Community Preferred Stock, the holders thereof may have a priority over the holders of the Community Common Stock with respect to dividends.

    Voting Rights. The holders of Community Common Stock possess exclusive voting rights in Community. They elect Community's Board of Directors and act on such other matters as are required to be presented to them under Indiana law or the Articles of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of Community Common Stock is generally entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If Community issues Community Preferred Stock, holders of the Community Preferred Stock may have the right to vote with the holders of Community Common Stock as a single class or have voting rights as a separate class.

    Liquidation. In the event of any liquidation, dissolution or winding up of Community, the holders of the then-outstanding Community Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Community available for distribution. If Community Preferred Stock is issued, the holders thereof may have a priority over the holders of Community Common Stock in the event of liquidation or dissolution.

    Preemptive Rights. Holders of Community Common Stock are not be entitled to preemptive rights with respect to any shares which may be issued in the future. The Community Common Stock is not subject to redemption.

Community Preferred Stock

    The Board of Directors of Community is authorized to issue Community Preferred Stock in series and fix and state voting powers, designations, preferences or other special rights of the shares of each such series of Community Preferred Stock and the qualifications, limitations and restrictions thereof. Community Preferred Stock may rank prior to Community Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into Community Common Stock. The holders of any class or series of Community Preferred Stock also may have the right to vote separately as a class or series under the terms of such class or series or as may be otherwise provided by Indiana law. Community does not have any current plans to issue any such stock.

                    COMPARISON OF THE RIGHTS OF STOCKHOLDERS

    The rights of holders of NCF Common Stock are governed by the Delaware GCL and NCF's Certificate of Incorporation ("NCF's Certificate") and Bylaws, while the rights of holders of Community Common Stock are governed by the Indiana BCL and Community's Articles of Incorporation ("Community's Articles") and Bylaws. The discussion herein is not intended to be a complete statement of the differences affecting the rights of NCF's stockholders, but rather summarizes the more significant differences affecting the rights of such stockholders and certain important similarities. This summary is qualified in its entirety by reference to the Delaware GCL, the Indiana BCL, NCF's Certificate and Bylaws, and Community's Articles and Bylaws.

Authorized Capital Stock


    NCF's Certificate authorize the issuance of up to 1,400,000 shares of NCF Common Stock, of which 762,609 shares were issued and outstanding as of the NCF Record Date, and up 100,000 shares of NCF Preferred Stock, of which no shares were issued and outstanding as of the NCF Record Date.

    Community's Articles authorize the issuance of up to 10,000,000 shares of Community Common Stock, of which 1,983,722 shares were issued and outstanding as of the Community Record Date, and up to 5,000,000 shares of Community Preferred Stock, of which no shares were issued and outstanding as of the Community Record Date. The Community Preferred Stock is issuable in series, each series having such rights and preferences as Community's Board of Directors may fix and determine by resolution.


Amendment of Governing Instruments

    Article XX of NCF's general provides that the Article of Incorporation may be amended as set forth by Delaware law (i.e., generally upon the recommendation of the board of directors and the affirmation vote of a majority of all of the stockholder votes entitles to be cast on the matter), except that any amendment to Article IX (shareholder meetings; cumulative voting; proxies), X (notice for Nominations and Proposals), XI (Directors), XII (Removal of Directors), XIII (Limitations on Voting Rights, XIV (Approval of Business Combinations), XV (Fair Price Requirements), XVI (Evaluation of Offers), XVII (Directors' Liability), XVIII (Indemnification), XIX (Amendment of Bylaws) and XX (Amendment of Certificate of Incorporation) must be approved by the affirmation vote of the holders of not less than 80% of the outstanding shares of capital stock of NCF entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

    Article XII of Community's Articles generally provides that the Articles of Incorporation may be amended as set forth by Indiana law (i.e., generally upon the recommendation of the board of directors and the affirmative vote of a majority of all of the stockholder votes entitled to be cast on the matter), except that any amendment to Articles VI (preemptive rights), VII (directors), VIII (indemnification), IX (meetings of stockholders and stockholder proposals), X (restrictions on acquisitions), XI (voting rights) and XII (amendments) must be approved by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of the class or classes entitled to vote thereon at that meeting, voting together as a single class.

    The Bylaws of NCF may be amended by a majority of the board of directors or the vote of the holders of not less than 80% of the shares of capital stock of NCF entitled to vote generally in an election of directors. The Bylaws of Community may only be amended by a majority vote of the Board of Directors of Community.

Removal of Directors and Vacancies

    Under Community's Articles, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors. Under NCF's Certificate, the selection of an individual to fill a vacancy must be approved by a vote of two thirds of the directors then in office. Under both Community's Articles and NCF's Certificate any director chosen to fill a vacancy will hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

    Under NCF's Certificate, any director may be removed for cause by the affirmative vote of at least 80% of the outstanding shares of capital stock of NCF entitled to vote generally in an election of directors. Community's Articles provide that any director may be removed for cause by the holders of two-thirds of the outstanding voting shares of Community.

Director Indemnification and Liability

    Community's Articles provide that Community shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed formal or informal action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Community or any predecessor of Community, or is or was serving at the request of Community or any predecessor of Community as a director, officer, partner, member, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability and expenses (including court costs and attorneys' fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by law. Such indemnity shall be made only if (i) such person's conduct was in good faith;
(ii) such person reasonably believed (a) in the case of conduct in the person's official capacity with Community, that the person's conduct was in its best interests and (b) in all other cases, the person's conduct was at least not opposed to Community's best interests; and (iii) in the case of any criminal proceeding, the person either (a) had reasonable cause to believe the person's conduct was lawful, or (b) had no reasonable cause to believe that such person's conduct was unlawful.

    Community's Articles also provide that reasonable expenses incurred by a director, officer, employee or agent of Community in defending an action, suit or proceeding described above shall be paid by Community in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of a written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking, executed personally or on the person's behalf, to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by Community.

    NCF's Certificate includes an indemnification provision that covers substantially the same group of persons. The provision provides indemnification for expenses actually and reasonably incurred in defense of or in settlement of a derivative suit. It also covers amounts actually and reasonable incurred for expenses, settlement amounts, judgments and fines in connection with nonderivative suits. However, in either case, indemnification is only made of a person covered by the provision if he (i) is successful on the merits or otherwise or (ii) acted in good faith and acted in a manner he believed to be in, or not opposed to the best interests of NCF. A determination that the above standards have been met may be made by a (1) court or (ii) (except for a derivative suit not successful on its merits or otherwise) majority of disinterested directors, a written opinion of independent legal counsel or NCF's stockholders.

    Community's Articles provide that no director shall be personally liable to Community or its stockholders for monetary damages or injunctive relief for any act or omission by such director as a director unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the Indiana BCL, or any successor provision thereto. Section 23-1-35-1 of the Indiana BCL currently provides that directors will not be liable for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of the director's office in compliance with said section (i.e., in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation) and (ii) the breach or failure to perform constitutes willful misconduct or recklessness.

    Currently, the scope of the provision in Community's Articles limiting the personal liability of directors is uncertain because of the absence of judicial precedent interpreting similar provisions. In addition, the SEC takes the position that similar provisions added to other corporations' articles of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

    The provision limiting the personal liability of Community's directors does not eliminate or alter the duty of Community's directors; it merely limits personal liability for monetary damages to the maximum extent permitted by the Indiana BCL. Moreover, it applies only to claims against a director arising out of his role as a director; it currently does not apply to claims arising out of his role as an officer (if he is also an officer) or arising out of any other capacity in which he serves because the Indiana BCL does not authorize such a limitation of liability.

    The provision in Community's Articles which limits the personal liability of directors is designed to ensure that the ability of Community's directors to exercise their best business judgment in managing Community's affairs is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors of publicly-held corporations often require such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit. In recent years, litigation against publicly-held corporations and their directors and officers challenging good faith business judgments and involving no allegations of personal wrongdoing has become common. Such litigation regularly involves damage claims in huge amounts which bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not employees of the corporation. The expense of such litigation, whether it is well-founded or not, can be enormous. The provision of Community's Articles relating to director liability is intended to reduce, in appropriate cases, the risk incident to serving as a director and to enable Community to elect and retain the persons most qualified to serve as directors.

    NCF's Certificate has a similar provision that eliminates directors' liability in all cases except (i) for a breach of the director's duty of loyalty to NCF, (ii) acts or omissions not made in good faith or which involve intentional misconduct or a known violation of the law, (iii) under section 174 of the Delaware GCL or (iv) any transaction from which a director derived an improper personal benefit.

Special Meetings of Stockholders

    Community's Articles contain a provision pursuant to which special meetings of stockholders may be called by a majority of directors then in office or the Chairman of the Board or Chief Executive Officer. NCF's Certificate contains a provision pursuant to which special meetings of stockholders may be called by a majority of the board of directors or by a committee of the board designated by the board and having the power to call such meetings.

Actions by Stockholders Without a Meeting

    Community's Articles provide that any action permitted to be taken by the stockholders at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote and filed with the Secretary of Community. NCF's Certificate does not permit shareholder action without a shareholders meeting.

Stockholder Nominations and Proposals

    Community's Articles provide that, subject to the rights of the holders of any class or series of stock having a preference over the Community Common Stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a stockholder who has complied with the notice provisions in the Articles of Incorporation. Written notice of a stockholder nomination must be communicated to the attention of the secretary and either delivered to, or mailed and received at, the principal executive offices of Community not later than (i) with respect to an annual meeting of the stockholders, 60 days prior to the anniversary date of the mailing of proxy materials by Community in connection with the immediately preceding annual meeting of stockholders, and
(ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate as a director, and as to the stockholder giving the notice, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of Community's stock beneficially owned by such person on the date of the stockholder notice; and (iv) such other information regarding such person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (b) to the extent known by the stockholder giving the notice, (i) the name and address of any other stockholders supporting such nominees; and (ii) the class and number of shares of Community's stock beneficially owned by any other stockholders supporting such nominees, on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

    Community's Articles also provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Community. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Community not less than 60 days prior to the anniversary date of the mailing of proxy materials by Community in connection with the immediately preceding annual meeting of stockholders. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on Community's books, of the stockholder proposing such business, and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of Community which are beneficially owned by the stockholder and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such business. The presiding officer of an annual meeting shall determine and declare to the meeting whether the business was properly brought before the meeting in accordance with the provisions of the Articles of Incorporation and any such business not properly brought before the meeting shall not be transacted.

    NCF's Bylaws contain procedures for nominations and proposals at annual meetings of shareholders that are substantially similar to those contained in Community's Articles. Neither NCF's Certificate nor Bylaws, however, contain any similar procedures for nominations and proposals to be made at special meetings.

Provisions Affecting Business Combinations and Control Share Acquisitions

    The Indiana BCL requires the approval of the Board of Directors and, unless the Articles of Incorporation provide for a higher vote, the holders of a majority of the outstanding stock of Community entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of Community's assets. The Indiana BCL permits Community to merge with another corporation without obtaining the approval of Community's stockholders if: (i) Community's Articles will not differ (subject to certain limited exceptions) from its Articles of Incorporation before the merger; (ii) each stockholder of Community whose shares were outstanding immediately before the effective date of the merger will hold the same proportionate number of shares after the merger; and (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, will not exceed 20% of the shares of Community Common Stock outstanding immediately prior to the merger.

    Articles 10A. and 10B. of Community's Articles of Incorporation govern any proposed "Business Combination" (defined generally to include certain sales, purchases, exchanges, leases, transfers, dispositions or acquisitions of assets or businesses, mergers or consolidations, or certain reclassifications of securities of Community) between Community or any subsidiaries, on the one hand, and a Related Person, on the other hand. A "Related Person" is defined generally to include any person, partnership, corporation, group or other entity (other than Community and its subsidiaries) which is the Beneficial Owners (as defined) of 10.0% or more of the shares of Community entitled to vote generally in an election of directors (the "Voting Shares").

    Under Article 10B., if certain specified conditions (discussed briefly in the following four paragraphs) are not met, neither Community nor any of its subsidiaries may become a party to any Business Combination, without the prior affirmative vote at a meeting of Community's stockholders by the holders of at least 80.0% of the Voting Shares, voting separately as a class, and by an Independent Majority of Stockholders, which is defined to mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned (as defined), directly or indirectly, by a Related Person. If such approval were obtained, the special conditions would not have to be met. Such conditions also would not have to be met if the Board of Directors approved the Business Combination at times and by votes specified in the Community Articles.

    The conditions necessary to avoid the vote of 80.0% of Community's outstanding Voting Shares and of an Independent Majority of Stockholders include conditions providing that, upon consummation of the Business

Combination, all of Community's stockholders would receive at least a certain minimum price per share for their shares. The ratio of the price to be received by the stockholders (other than the Related Person) in the Business Combination to the market price of Community's shares immediately before the announcement of the Business Combination would have to be at least as great as the ratio of (i) the highest per share price paid by the Related Person in acquiring any of the Community Common Stock prior to the Business Combination to (ii) the market price per share of Community Common Stock immediately before the initial acquisition of any shares by the Related Person. A similar condition would apply in the case of the price to be paid for any outstanding shares of Community Preferred Stock. These requirements generally are designed to ensure that the stockholders receive the benefit of any premium paid by the Related Person in acquiring any of its holdings. The price to be received by stockholders in the Business Combination also would have to be not less than the highest per share price paid by the Related Person in acquiring any of its holdings.

    Another condition necessary to avoid the increased vote requirements is that the consideration to be received in the Business Combination by holders of stock (whether common stock or preferred stock) must be in the same form and of the same kind as the consideration paid by the Related Person in acquiring stock already owned by it (except to the extent that each individual stockholder might agree to accept consideration of a different form or kind in exchange for all or part of the shares which he owns). Thus, for example, if the Related Person had acquired his initial share interest for cash, the remaining stockholders would have to be offered cash in the Business Combination and would not have to accept stock or debt of another corporation or institution.

    In order to avoid the supermajority voting requirements of Article 10B., the Related Person also would have to comply with certain other conditions after he acquired his 10.0% interest in Community. These conditions include the following: (i) the Related Person must ensure that Community's Board of Directors included representation by "Continuing Directors" (generally, those directors at the time of effectiveness of the Articles of Incorporation, whether or not a Related Person or Associate or Affiliate (as defined) of a Related Person, and those directors who are not affiliated with the Related Person and who are elected as directors prior to the time the Related Person became such or with the recommendation of a majority of other Continuing Directors) in proportion to the holdings of the other stockholders; (ii) the Related Person must have refrained from acquiring additional capital stock of Community with certain limited exceptions, and must have refrained from acquiring additional Voting Shares, or securities convertible into or exchangeable for Voting Shares, after he became a Related Person; (iii) the Related Person must not have received certain specified benefits from Community, such as loans or guarantees, and, except with the approval of a majority of the directors and a majority of the Continuing Directors, must not have made any change in Community's business or equity capital structure or entered into any contract, arrangement or understanding with Community; and (iv) except as approved by a majority of the directors and a majority of the Continuing Directors, there must have been no failure to pay full quarterly dividends on any outstanding Community Preferred Stock, no reduction in annual dividends paid on the Community Common Stock, and there must have been increases in annual dividends as necessary to reflect any reclassification, recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of stock. Finally, a proxy statement must have been sent to stockholders in connection with the Business Combination. Such proxy statement must contain the recommendations, if any, of the Continuing Directors, and of any investment banking firm selected by a majority of the Continuing Directors, as to the fairness of the Business Combination from the point of view of the stockholders.

    If all of the foregoing conditions are met, the increased voting requirements described above are dispensed with and the Business Combination would require only such approval, if any, as would otherwise by required by Indiana law.

    Articles 10A. and 10B. are intended to provide minimum safeguards for stockholders who do not accept a takeover attempt and continue to hold their shares after the attempt succeeds and the control of Community is acquired by a Related Person. The requirement of an 80.0% stockholder vote probably means that a Business Combination which fails to meet the minimum price and other conditions might not be accomplished against the opposition of the incumbent Board of Directors.

    The provisions would not restrict another company which merely desired to exercise control over Community and did not intend to effect a subsequent Business Combination. Moreover, these provisions may not apply to an attempted combination with a person not a Related Person. On the other hand, if another company obtaining control over Community were not willing to meet the price and other conditions of Article 10B., the holders of just over one-fifth of the outstanding Voting Shares could block a Business Combination supported by the remaining stockholders. The result is that Business Combinations favored by a majority of stockholders might not be approved. Article 10B. might also discourage a tender offer for Community's stock because of the resulting need either to observe the minimum price requirements or to obtain an 80.0% stockholder vote as a precondition to any subsequent Business Combination. This might have the effect of preventing temporary fluctuations in the market price of the stock of Community which could result from actual or rumored takeover attempts.

    In addition, the Indiana BCL contains a provision which, unless explicitly provided for otherwise in a corporation's articles of incorporation or bylaws, restricts the voting rights of shares acquired by a person in excess of 20% of the outstanding shares, unless voting rights are granted by resolution approved by a majority of the disinterested stockholders of the corporation.

    NCF's Certificate requires the affirmative vote of at least 80% of NCF's outstanding shares entitled to vote in the election of director in order for NCF to engage in or enter into certain "Business Combinations," as defined therein, with any Principal Shareholder (as defined below) or any affiliates of the Principal Shareholder, unless the proposed transaction has been approved in advance by the NCF's Board of Directors, excluding those who were not directors prior to the time the Principal Shareholder became the Principal Shareholder. The term "Principal Shareholder" is defined to include any person and the affiliates and associates of the person (other than NCF or its subsidiary) who beneficially owns, directly or indirectly, 10% or more of the outstanding shares of voting stock of NCF. Any amendment to this provision requires the affirmative vote of at least 80% of the shares of NCF entitled to vote generally in an election of directors.

                    RESTRICTIONS ON ACQUISITION OF COMMUNITY

Restrictions in Community's Articles of Incorporation and Bylaws and Indiana
Law

    Certain provisions of Community's Articles and Bylaws which deal with matters of corporate governance and rights of stockholders might be deemed to have a potential anti-takeover effect. These provisions, which are described under "Comparison of Stockholders' Rights" above, provide, among other things,
(i) that the Board of Directors of Community shall be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years, with one class being elected annually;
(ii) that special meetings of stockholders may only be called by the Board of Directors of Community; (iii) that stockholders generally must provide Community notice of stockholder nominations for director and proposals and related information at least 60 days prior to the anniversary date of the mailing of proxy materials by Community in connection with the immediately preceding annual meeting of stockholders; (iv) that no person may acquire more than 10% of the issued and outstanding shares of any class of an equity security of Community during the five-year period from the date of consummation of the conversion of the mutual holding company and the reorganization of Community in the holding company form of ownership; (v) the authority to issue shares of authorized but unissued Community Common Stock and Community Preferred Stock and to establish the terms of any one or more series of Community Preferred Stock, including voting rights; and (vi) restrictions on Community's ability to engage in certain business combinations with "related persons." In addition to the foregoing, and also as described under "Comparison of Stockholders' Rights" above, the Indiana BCL generally restricts the voting rights of shares acquired by a person in excess of 20% of the outstanding shares.

    The foregoing provisions of Community's Articles and Bylaws and Indiana law could have the effect of discouraging an acquisition of Community or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the Community Common Stock.

    In addition, certain provisions of Community stock benefit plans provide for accelerated benefits to participants in the event of a change in control of Community. The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of Community.

    The Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors. The Board of Directors believes that these provisions are in the best interests of Community and its stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of Community and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of Community and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of Community and where the transaction is in the best interests of all stockholders.

REGULATORY RESTRICTIONS

    The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of any insured institution unless the appropriate federal banking agency has been given 60 days' prior written notice. The Bank Holding Company Act ("BHCA") provides that no company may acquire "control" of a bank without the prior approval of the Federal Reserve. Any company that acquires such control becomes a bank holding company subject to registration, examination and regulation by the Federal Reserve. Pursuant to federal regulations, control of a bank is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, in certain situations which may vary depending on the insured depository institution's federal banking regulator. The appropriate federal banking agency may prohibit an acquisition if (i) it would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

                                 LEGAL OPINIONS

    The legality of the shares of Community Common Stock to be issued in the Merger, certain federal income tax consequences of the Merger, and certain other legal matters relating to the Merger are being passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to Community.

                                    EXPERTS

    The consolidated financial statements of Community as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the report of Monroe Shine & Co., Inc., independent certified public accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of NCF as of June 30, 1997 and 1996, and for each of the years in the two-year period ended June 30, 1997, have been included in this Joint Proxy Statement/Prospectus in reliance upon the report of Whelan, Doerr, Pike & Pawley, PSC, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of NCF for the year ended June 30, 1995, have been included in this Joint Proxy Statement/Prospectus in reliance upon the report of Crisp Hughes Evans LLP (formerly Crisp Hughes & Co., L.L.P.), independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

Community

    Any proposal which a stockholder wished to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of Community scheduled to be held in April 1999, must be received at the principal executive offices of Community, Attention: Pamela P. Echols, Assistant Corporate Secretary, no later than February 26, 1999.

    Stockholder proposals which are not submitted for inclusion in Community's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.F of Community's Articles as described above. See "Comparison of the Rights of Stockholders--Stockholder Nominations and Proposals."

NCF

    If the Merger is not consummated prior to NCF's annual meeting of stockholders, any proposal which a stockholder wished to have included in NCF's proxy statement and form of proxy relating to NCF's 1998 Annual Meeting of Stockholders must have been received by NCF by June 4, 1998.

                                 ANNUAL REPORTS

    A copy of Community's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

    Upon receipt of a written request, Community will furnish to any stockholder without charge, a copy of the Community's Annual Report, on Form 10-K for fiscal year 1997, as filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Pamela P. Echols, Assistant Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, New Albany, Indiana 47151. The Form 10-K is not a part of the proxy solicitation materials.

                                 OTHER MATTERS

    Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    The cost of the solicitation of proxies will be borne by Community. Community will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Community Common Stock. In addition to solicitations by mail, directors, officers, and employees of Community may solicit proxies personally or by telephone without additional compensation.

                 INDEX TO NCF CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                -----
Reports of Independent Auditors............................................................................         F-1

Consolidated Balance Sheets at December 31, 1997 (unaudited) and June 30, 1997 and 1996 (audited)..........         F-3

Consolidated Statements of Income for the six months ended December 31, 1997 and 1996 (unaudited) and for
  the years ended June 30, 1997, 1996 and 1995 (audited)...................................................         F-4

Consolidated Statements of Stockholders' Equity for the six months ended December 31, 1997 (unaudited) and
  for the years ended June 30, 1997, 1996 and 1995 (audited)...............................................         F-5

Consolidated Statements of Cash Flows for the six months ended December 31, 1997 and 1996 (unaudited) and
  for the years ended June 30, 1997, 1996 and 1995 (audited)...............................................         F-6

Notes to Consolidated Financial Statements.................................................................         F-7


                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
NCF Financial Corporation and Subsidiaries
Bardstown, Kentucky

We have audited the accompanying consolidated balance sheet of NCF Financial Corporation and Subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of the Corporation for the year ended June 30, 1995 were audited by other auditors whose report dated August 17, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NCF Financial Corporation and Subsidiaries as of June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 1997, in conformity with generally accepted accounting principles.

/s/Whelan, Doerr, & Pike, PSC
--------------------------------
Certified Public Accountants
Elizabethtown, Kentucky
July 31, 1997
 except for Notes 13, 14,
 and 15 to which the date
 is January 30, 1998

                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
Nelson County Federal Savings and Loan Association
Bardstown, Kentucky

We have audited the accompanying consolidated balance sheet of Nelson County Federal Savings and Loan Association (Association) and Subsidiary as of June 30, 1995, and the related consolidated statements of income, retained earnings, and cash flows for the year ended June 30, 1995. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Association and Subsidiary as of June 30, 1995, and the results of their operations and their cash flows for the year ending June 30, 1995, in conformity with generally accepted accounting principles.



                                               /s/ Crisp Hughes Evans LLP
                                               -------------------------------

Asheville, North Carolina
August 17, 1995

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                                JUNE 30,
                                                                       DECEMBER 31   ----------------------------
                                                                          1997           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
ASSETS
Cash and due from banks.............................................  $     450,566  $     200,370  $     195,210
Interest-earning deposits...........................................      5,415,150      4,994,761      4,967,748
Loans receivable, net (Notes 1 and 2)...............................     28,009,756     27,046,450     28,861,111
Mortgage-backed securities (market value $130,299, $153,435,
  $164,993, respectively (Notes 1 and 3)............................        110,868        132,357        143,347
Real estate owned (Note 1)..........................................        286,753        724,486       --
Premises and equipment, net (Notes 1 and 4).........................        583,222        518,898         50,823
Investment in Federal Home Loan Bank stock..........................        457,900        441,700        412,100
Interest receivable.................................................        224,768        245,089        219,856
Deferred tax asset..................................................         39,968         57,602          3,922
Other assets........................................................         47,823         40,893         50,628
                                                                      -------------  -------------  -------------
    TOTAL ASSETS....................................................  $  35,626,774  $  34,402,606  $  34,904,745
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                           LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Savings deposits (Notes 1 and 5)..................................  $  22,983,957  $  21,969,434  $  22,741,108
  Accrued expenses and other liabilities............................        345,844        379,555        246,856
  Income taxes payable (Notes 1 and 6)..............................         16,861          3,342        113,680
                                                                      -------------  -------------  -------------
    TOTAL LIABILITIES...............................................     23,346,662     22,352,331     23,101,644

COMMITMENTS (Note 2)................................................       --             --             --

STOCKHOLDERS' EQUITY (Note 7):
  Serial preferred stock, $.01 par value per share; 100,000 shares
    authorized and unissued.........................................       --             --             --
  Common stock, $.10 par value per share; authorized 1,400,000 shares; issued and outstanding, 792,609 shares in 1997 and
    770,500 shares in 1996..........................................         79,261         79,261         77,050
  Additional paid-in capital........................................      7,594,705      7,580,976      7,269,787
  Retained earnings-substantially restricted........................      5,180,638      5,017,571      4,918,436
  Unearned employee stock ownership plan............................       (387,500)      (412,500)      (462,172)
  Unearned stock compensation plan..................................       (186,992)      (215,033)      --
                                                                      -------------  -------------  -------------
    TOTAL STOCKHOLDERS' EQUITY......................................     12,280,112     12,050,275     11,803,101
                                                                      -------------  -------------  -------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................  $  35,626,774  $  34,402,606  $  34,904,745
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See notes to consolidated financial statements.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                  SIX MONTHS ENDED
                                                    DECEMBER 31,                   YEARS ENDED JUNE 30,
                                             --------------------------  ----------------------------------------
                                                 1997          1996          1997          1996          1995
                                             ------------  ------------  ------------  ------------  ------------
                                             (UNAUDITED)   (UNAUDITED)
INTEREST INCOME:
  Loans....................................  $  1,250,244  $  1,144,988  $  2,249,202  $  2,245,497  $  1,895,727
  Mortgage-backed securities...............         7,151         8,276        19,725        20,115        28,056
  Interest-earning deposits................       155,132       151,794       303,799       257,541       106,416
                                             ------------  ------------  ------------  ------------  ------------
    TOTAL INTEREST INCOME..................     1,412,527     1,305,058     2,572,726     2,523,153     2,030,199

INTEREST EXPENSE:
  Deposit accounts.........................       534,725       532,500     1,042,768     1,105,006       980,945
  Federal Home Loan Bank advances..........       --            --            --             17,623        26,673
                                             ------------  ------------  ------------  ------------  ------------
    TOTAL INTEREST EXPENSE.................       534,725       532,500     1,042,768     1,122,629     1,007,618
                                             ------------  ------------  ------------  ------------  ------------
    NET INTEREST INCOME....................       877,802       772,558     1,529,958     1,400,524     1,022,581

Provision for loan losses (Notes 1 and 2)..         8,000         8,000        16,000        61,000        20,000
                                             ------------  ------------  ------------  ------------  ------------
Net interest income after provision for
  loan losses..............................       869,802       764,558     1,513,958     1,339,524     1,002,581

OTHER INCOME:
  Loan fees and service charges............        19,426        11,256        19,645        23,341        15,975
  Other....................................       --            --            --            --              2,336
                                             ------------  ------------  ------------  ------------  ------------
    TOTAL OTHER INCOME.....................        19,426        11,256        19,645        23,341        18,311

OTHER EXPENSES:
  Compensation and employee benefits.......       277,860       235,786       579,190       471,462       326,154
  Net occupancy expense....................        26,072        14,033        34,333        26,388        23,617
  Deposit insurance premiums...............        10,183       181,723       190,154        57,374        52,540
  Data processing..........................        23,229        19,294        37,557        34,203        34,029
  State franchise and other taxes..........        24,853        21,872        46,498        27,565        26,256
  Professional fees........................        53,633        34,597        57,832        77,543        12,475
  Other operating expenses.................        53,580        46,128        82,533        67,782        58,270
                                             ------------  ------------  ------------  ------------  ------------
    TOTAL OTHER EXPENSES...................       469,410       553,433     1,028,097       762,317       533,341
                                             ------------  ------------  ------------  ------------  ------------
Income before income taxes.................       419,818       222,381       505,506       600,548       487,551

Income taxes (Notes 1 and 6)...............       143,798        73,594       177,845       202,758       170,998
                                             ------------  ------------  ------------  ------------  ------------
NET INCOME.................................  $    276,020  $    148,787  $    327,661  $    397,790  $    316,553
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
BASIC EARNINGS PER SHARE (Notes 7 and 15)..  $        .37  $        .20  $        .44  $        .36  $    --
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
DILUTIVE EARNINGS PER SHARE (Notes 7
  and 15)..................................  $        .37  $        .20  $        .44  $        .36  $    --
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
PRO-FORMA NET INCOME PER SHARE OF COMMON
  STOCK (Note 7)...........................  $    --       $    --       $    --       $        .66  $    --
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

                See notes to consolidated financial statements.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                   UNEARNED
                                                                                   EMPLOYEE      UNEARNED
                                 COMMON                ADDITIONAL                    STOCK         STOCK
                                  STOCK     COMMON      PAID-IN       RETAINED     OWNERSHIP   COMPENSATION
                                 SHARES      STOCK      CAPITAL       EARNINGS       PLAN          PLAN           TOTAL
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------
BALANCE, July 1, 1994.........     --      $  --      $    --       $  4,319,668  $   --        $   --        $   4,319,668

Net income....................     --         --           --            316,553      --            --              316,553
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------
BALANCE, June 30, 1995........     --         --           --          4,636,221      --            --            4,636,221

Net income....................     --         --           --            397,790      --            --              397,790

Net proceeds from sale of
  common stock................    770,500     77,050     7,258,687       --          (500,000)      --            6,835,737

Fair value of shares committed
  to be released from ESOP
  plan........................     --         --            11,100       --            37,828       --               48,928

Cash dividend paid............     --         --           --           (115,575)     --            --             (115,575)
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------
BALANCE, June 30, 1996........    770,500     77,050     7,269,787     4,918,436     (462,172)      --           11,803,101

Net income....................     --         --           --            327,661      --            --              327,661

Issuance of shares for stock
  compensation plan...........     23,115      2,312       298,183       --           --           (300,495)       --

Compensation expense under
  stock compensation plan.....     (1,006)      (101)       (7,409)      --           --             85,462          77,952

Fair value of shares committed
  to be released from ESOP
  plan........................     --         --            20,415       --            49,672       --               70,087

Cash dividends paid...........     --         --           --           (228,526)     --            --             (228,526)
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------
BALANCE, June 30, 1997........    792,609     79,261     7,580,976     5,017,571     (412,500)     (215,033)     12,050,275

Net income six months ended
  December 31, 1997
  (unaudited).................     --         --           --            276,020      --            --              276,020

Compensation expense under
  stock compensation plan
  (unaudited).................     --         --             2,157       --           --             28,041          30,198

Fair value of shares committed
  to be released from ESOP
  plan (unaudited)............     --         --            11,572       --            25,000       --               36,572

Cash dividends paid
  (unaudited).................     --         --           --           (112,953)     --            --             (112,953)
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------
BALANCE, December 31, 1997
  (unaudited).................    792,609  $  79,261  $  7,594,705  $  5,180,638  $  (387,500)  $  (186,992)  $  12,280,112
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------
                                ---------  ---------  ------------  ------------  -----------  -------------  -------------


                                           See notes to consolidated financial statements.


                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED
                                                         DECEMBER 31,               YEARS ENDED JUNE 30,
                                                   ------------------------  ----------------------------------
                                                      1997         1996         1997        1996        1995
                                                   -----------  -----------  ----------  ----------  ----------
                                                   (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES:
  Net income.....................................   $ 276,020    $ 148,787   $  327,661  $  397,790  $  316,553
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation.................................      14,389        7,251       15,868      16,808      14,378
    Provision for loan losses....................       8,000        8,000       16,000      61,000      20,000
    Deferred income taxes (benefit)..............      17,634      (26,804)     (53,680)    (53,922)     --
    FHLB dividends received in stock.............     (16,200)     (14,500)     (29,600)    (27,500)    (23,400)
    Amortization of deferred loan origination....      (7,208)        (280)        (545)     (1,815)     (1,255)
    Accretion of discounts on mortgage-backed....        (406)        (117)        (248)       (884)     (1,868)
    Increase (decrease) in allowance for uncol-
      lectible interest..........................     (55,716)      55,334       97,534      15,735        (586)
    Increase in interest receivable..............      76,037     (134,910)    (122,767)   (116,785)    (28,754)
    Decrease (increase) in other assets..........      (6,930)     (20,590)       9,735      11,913     (14,918)
    Increase in accrued expenses and other
      liabilities................................     (33,711)     (48,992)     132,699      86,196      55,358
    (Decrease) increase in current income taxes..      13,519     (143,283)    (110,338)    110,680       3,000
    ESOP and stock compensation plan expense.....      66,770       33,328      148,039      48,928      --
                                                   -----------  -----------  ----------  ----------  ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES........     352,198     (136,776)     430,358     548,144     338,508

INVESTING ACTIVITIES:
  Principal payments on mortgage-backed
    securities...................................      21,895        5,324       11,238      39,486      94,250
  Net decrease (increase) in loans originated....    (694,098)     971,882    1,074,720  (2,346,092) (4,011,667)
  Proceeds from sale of foreclosed assets........     167,733       --           --          --          --
  Acquisition of premises and equipment..........     (78,713)        (254)    (483,943)     (3,000)    (38,163)
                                                   -----------  -----------  ----------  ----------  ----------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES.....................................    (583,183)     976,952      602,015  (2,309,606) (3,955,580)

FINANCING ACTIVITIES:
  Net (decrease) increase in deposits............   1,014,523     (378,336)    (771,674)   (431,320)     92,775
  Advances (repayments) from FHLB................      --           --           --        (700,000)    700,000
  Stock conversion cost..........................      --           --           --        (234,187)   (135,076)
  Initial stock offering.........................      --           --           --       7,705,000      --
  Dividends paid.................................    (112,953)    (108,950)    (228,526)   (115,575)     --
  ESOP loan......................................      --           --           --        (500,000)     --
                                                   -----------  -----------  ----------  ----------  ----------
NET CASH (USED IN) PROVIDED BY FINANCING
  ACTIVITIES.....................................     901,570     (487,286)  (1,000,200)  5,723,918     657,699
                                                   -----------  -----------  ----------  ----------  ----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................     670,585      352,890       32,173   3,962,456  (2,959,373)

CASH AND CASH EQUIVALENTS, beginning of year.....   5,195,131    5,162,958    5,162,958   1,200,502   4,159,875
                                                   -----------  -----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of year...........   $5,865,716   $5,515,848  $5,195,131  $5,162,958  $1,200,502
                                                   -----------  -----------  ----------  ----------  ----------
                                                   -----------  -----------  ----------  ----------  ----------


                                           See notes to consolidated financial statements.


                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The following is a description of the more significant accounting policies which NCF Financial Corporation follows in preparing and presenting its consolidated financial statements:

   1. Principles of Consolidation--The consolidated financial statements include the accounts of NCF Financial Corporation (the Corporation) and its wholly-owned subsidiary, NCF Bank and Trust Co. (the Bank) and its wholly-owned subsidiary, Nelson Service Corporation. Intercompany balances and transactions have been eliminated. The impact of Nelson Service Corporation (NSC) on the consolidated financial statements is insignificant. NSC has no operating activity other than to own stock in a third-party service bureau.

   2. Loans Receivable--Loans receivable are carried at their unpaid principal balance less net deferred loan fees and allowances for losses.

      The Bank maintains allowances for losses on loans when a significant and probable decline in value occurs and for losses on real estate acquired in settlement of loans. Loan loss provisions are charged to income when, in the opinion of management, such losses for which no provision has been made are expected to be incurred. Interest on loans that are contractually past due more than 90 days is charged to an allowance and recognized as a reduction in interest income.

      The allowance for loan losses is based upon an evaluation of the loan portfolio. The evaluation considers such factors as the delinquency status of loans, current economic conditions, the net realizable value of the underlying security and prior loan loss experience.

      Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Bank's control. Unanticipated future adverse changes in such conditions could result in material adjustments to allowances and therefore, the future results of operations.

      The Financial Accounting Standards Board (FASB) issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan" . It requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. The Statement applies to financial statements for fiscal years beginning after December 15, 1994. The adoption of this statement did not affect the level of the overall allowance or the operating results. The Bank defines the population of impaired loans to be all non-accrual loans.

      Loan fees resulted from the origination of certain mortgage loans. Such fees are deferred ("deferred loan fees")and reflected as a reduction of the carrying value of mortgage loans. The deferred fees are amortized using the interest method over the contractual lives of the loans.

      The Bank does not charge any loan fees in connection with the origination of current mortgage loan production. Also, loan origination costs such as attorney and appraisal fees are paid directly by the borrower. The only cost incurred by the Bank is the time required to process the loan application and minimal supplies. Management has determined that capitalization of these costs is immaterial with respect to the Bank's yield on mortgage loans. The Bank continues to have deferred loan origination fees for loans prior to July 1, 1988 and some loans originated in 1992 which are being amortized to income on the interest level yield method.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      The Bank's primary lending area is Nelson County, Kentucky. The economy within this market area is economically diverse, including a variety of manufacturing industries. The Bank's primary lending activity is the origination of residential real estate loans secured by first mortgage for the purpose of acquisition or construction of one-to-four family residential properties.

   3. Securities--The Corporation records securities under Statement of Financial Accounting Standards No. 115 (SFAS No. 115) "Accounting for Certain Investments in Debt and Equity Securities", which requires the classification of securities into three categories: held-to-maturity, available-for-sale, or trading. Based upon a periodic review of the investment portfolio, debt securities in which the Corporation has a positive intent and ability to hold are classified as held-to-maturity and are carried at cost adjusted for the amortization of premiums and discounts using the interest method over the terms of the securities. Gains and losses on the sale of investment securities are determined using the specific identification method.

      Debt and equity securities which do not fall into this category, nor held for the purpose of selling in the near term are classified as available-for-sale. Unrealized holding gains and losses, net of income tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. No securities have been classified as trading securities or available-for-sale.

   4. Real Estate Owned--Real estate properties acquired through foreclosure and in settlement of loans are stated at the lower of cost or fair value less estimated selling costs at the date of foreclosure. The excess of cost over fair value less the estimated costs to sell at the time of foreclosure is charged to the allowance for loan losses. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are not capitalized and are charged against operations in the current period.

   5. Premises and Equipment--Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

   6. Federal Home Loan Bank Stock--Investment in stock of a Federal Home Loan Bank is required by law of every federally insured savings and loan or savings bank. The investment is carried at cost. No ready market exists for the stock, and it has no quoted market value.

   7. Income Taxes--Deferred income taxes have been provided on income and expenses reported for financial statement purposes in periods which differ from those in which they are reported for income tax purposes.

   8. Estimates and Assumptions--The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   9. Cash Flows--For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash on hand and amounts due from banks.

  10. Advertising Costs--The Corporation expenses all advertising costs when they are incurred.

  11. Reclassifications--Certain amounts for 1996 and 1995 have been reclassified to conform to the presentation for 1997.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

2. LOANS RECEIVABLE

  Loans receivable are summarized as follows:

                                                                       DECEMBER 31             JUNE 30,
                                                                          1997       ----------------------------
                                                                                         1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
  Real estate first mortgage loans:
    One-to-four family..............................................  $  24,569,206  $  23,438,389  $  25,661,820
    Construction....................................................      3,130,796      3,672,475      3,314,295
    Multi-family residential........................................        454,404        460,436        150,982
    Non-residential.................................................        430,737        629,057        314,843
                                                                      -------------  -------------  -------------
    Total real estate loans.........................................     28,585,143     28,200,357     29,441,940

  Consumer loans:
    Loans secured by deposit accounts...............................        148,283        102,857         69,466
    Other...........................................................        351,085         59,929       --
                                                                      -------------  -------------  -------------
    Total consumer loans............................................        499,368        162,786         69,466
                                                                      -------------  -------------  -------------
    Total loans.....................................................     29,084,511     28,363,143     29,511,406

  Less:
    Undisbursed portion of loans in process.........................        889,547      1,132,277        481,334
    Net deferred loan origination fees..............................       --                7,208          7,753
    Allowance for loan losses.......................................        185,208        177,208        161,208
                                                                      -------------  -------------  -------------
                                                                          1,074,755      1,316,693        650,295
                                                                      -------------  -------------  -------------
                                                                      $  28,009,756  $  27,046,450  $  28,861,111
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

  Management of the Bank believes that its allowance for losses on its loan portfolio are adequate. However, the estimates used by management in determining the adequacy of such allowances are susceptible to significant changes due primarily to changes in economic and market conditions. In addition, various regulatory agencies periodically review the Bank's allowance for losses as an integral part of their examination processes. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examinations.

  The changes in the allowance for loan losses are summarized as follows:

                                                                              SIX MONTHS
                                                                                ENDED
                                                                             DECEMBER 31    YEARS ENDED JUNE 30,
                                                                             ------------  ----------------------
                                                                                 1997         1997        1996
                                                                             ------------  ----------  ----------
                                                                             (UNAUDITED)
  Beginning balance........................................................   $  177,208   $  161,208  $  100,208
  Provision for loan losses................................................        8,000       16,000      61,000
  Net charge-offs..........................................................       --           --          --
                                                                             ------------  ----------  ----------
  Ending balance...........................................................   $  185,208   $  177,208  $  161,208
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

  The Bank had outstanding commitments for mortgage loans of approximately $532,000, $450,000 and $300,000 at December 31, 1997 (unaudited), and June 30,
  1997 and 1996, respectively, and $105,000 for consumer loans at December 31, 1997 (unaudited). The commitments to originate loans at December 31, 1997 (unaudited)and June 30, 1997 and 1996, were entirely composed of variable rate loans.

  The Bank did not participate in the servicing of loans for others on any of the dates presented in these financial statements.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

2. LOANS RECEIVABLE (CONTINUED)

  Information about the Bank's investment in impaired loans is as follows:

                                                         DECEMBER 31,         JUNE 30,
                                                         ------------  ----------------------
                                                             1997         1997        1996
                                                         ------------  ----------  ----------
                                                         (UNAUDITED)
      Impaired loans with no related allowances........   $  191,000   $  191,000  $  755,000
                                                         ------------  ----------  ----------
                                                         ------------  ----------  ----------



                                                             DECEMBER 31               YEAR ENDED JUNE 30,
                                                        ----------------------  ---------------------------------
                                                           1997        1996        1997        1996       1995
                                                        ----------  ----------  ----------  ----------  ---------
                                                             (UNAUDITED)
      Average impaired loans outstanding..............  $  191,000  $  755,000  $  903,000  $  828,000  $  73,000
                                                        ----------  ----------  ----------  ----------  ---------
                                                        ----------  ----------  ----------  ----------  ---------
      Interest income recognized......................  $   46,709  $   --      $   --      $      704  $  --
                                                        ----------  ----------  ----------  ----------  ---------
                                                        ----------  ----------  ----------  ----------  ---------
      Interest income received........................  $   46,709  $   --      $   --      $      704  $  --
                                                        ----------  ----------  ----------  ----------  ---------
                                                        ----------  ----------  ----------  ----------  ---------

      Impaired loans were $191,000, $191,000 and $755,000 at December 31, 1997
      (unaudited) and June 30, 1997 and 1996, respectively. Interest income in the amount of $8,031 and $55,334 for the six months ended December 31, 1997 and 1996 (unaudited) and $97,534, $16,439 and $704 for the year ended June 30, 1997, 1996 and 1995, respectively, would have been recorded on impaired loans if they had been performing in accordance with their contractual terms.

3. MORTGAGE-BACKED SECURITIES

      The amortized cost basis and fair values of mortgage-backed securities are summarized as follows:

                                               AMORTIZED      GROSS         GROSS
                                                  COST     UNREALIZED    UNREALIZED       FAIR
                                                 BASIS        GAINS        LOSSES        VALUE
                                               ----------  -----------  -------------  ----------
SECURITIES HELD-TO-MATURITY:
  December 31, 1997:
    GNMA Certificates (unaudited)............  $  110,868   $  19,431     $  --        $  130,299
                                               ----------  -----------    ---------    ----------
                                               ----------  -----------    ---------    ----------
  June 30, 1997:
    GNMA Certificates........................  $  132,357   $  21,078     $  --        $  153,435
                                               ----------  -----------    ---------    ----------
                                               ----------  -----------    ---------    ----------
  June 30, 1996:
    GNMA Certificates........................  $  143,347   $  21,646     $  --        $  164,993
                                               ----------  -----------    ---------    ----------
                                               ----------  -----------    ---------    ----------

  There were no sales during the six months ended December 31, 1997 and 1996 (unaudited) and the years ended June 30, 1997, 1996 and 1995. Expected maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the obligations may be prepaid without penalties.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

4. PREMISES AND EQUIPMENT

      Premises and equipment consist of the following:

                                                           DECEMBER 31         JUNE 30,
                                                           ------------   ---------------------
                                                               1997         1997       1996
                                                           ------------  ----------  ---------
                                                           (UNAUDITED)
        Land and improvements............................   $    9,750   $    9,750  $   9,750
        Office buildings and improvements................      559,026      559,026     85,770
        Furniture, fixtures and equipment................      191,625      133,147    122,460
        Automobiles......................................       49,099       28,864     28,864
                                                           ------------  ----------  ---------
                                                               809,500      730,787    246,844
        Less accumulated depreciation....................      226,278      211,889    196,021
                                                           ------------  ----------  ---------
                                                            $  583,222   $  518,898  $  50,823
                                                           ------------  ----------  ---------
                                                           ------------  ----------  ---------

  On February 1, 1996, the Bank leased land under a twenty year operating lease agreement. The lease includes options to extend the terms of the lease for an additional ten years. Rental expense was $4,800 for the six months ended December 31, 1997 and 1996 (unaudited) and $9,600 and $4,000 for the year ended June 30, 1997 and 1996, respectively. Future minimum commitments under this non-cancelable lease are:

                                                                      SIX MONTHS
                                                                        ENDED      YEAR ENDED
                                                                     DECEMBER 31,   JUNE 30,
                                                                         1997         1997
                                                                     ------------  -----------
                                                                     (UNAUDITED)
1998...............................................................   $    4,800    $   9,600
1999...............................................................        9,600        9,600
2000...............................................................        9,600        9,600
2001...............................................................       10,600       10,600
2002...............................................................       12,000       12,000
Thereafter.........................................................      211,720      211,720
                                                                     ------------  -----------
Total..............................................................   $  258,320    $ 263,120
                                                                     ------------  -----------
                                                                     ------------  -----------

5. SAVINGS DEPOSITS

      Deposits are summarized as follows:

                                 WEIGHTED      WEIGHTED
                               AVERAGE RATE   AVERAGE RATE       DECEMBER 31,                      JUNE 30,
                               -------------  ------------  --------------------  ------------------------------------------
                               DECEMBER 31,      JUNE 30,           1997                  1997                  1996
                               -------------  ------------  --------------------  --------------------  --------------------
                                   1997        1997   1996    AMOUNT     PERCENT    AMOUNT     PERCENT    AMOUNT     PERCENT
                               -------------  -----  -----  -----------  -------  -----------  -------  -----------  -------
                                (UNAUDITED)                      (UNAUDITED)
Demand & NOW Accounts........       3.06%      2.63%  2.90%  $ 3,221,042   14.01%  $ 1,370,818    6.24%  $ 1,123,564    4.94%
Money Market.................       --         2.90   2.90        --        --       1,495,144    6.80     1,466,484    6.45
Passbook Savings.............       3.13       3.08   3.06     3,189,791   13.88     2,870,799   13.07     2,960,115   13.02
                                                             -----------  -------  ------------ -------  -----------  -------
                                                               6,410,833   27.89     5,736,761   26.11     5,550,163   24.41
Certificates of Deposit
    3.01%-4.00%..............                                     87,039     .38        85,252     .39        58,695     .26
    4.01%-5.00%..............                                  9,599,539   41.77     9,402,342   42.80     6,200,845   27.27
    5.01%-6.00%..............                                  6,157,528   26.79     6,031,037   27.45     9,563,514   42.05
    6.01%-7.00%..............                                    729,018    3.17       714,042    3.25     1,367,891    6.01
                                                             -----------  -------  ------------ -------  -----------  -------
                                                              16,573,124   72.11    16,232,673   73.89    17,190,945   75.59
                                                             -----------  -------  ------------ -------  -----------  -------
                                                             $22,983,957  100.00%  $21,969,434  100.00%  $22,741,108  100.00%
                                                             -----------  -------  ------------ -------  -----------  -------
                                                             -----------  -------  ------------ -------  -----------  -------

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

5. SAVINGS DEPOSITS (CONTINUED)

  Scheduled maturities of certificates of deposit are as follows:

                                      DECEMBER 31, 1997                            JUNE 30, 1997
                          -----------------------------------------  -----------------------------------------
                             AMOUNT       AVERAGE RATE     PERCENT      AMOUNT       AVERAGE RATE     PERCENT
                          -------------  ---------------  ---------  -------------  ---------------  ---------
                                         (UNAUDITED)
1998....................  $  12,896,800          5.43%        77.82% $  12,400,240          5.23%        76.39%
1999....................      3,162,943          5.86         19.09      3,494,382          5.67         21.53
2000....................        270,119          5.48          1.63        222,575          5.70          1.37
2001....................        234,262          5.78          1.41        106,476          5.52           .66
2002....................       --              --            --           --              --            --
Thereafter..............          9,000          5.14           .05          9,000          5.14           .05
                          -------------                   ---------  -------------                   ---------
                          $  16,573,124                      100.00% $  16,232,673                      100.00%
                          -------------                   ---------  -------------                   ---------
                          -------------                   ---------  -------------                   ---------

  The average interest rate on the savings deposit portfolio, computed without effect of compounding daily interest, at December 31, 1997 (unaudited) and June 30, 1997 and 1996 was 4.65%, 4.70% and 4.83%, respectively.

  The Bank had certificates of deposit with balances of $100,000 or more of $945,098, $1,437,802 and $1,485,562 at December 31, 1997 (unaudited) and June
  30, 1997 and 1996, respectively.

  A summary of interest expense on deposits is as follows:

                                  SIX MONTHS ENDED
                                    DECEMBER 31,                YEARS ENDED JUNE 30,
                               ----------------------  --------------------------------------
                                  1997        1996         1997          1996         1995
                               ----------  ----------  ------------  ------------  ----------
                                    (UNAUDITED)
Passbook Savings.............  $   44,755  $   43,596  $     85,372  $     85,817  $  105,576
Money Market & NOW
  Accounts...................      43,436      36,157        75,127        75,748      91,917
Certificates of Deposit......     446,534     452,747       882,269       943,441     783,452
                               ----------  ----------  ------------  ------------  ----------
                               $  534,725  $  532,500  $  1,042,768  $  1,105,006  $  980,945
                               ----------  ----------  ------------  ------------  ----------
                               ----------  ----------  ------------  ------------  ----------

6. INCOME TAXES

  The Corporation and its subsidiaries file a consolidated federal income tax return and income tax is apportioned among all companies based on their taxable income or loss. Income tax expense is summarized as follows:

                                      SIX MONTHS ENDED
                                        DECEMBER 31,              YEARS ENDED JUNE 30,
                                   ----------------------  ----------------------------------
                                      1997        1996        1997        1996        1995
                                   ----------  ----------  ----------  ----------  ----------
                                        (UNAUDITED)
Current..........................  $  126,164  $  100,398  $  231,525  $  256,680  $  170,998
Deferred provision (benefit).....      17,634     (26,804)    (53,680)    (53,922)     --
                                   ----------  ----------  ----------  ----------  ----------
Total............................  $  143,798  $   73,594  $  177,845  $  202,758  $  170,998
                                   ----------  ----------  ----------  ----------  ----------
                                   ----------  ----------  ----------  ----------  ----------

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

6. INCOME TAXES (CONTINUED)

  The effective tax rate differs from the federal statutory rate of 34% due to the following:


                                                            SIX MONTHS ENDED
                                                              DECEMBER 31,           YEARS ENDED JUNE 30,
                                                          --------------------  -------------------------------
                                                            1997       1996       1997       1996       1995
                                                          ---------  ---------  ---------  ---------  ---------
                                                              (UNAUDITED)
Statutory tax rate......................................       34.0%      34.0%      34.0%      34.0%     34.00%
Increase (decrease) resulting from:
  Other--net............................................         .3        (.9)       1.2        (.2)      1.07
                                                          ---------  ---------  ---------  ---------  ---------
Effective tax rate......................................       34.3%      33.1%      35.2%      33.8%     35.07%
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------

      Temporary differences between the financial statements carrying amounts and tax bases of assets and liabilities that give rise to significant portions of deferred income taxes, relate to the following:

                                                                              JUNE 30,
                                                           DECEMBER 31,  --------------------
                                                               1997        1997       1996
                                                           ------------  ---------  ---------
                                                           (UNAUDITED)
Deferred tax assets:
  Deferred loan origination fees.........................   $   --       $   2,450  $   2,636
  Bad debt reserves......................................       36,799      34,079     28,327
  Reserve for uncollectible interest.....................       19,807      38,751      5,589
  Post-retirement benefits...............................       87,544      73,559     39,919
                                                           ------------  ---------  ---------
                                                               144,150     148,839     76,471

Deferred tax liabilities:
  Basis difference in FHLB stock.........................       84,826      79,288     69,224
  Depreciation differences...............................       19,356      11,949      3,325
                                                           ------------  ---------  ---------
                                                               104,182      91,237     72,549
                                                           ------------  ---------  ---------
Net deferred tax asset...................................   $   39,968   $  57,602  $   3,922
                                                           ------------  ---------  ---------
                                                           ------------  ---------  ---------

  The Bank's annual addition to its reserve for bad debts allowed under the Internal Revenue Code may differ significantly from the bad debt experience used for financial statement purposes. Such bad debt deductions for income tax purposes are included in taxable income of later years only if the bad debt reserves are used for purposes other than to absorb bad debt losses. Since the Bank does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided on the amount of bad debt reserves for tax purposes that arose in tax years beginning before December 31, 1987, in accordance with SFAS No. 109. Therefore, retained earnings at December 31, 1997 (unaudited) and June 30, 1997 and 1996 includes approximately $1,174,000, representing such bad debt deductions for which no deferred income taxes have been provided. In August, 1996, legislation was passed by Congress that repealed the percentage of taxable income bad debt deduction and requires recapture of the excess of bad debt reserves over the base year reserve as of December 31, 1987. For years subsequent to the base year, deferred taxes have been recorded; thus, no additional tax provision is required as a result of this legislation.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. STOCKHOLDERS' EQUITY

1. Stock Conversion--Effective October 12, 1995, the Bank converted from a federally-chartered mutual savings and loan association to a federally-chartered capital stock savings and loan association. In connection with the conversion, 770,500 shares of common stock were sold at $10.00 per share. Net proceeds from the sale of stock were $7,335,737 after conversion costs of $369,263.

2. Net Worth/Dividend Restrictions--For the purpose of granting to eligible savings account holders a priority in the event of future liquidation, the Savings Bank established a special account in an amount equal to its total retained income of $4,636,221 at June 30, 1995. In the event of future liquidation (and only in such an event), an eligible account holder who continues to maintain a savings account will be entitled to receive a distribution from the special account. The total amount of the special account decreases in an amount proportionately corresponding to decreases in the savings account balances of eligible account holders on each subsequent annual determination date.

    The Savings Bank may not declare or pay a cash dividend on any of its capital stock if the effect thereof would cause the net worth of the Savings Bank to be reduced below the amount required for the liquidation account.

    Additionally, federal regulations limit dividend and capital distributions during a calendar year to the greater of: 100 percent of the Bank's current net income plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year; or 75 percent of its net income over the most recent four-quarter period.

3. Earnings Per Share--The following details the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                            SIX MONTHS ENDED           YEAR ENDED
                                                              DECEMBER 31,              JUNE 30,
                                                         ----------------------  ----------------------
                                                            1997        1996        1997        1996
                                                         ----------  ----------  ----------  ----------
                                                              (UNAUDITED)
Net income available to common stockholders used in
  basic EPS and dilutive EPS...........................  $  276,020  $  148,787  $  327,661  $  262,795
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------
Weighted average number of common shares used in basic
  EPS..................................................     752,609     748,640     749,675     728,813

Effect of dilutive securities: Stock options...........       2,455         330         330      --
                                                         ----------  ----------  ----------  ----------
Weighted number of common shares and dilutive potential
  common stock used in diluted EPS.....................     755,064     748,970     750,005     728,813
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------
Basic EPS..............................................  $      .37  $      .20  $      .44  $      .36
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------
Dilutive EPS...........................................  $      .37  $      .20  $      .44  $      .36
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------

    Net income per share of common stock from the date of conversion, October 12, 1995 to June 30, 1996 is computed by dividing net income for the period by the weighted average number of shares of common stock issued and outstanding for the period.

    A proforma net income of $.66 per share of common stock for the year ended June 30, 1996 has been calculated as if the 770,500 common shares were issued on July 1, 1995. Adjustments were made to net income by assuming that the net proceeds were available for investment by the Savings Bank at the weighted average interest rate on all interest-earning assets from July 1, 1995 through October 12, 1995.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

7. STOCKHOLDERS' EQUITY (CONTINUED)

4. Regulatory Capital Requirements--The Bank is subject to various regulatory capital requirements administered by the state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by the state banking agencies that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, a bank must meet specific capital guidelines that involve quantitative measures of a bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The amounts and classification of a bank's capital are also subject to qualitative judgments by the state banking agencies about components, risk weightings, and other factors. Qualitative measures established by regulation to ensure capital adequacy and to be classified as "well capitalized" require the Bank to maintain minimum amounts and ratios of risk-based, Tier I and leverage capital as set forth in the following table. In their evaluation of capital adequacy, the regulators assess exposure to declines in the economic value of the Bank's capital adequacy, as well as exposure to declines in the economic value of capital due to changes in interest rates. As of June 30, 1997, the most recent notification from state banking agencies categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                                            TO BE CONSIDERED
                                                                                                            WELL CAPITALIZED
                                                                                                              UNDER PROMPT
                                                                                    FOR CAPITAL                CORRECTION
                                                           ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                                  -------------------------  -------------------------  -------------------------
                                                     AMOUNT        RATIO        AMOUNT        RATIO        AMOUNT        RATIO
                                                  ------------  -----------  ------------  -----------  ------------  -----------
As of December 31, 1997: (unaudited)
  Total risk-based capital (to risk-weighted
  assets).......................................  $  9,135,000        60.0%  $  1,217,000         8.0%  $  1,521,300        10.0%
  Tier I capital (to risk-weighted assets)......  $  8,950,000        58.8%  $    608,500         4.0%  $    912,800         6.0%
  Tier I leverage (to average assets)...........  $  8,950,000        27.6%  $  1,296,800         4.0%  $  1,621,000         5.0%

As of June 30, 1997:
  Total risk-based capital (to risk-weighted
    assets).....................................  $  8,785,000        53.5%  $  1,312,800         8.0%  $  1,641,000        10.0%
  Tier I capital (to risk-weighted assets)......  $  8,608,000        52.5%  $    656,400         4.0%  $    984,600         6.0%
  Tier I leverage (to average assets)...........  $  8,608,000        26.7%  $  1,292,000         4.0%  $  1,615,000         5.0%

As of June 30, 1996:
  Total risk-based capital (to risk-weighted
    assets).....................................  $  8,376,000        40.7%  $  1,647,600         8.0%  $  2,059,500        10.0%
  Tier I capital (to risk-weighted assets)......  $  8,215,000        39.9%  $    823,800         4.0%  $  1,235,700         6.0%
  Tier I leverage (to average assets)...........  $  8,215,000        23.9%  $  1,373,720         4.0%  $  1,717,150         5.0%

8. EMPLOYEE BENEFIT PLANS AND POST-RETIREMENT BENEFITS

1. Pension Plan--The Savings Bank is a participant in the Financial Institutions Retirement Fund (FIRF), a multi-employer defined benefit pension plan covering substantially all employees. Employees are 100% vested at the completion of five years of participation in the plan. The Savings Bank's policy is to contribute annually the minimum funding amounts. Employer contributions charged to operations for year ended June 30, 1996 were $3,264. No expense was recorded for the six months ended December 31, 1997 and 1996 (unaudited). The plan was fully funded for years ended June 30, 1997 and 1995, thus requiring no contributions.

2. Employee Stock Ownership Plan--Savings Bank--Effective October, 1995, the Board of Directors of the Bank formally adopted the Nelson County Federal Employee Stock Ownership Plan (ESOP). Employees are eligible to participate in the ESOP upon completion of one year of service. Employees are vested in accordance with a schedule which provides for 100% vesting upon completion of five years of service.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

8. EMPLOYEE BENEFIT PLANS AND POST-RETIREMENT BENEFITS (CONTINUED)

    In October, 1995, the plan borrowed $500,000 from the Corporation to purchase 50,000 shares of the Corporation's common stock. The loan matures in October, 2005 and interest is payable annually at a rate of 6.0%. The obligation of the ESOP to repay the debt is guaranteed by the Savings Bank; therefore, the unpaid balance of the borrowings has been eliminated under principles of consolidation in the accompanying consolidated balance sheets.

    The Bank makes annual contributions to the ESOP equal to the ESOP's debt service. In addition, all dividends received by the ESOP are used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on a principal plus interest formula. The Bank accounts for its ESOP in accordance with Statement of Posit 93-6. Accordingly, the shares pledged as collateral are reported as unearned ESOP shares in the statement of financial position as a deduction from stockholders' equity. As shares are released from collateral, the Bank reports compensation expense equal to the current market price of the shares. Only shares released for allocation are treated as outstanding for earnings-per-share computations. Only dividends that are paid on shares released for allocation are recorded as a reduction to retained earnings. The dividends on unreleased shares used to pay debt service are reported as a reduction to debt service expense. ESOP compensation expense was $35,009 and $33,862 for the six months ended December 31, 1997 and 1996 (unaudited) and $67,962 and $41,428 for the year ended June 30, 1997 and 1996, respectively. The ESOP shares were as follows:

                                                                 DECEMBER 31,   JUNE 30,
                                                                     1997         1997
                                                                 ------------  ----------
                                                                  (UNAUDITED)
Allocated shares...............................................       11,250        8,737
Shares released for allocation.................................       --               13
Unreleased shares..............................................       38,750       41,250
                                                                 ------------  ----------
Total ESOP shares..............................................       50,000       50,000
                                                                 ------------  ----------
                                                                 ------------  ----------
Fair value of unreleased shares................................   $  697,500   $  577,500
                                                                 ------------  ----------
                                                                 ------------  ----------

3. Stock Option Plan--Under the 1995 Stock Option Plan, the Corporation may grant either incentive or non-incentive stock options to officers, directors and key employees for an aggregate of 77,050 shares of the Corporation's common stock at not less than fair market value at the date such options are granted. The option to purchase shares expires ten years after the date of grant. The Corporation applies APB Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, no compensation cost has been recognized for its plan. Had compensation cost for the Corporation's Stock Option Plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", the Corporation's net income and earnings per share would have been restated to the pro-forma amounts indicated below:

                                        SIX MONTHS ENDED          YEARS ENDED
                                           DECEMBER 31,             JUNE 30,
                                      ----------------------  ----------------------
                                         1997        1996        1997        1996
                                      ----------  ----------  ----------  ----------
                                           (UNAUDITED)
Net income: As reported.............  $  276,020  $  148,798  $  327,661  $  397,790
            Pro-forma...............  $  251,254  $  115,180  $  264,114  $  386,730

Earnings per share: As reported.....  $      .37  $      .20  $      .44  $      .34
                    Pro-forma.......  $      .33  $      .15  $      .35  $      .33

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

8. EMPLOYEE BENEFIT PLANS AND POST-RETIREMENT BENEFITS (CONTINUED)

    A summary of the Corporation's Stock Option Plan is presented below:

                                         DECEMBER 31, 1997             JUNE 30, 1997               JUNE 30, 1996
                                     --------------------------  --------------------------  --------------------------
                                       NUMBER OF     EXERCISE      NUMBER OF     EXERCISE      NUMBER OF     EXERCISE
                                        OPTIONS        PRICE        OPTIONS        PRICE        OPTIONS        PRICE
                                     -------------  -----------  -------------  -----------  -------------  -----------
                                             (UNAUDITED)
Outstanding at beginning of
  period...........................       57,784     $   13.92        57,784     $   13.92        --         $  --
Granted............................       --            --            --            --            57,784         13.92
Exercised..........................       --            --            --            --            --            --
                                       ----------    ----------     ---------    ----------    ----------   ----------
Outstanding at end of period.......       57,784     $   13.92        57,784     $   13.92        57,784     $   13.92
                                       ----------    ----------     ---------    ----------    ----------   ----------
                                       ----------    ----------     ---------    ----------    ----------   ----------
Options exercisable at period
  end..............................       14,636                      14,636                      --
                                       ----------                   ---------                  ----------
                                       ----------                   ---------                  ----------
Fair value of options granted
  during the year..................    $     n/a                    $    n/ a                  $    6.96
                                       ----------                   ---------                  ----------
                                       ----------                   ---------                  ----------

    All options were granted with an exercise price of $13.92 and have a remaining contractual maturity of 8.3 years and 8.8 years at December 31, 1997 (unaudited)and June 30, 1997, respectively.

    The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1996: 1) expected dividend yields at 2.16%, risk-free interest rates at 7.5%, 3)expected volatility at 11%, and expected life of options at 10 years.

4. Management Stock Bonus Plan--The Management Stock Bonus Plan (MSBP) will be issued up to 30,820 shares of the Corporation to be awarded to directors, officers and key employees as an encouragement to remain in the employment or service of the Bank. Upon granting of a MSBP award, 20% shall be earned on the one-year anniversary of the award and an additional 20% annually thereafter. Since the stock is issued in the plan before some or all of the services are performed, part of the consideration for stock issued is unearned compensation and is shown as a separate reduction of stockholders' equity. Compensation expense will be recognized pro rata over the period during which the shares are earned. As of December 31, 1997 (unaudited) and June 30, 1997, 23,115 shares have been granted. Compensation expense during the six months ended December 31, 1997 and 1996 (unaudited) was $30,198 and $0, and the year ended June 30, 1997 and 1996 was $92,036 and $-0-, respectively.

5.  Post-Retirement Benefits -

    1. Supplemental Executive Retirement Plan (SERP)--Effective January 1,
       1996, the Bank approved the SERP for the President and Chief Executive Officer. Upon retirement, the Bank will pay a monthly retirement benefit in excess of the FIRF plan, not exceeding 2% times such participant's average monthly compensation multiplied by total years of service. Under Statement of Financial Accounting Standards No. 106 (FASB 106), "Employers Accounting for Post-Retirement Benefits Other Than Pensions", the Bank has recorded plan expense of $95,895 during the year ended June 30, 1996 as the present value of the expected post-retirement benefit obligation. The plan is currently not funded. During the six months ended December 31, 1997 and 1996 (unaudited) the Bank did not record any plan expense. During the year ended June 30, 1997, the Bank recorded a reduction of $25,099 to the present value of the expected post-retirement benefit obligation.

    2. Directors Consultation and Retirement Plan (Directors Plan)--Effective March 1, 1996, the Bank approved the Directors Plan to provide each director with 15 years of service and a retirement age of 65, a monthly benefit equal to the directors fees in effect prior to retirement. Benefits do not vest fully until three years following plan implementation. Under FASB 106, the Bank has recorded plan expense of $45,330 and $43,026 for the six months ended December 31, 1997 and 1996 (unaudited) and $126,842 and $21,513 during the year ended June 30, 1997 and 1996, respectively, as the present value of the expected post-retirement benefit obligation. The plan is currently not funded, however, $3,500 in benefits were paid during the six months ended December 31, 1997 (unaudited) and $2,800 in benefits were paid during the year ended June 30, 1997.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

9. CASH FLOW ACTIVITIES

    The following information is presented as supplemental disclosures to the statement of cash flows, as required by Statement of Financial Accounting Standards No. 95.

    Cash paid for:

                                                      SIX MONTHS ENDED
                                                        DECEMBER 31,                YEAR ENDED JUNE 30,
                                                   ----------------------  --------------------------------------
                                                      1997        1996         1997          1996         1995
                                                   ----------  ----------  ------------  ------------  ----------
                                                        (UNAUDITED)
    Interest expense.............................  $  601,717  $  613,321  $  1,057,530  $  1,145,780  $  958,072
                                                   ----------  ----------  ------------  ------------  ----------
                                                   ----------  ----------  ------------  ------------  ----------
    Income taxes.................................  $  112,645  $  241,863  $    341,863  $    131,600  $  170,388
                                                   ----------  ----------  ------------  ------------  ----------
                                                   ----------  ----------  ------------  ------------  ----------
Supplemental disclosure of non-cash activities:

    Transfer from loans to real estate acquired
      through foreclosure or in-substance
      foreclosure................................  $   --      $   --      $    724,486  $    --       $   --
                                                   ----------  ----------  ------------  ------------  ----------
                                                   ----------  ----------  ------------  ------------  ----------
Proceeds from sales of foreclosed assets
  financed through loans.........................  $  270,000  $   --      $     --      $    --       $   --
                                                   ----------  ----------  ------------  ------------  ----------
                                                   ----------  ----------  ------------  ------------  ----------

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

    The following condensed statements summarize the financial position, operating results and cash flows of NCF Financial Corporation (Parent Company only).

                  CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                                                               JUNE 30,
                                                                      DECEMBER 31,   ----------------------------
                                                                          1997           1997           1996
                                                                      -------------  -------------  -------------
                                                                      (UNAUDITED)
Assets

Cash and interest earning deposits..................................  $   3,047,650  $   3,077,172  $   3,077,144
Investment in subsidiary............................................      9,524,902      9,235,797      8,677,019
Other assets........................................................        357,500        392,750        526,368
                                                                      -------------  -------------  -------------
                                                                      $  12,930,052  $  12,705,719  $  12,280,531
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Liabilities and Stockholders' Equity

Other liabilities...................................................  $      57,532  $      27,910  $      15,258
Stockholders' equity................................................     12,872,520     12,677,809     12,265,273
                                                                      -------------  -------------  -------------
                                                                      $  12,930,052  $  12,705,719  $  12,280,531
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                         CONDENSED STATEMENTS OF INCOME

                                                                      SIX MONTHS ENDED          YEARS ENDED
                                                                        DECEMBER 31,              JUNE 30,
                                                                   ----------------------  ----------------------
                                                                      1997        1996        1997        1996
                                                                   ----------  ----------  ----------  ----------
                                                                   (UNAUDITED)
Cash dividends from subsidiary...................................  $   --      $   --      $   --      $   --
Interest income..................................................      88,546      89,720     181,250     121,425
                                                                   ----------  ----------  ----------  ----------
                                                                       88,546      89,720     181,250     121,425
Other expenses...................................................     (60,424)    (41,190)    (66,226)    (72,577)
                                                                   ----------  ----------  ----------  ----------
Net income before income tax expense.............................      28,122      48,530     115,024      48,848

Income tax expense...............................................      (9,561)    (16,632)    (32,741)    (15,258)
                                                                   ----------  ----------  ----------  ----------
Income before equity in undistributed net income of
  subsidiaries...................................................      18,561      31,898      82,283      33,590

Equity in undistributed net income of subsidiaries...............     257,459     116,889     245,378     229,205
                                                                   ----------  ----------  ----------  ----------
Net income.......................................................  $  276,020  $  148,787  $  327,661  $  262,795
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

10. CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY) (CONTINUED)


                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED              YEARS ENDED
                                                                   DECEMBER 31,                  JUNE 30,
                                                            --------------------------  -------------------------
                                                                1997         1996             1997       1996
                                                            ------------  ------------  ------------  -----------
                                                             (UNAUDITED)  (UNAUDITED)
Operating Activities:
  Net income..............................................  $    276,020  $    148,787  $    327,661  $   262,795
  Adjustments to reconcile net income to cash provided by
    operating activities:
    Earnings from investment in subsidiary................      (257,459)     (116,889)     (245,378)    (229,205)
    Decrease (increase) in other assets...................         2,748       (39,743)       23,619      (26,368)
    Increase in other liabilities.........................        29,622         1,374        12,652       15,258
                                                            ------------  ------------  ------------  -----------
Net cash provided by operating activities.................        50,931        (6,471)      118,554       22,480

Investing Activities:
  Investment in subsidiary................................       --            --            --        (3,665,498)
  ESOP loan...............................................        32,500        77,500       110,000     (500,000)
                                                            ------------  ------------  ------------  -----------
Net cash provided by (used in) investing activities.......        32,500        77,500       110,000   (4,165,498)

Financing Activities:
  Proceeds from stock issuance, net.......................       --            --            --         7,335,737
  Dividends paid..........................................      (112,953)     (113,109)     (228,526)    (115,575)
                                                            ------------  ------------  ------------  -----------
Net cash (used in) provided by financing activities.......      (112,953)      (42,080)     (228,526)   7,220,162
                                                            ------------  ------------  ------------  -----------
Net increase in cash......................................       (29,522)    3,077,144            28    3,077,144

Cash, beginning of year...................................     3,077,172       --          3,077,144      --
                                                            ------------  ------------  ------------  -----------
Cash, end of year.........................................  $  3,047,650  $  3,035,064  $  3,077,172  $ 3,077,144
                                                            ------------  ------------  ------------  -----------
                                                            ------------  ------------  ------------  -----------

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

11. FAIR VALUES OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases could not be realized in immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented are not intended to represent the underlying value of the Corporation.

    The methods and assumptions used by the Corporation in estimating its fair value disclosures for financial instruments are presented below:

    1. Cash and Interest Earning Deposits--The carrying amounts for cash and interest earning deposits approximates their fair values.

    2. Mortgage-Backed Securities--Fair values for investment securities are based upon quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    3. Loans, net--For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values of other types of loans are estimated by discounting the future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit quality and for the same remaining maturities.

    4. Deposits--The fair values for demand deposits, savings accounts and certain money market deposits are the amounts payable on demand at the reporting date. The carrying amounts for variable-rate, money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    5. Advances from Federal Home Loan Bank--The fair values for long-term debt are estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

    6. Commitments to Extend Credit and Standby Letters of Credit--The fair values of commitments to extend credit is estimated using fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the customer. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of standby letters of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counter parties at the reporting date. The value of these financial instruments was not material at December 31, 1997 (unaudited) and June 30, 1997 and 1996.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

11. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

    The estimated fair values of the Corporation's financial instruments are as follows:

                            December 31, 1997         June 30, 1997           June 30, 1996
                          ----------------------  ----------------------  ----------------------
                           Carrying      Fair      Carrying      Fair      Carrying      Fair
                            Value       Value       Value       Value       Value       Value
                          ----------  ----------  ----------  ----------  ----------  ----------
                          (Unaudited)
Financial assets:
  Cash and interest
    bearing deposits....  $5,865,716  $5,865,716  $5,195,131  $5,195,131  $5,162,958  $5,162,958
  Mortgage-backed
    securities..........  $  110,868  $  130,299  $  132,357  $  153,435  $  143,347  $  164,993
  Loans, net............  $28,009,756 $28,256,905 $27,046,450 $27,632,602 $28,861,111 $29,237,496

Financial liabilities:
  Deposits..............  $22,983,957 $22,971,535 $21,969,434 $21,973,758 $22,741,108 $22,737,575

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterpart.

    The Bank's only financial instruments with off-balance-sheet risk at December 31, 1997 (unaudited) and June 30, 1997 and 1996 are outlined in
    Note 2.

13. PENDING ACQUISITION

    On December 17, 1997, the Bank entered into an agreement to be acquired by Community Bank Shares of Indiana, Inc., headquartered in New Albany, Indiana. The merger, which the Bank expects to be completed in April, 1998, is subject to regulatory and stockholder approval.

                   NCF FINANCIAL CORPORATION AND SUBSIDIARIES

14. CONTINGENCY

    Contingent upon the Bank's merger with Community Shares Bank of Indiana, Inc., participants in three of the Bank's benefit and post-benefit plans will become fully vested in those plans as of the completion date of the merger. Those plans are the 1995 Stock Option Plan, the Management Stock Bonus Plan (MSBP), and the Directors Consultation and Retirement Plan (Directors Plan). Also, the Bank has an employment agreement with a senior officer with a change-in-control clause. At the date of the merger, the Bank may incur liabilities and related expenses under these plans as a direct result of the merger.

    Under the 1995 Stock Option Plan, all of the outstanding options will become vested and exercisable on the date of the merger. As of December 31, 1997, total outstanding options were 57,784. Per the merger agreement, all outstanding options under the 1995 Plan will be converted automatically into options to purchase Community Bank Shares common stock at the date of the merger. The number of shares of Community common stock subject to the stock option will be equal to the Bank's common stock subject to the stock option multiplied by the exchange ratio as defined in the agreement. The exercise price of each stock option will be adjusted by dividing the exercise price under the 1995 Plan by the exchange ratio as defined in the agreement.


    Under the MSBP Plan, participants would become fully vested and entitled to all the shares granted under the plan regardless of years of service on the date of the merger. Total shares granted under the plan were 23,115 and 17,260 shares remained granted but unissued at December 31, 1997. The remaining unearned compensation in retained earnings of $186,992 would be charged to compensation expense with the merger. Exercise of these options commensurate with the merger would result in a related tax benefit of $88,030.

    Under the Directors Plan, participants would become fully vested as of the date of the merger. This would result in recognition of $170,767 of compensation expense commensurate with the merger. The Bank would also realize a related tax benefit of $58,061.

    Under the employment agreement, the senior officer will be paid an amount equal to approximately 3x of his base salary in the event of a change in control and this amount is payable over thirty-six monthly periods. As of the date of the merger $221,609 would be charged to compensation expense with a related tax benefit of $75,347.



15. RESTATEMENT OF EARNINGS PER SHARE

    Earnings per share amounts for years ended June 30, 1997 and 1996 have been calculated in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" which was adopted by the Company for the six months ended December 31, 1997. The application of this new statement resulted in a restatement of earnings per share for the year ended June 30, 1996 of $.02. There was no effect on earnings per share for the year ended June 30, 1997.

                                                            Appendix A


                         AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of December 17, 1997 ("Agreement"), between Community Bank Shares of Indiana, Inc. ("Community"), an Indiana corporation headquartered in New Albany, Indiana, and NCF Financial Corporation ("NCF"), a Delaware corporation headquartered in Bardstown, Kentucky.


                                     WITNESSETH:

     WHEREAS, the Boards of Directors of Community and NCF have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of NCF with and into Community subject to the terms and conditions set forth herein; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     WHEREAS, as a condition and inducement to Community's willingness to enter into this Agreement, (i) NCF is concurrently entering into a Stock Option Agreement with Community (the "Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which NCF is granting to Community the option to purchase shares of NCF Common Stock (as defined herein) under certain circumstances; (ii) certain stockholders of NCF are concurrently entering into a Letter Agreement with Community (the "Letter Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such stockholders agree to vote their shares of NCF Common Stock in favor of this Agreement and the transactions contemplated hereby; and (iii) A.E. Bowling, President and Chairman of the Board of the NCF is concurrently entering into a Retirement Agreement (the "Retirement Agreement") in substantially the form attached hereto as Exhibit C, pursuant to which Community will provide certain retirement payments to Mr. Bowling subject to the terms and conditions set forth therein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                      THE MERGER

     1.01.     The Merger.

     Subject to the terms and conditions of this Agreement and the Agreement of Merger, dated as of the date hereof, between Community and NCF, a copy of which is attached hereto as Appendix A, at the Effective Time (as defined in Section
1.02 hereof), NCF shall be merged with and into Community in accordance with the Delaware General Corporation Law ("DGCL") and the Indiana Business Corporation Law ("IBCL") (the "Merger"), with Community as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Each share of common stock, par value $.10 per share, of NCF ("NCF Common Stock") outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law (the "NCF Dissenting Shares") and shares held by NCF (including treasury shares) or Community or any of their respective wholly owned subsidiaries) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into and represent the right to receive shares of common stock, par value $.10 per share, of Community ("Community Common Stock") ("Merger Consideration"), as provided in Section 1.03 hereof and subject to the terms, conditions, limitations and procedures set forth in this Agreement and the Agreement of Merger. If deemed advisable by Community for regulatory, corporate, or other reasons, Community may revise the structure of the business combination to provide for a to-be-organized wholly owned subsidiary of Community to merge with the Bank in lieu of the merger between Community and NCF.

     1.02.     Effective Time.

     The Merger shall become effective on the date and at the time that Articles of Merger are filed with the Secretary of State of the State of Indiana pursuant to the IBCL, unless a later date and time is specified as the effective time in such Articles of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in
Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Community, 200 East Spring Street, New Albany, Indiana 47150, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Community and NCF the opinions, certificates and other documents required to be delivered under Article V hereof.

     1.03.     Conversion of Shares.

     At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of NCF Common Stock:

     (a) Each share of Community Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

     (b) All shares of NCF Common Stock owned by NCF (including treasury shares) or Community or any of their respective wholly owned subsidiaries shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Community Common Stock, cash or other consideration.

     (c) Subject to Sections 1.05, 1.06, 1.08 and 1.11, each share of NCF Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with Section 1.03(b)) shall be converted into, and shall be cancelled in exchange for, the right to receive (i) if the Community Market Value is greater than or equal to $15.00 and less than or equal to $25.00, then .935 of one share of Community Common Stock; (ii) if the Community Market Value is less than $15.00, then one share of Community Common Stock; or
(iii) if the Community Market Value is greater than $25.00, then .88 of one share of Community Common Stock.

The applicable formula for conversion of NCF Common Stock to Community Common Stock, as determined pursuant to any of Section 1.03(c) (i), 1.03((c)(ii) or 1.03(c)(iii), is hereinafter referred to as the "Exchange Ratio."

     (d) For purposes of determining the Exchange Ratio, the following definitions apply:

          (i) "Community Market Value" means the average of the Community Market Prices for the twenty (20) consecutive trading days ending on the trading day preceding the Determination Date;

          (ii) "Community Market Price" means, as of any date, the average between the closing high bid and low asked prices of a share of Community Common Stock on the NASDAQ SmallCap Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

          (iii) "Determination Date" means the date on all approvals of all regulatory authorities required in connection with the consummation of the Merger have been obtained.

     1.04.     Shareholder Rights; Stock Transfers

     At the Effective Time, each holder of a certificate or certificates representing outstanding shares of NCF Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with
Section 1.07 hereof, certificates representing the number of whole shares of Community Common Stock, and any cash in lieu of a fractional share interest, into which such shares of NCF Common Stock shall have been converted pursuant to Section 1.03 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the NCF of shares of NCF Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Community or the Exchange Agent (as defined in Section 1.07 hereof) for any reason, they shall be canceled and exchanged as provided in Sections 1.06 and 1.07 hereof, as applicable, except as otherwise provided by law.

     1.05.     Fractional Shares

     (a) No certificates or scrip representing fractional shares of Community Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights as a shareholder of Community.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of NCF Common Stock converted into shares of Community Common Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Community Common Stock (after taking into account all Certificates delivered by such holder) shall, at the time of surrender of the Certificate or Certificates representing such holder's shares of NCF Common Stock receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Community Common Stock by the closing price of a share of Community Common Stock on the Nasdaq Stock Market's SmallCap Market on the business day preceding the Effective Time (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent.

     1.06.     Dissenting Shares

     Each outstanding share of NCF Common Stock the holder of which has perfected his right to dissent under the Delaware Law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Community Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the Delaware Law. The NCF shall give Community prompt notice upon receipt by the NCF of any such written demands for payment of the fair value of such shares of NCF Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the Delaware Law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of NCF Common Stock shall be converted into the right to receive shares of Community Common Stock in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

     1.07.     Exchange Procedures

     (a) At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to an agent, duly appointed by Community (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Community Common Stock into which the shares of NCF Common Stock theretofore represented by the Certificate or Certificates so surrendered shall have been converted as provided in Section 1.03(c) hereof. As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of an outstanding Certificate which is to be exchanged for Community Common Stock as provided in Section 1.03 hereof a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for a certificate or certificates evidencing Community Common Stock or cash in lieu of any fractional share interest. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange an NCF Affiliate (as defined in Section 2.18(b) hereof) shall not be exchanged for certificates representing shares of Community Common Stock in accordance with the terms of this Agreement until Community has received a written agreement from such person as specified in Section 5.02(e).

     (b) No holder of a Certificate shall be entitled to receive any dividends in respect of the Community Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of Community Common Stock. In the event that dividends are declared and paid by Community in respect of Community Common Stock after the Effective Time but prior to any holder's surrender of Certificates, dividends payable to such holder in respect of shares of Community Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the Certificates. Community shall be entitled, after the Effective Time, to treat Certificates as evidencing ownership of the number of whole shares of Community Common Stock into which the shares of NCF Common Stock represented by such Certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such Certificates.

     (c) Community shall not be obligated to deliver a certificate or certificates representing shares of Community Common Stock to which a holder of NCF Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this Section 1.07, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Community. If any certificate evidencing shares of Community Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Community Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     1.08.     Anti-Dilution Provisions

     If, between the date hereof and the Effective Time, the shares of Community Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

     1.09.     Options

     (a) At the Effective Time, each option with respect to NCF Common Stock (a "NCF Stock Option") that has been issued pursuant to NCF's 1995 Stock Option Plan (the "Stock Option Plan") which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of NCF Common Stock and shall be converted automatically into an option to purchase shares of Community Common Stock, and Community shall assume each Stock Option, in accordance with the terms of the Stock Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Community and the committee of its Board of Directors which administers Community's stock benefit plans shall be substituted for the NCF and the committee of the NCF's Board of Directors (including, if applicable, the entire Board of Directors of the NCF) administering the Stock Option Plan, (ii) each Stock Option assumed by Community may be exercised solely for shares of Community Common Stock, (iii) the number of shares of Community Common Stock subject to the Stock Option shall be equal to the number of shares of NCF Common Stock subject to the Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Community Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Stock Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Community and the NCF agree to take all necessary steps to effect the foregoing provisions of this Section 1.09(a). An example of the application of this formula to outstanding Stock Options is attached hereto as Schedule 1.09(a).

     (b) Within 30 days after the Effective Time, Community shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Community Common Stock subject to the options referred to in paragraph (a) of this Section
1.09 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

     1.10.     Additional Actions.

     If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of NCF acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, NCF and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of NCF or otherwise to take any and all such action.

     1.11.     Adjustments to Exchange Ratio.

     If NCF's stockholder equity does not equal at least $12.25 million as of December 31, 1997, the Exchange Ratio shall be adjusted in a manner mutually agreed to by Community and NCF.

                                      ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF NCF

     References to "NCF Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by NCF to Community. NCF hereby represents and warrants to Community as follows as of the date hereof:

     2.01.     Corporate Organization.

     (a) NCF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NCF has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank (as defined below) taken as a whole.
NCF is registered as a bank holding company under the Bank Holding Company Act, as amended, 12 U.S.C. Section 1841, et seq., ("BHC"). NCF Disclosure Schedule 2.01(a) sets forth true and complete copies of the Certificate of Incorporation or other governing instrument and Bylaws of NCF and the Bank as in effect on the date hereof.

     (b) The only direct or indirect subsidiary of NCF is NCF Bank & Trust Co. (the "Bank"). The Bank (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole. NCF and the Bank are in good standing with their appropriate federal and state banking regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such banking regulatory agencies. Except as set forth in NCF Disclosure Schedule 2.01(b) and other than the Bank, NCF does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

     2.02.     Capitalization.

     The authorized capital stock of NCF consists of 1,400,000 shares of NCF Common Stock, par value $.10, of which 792,609 are issued and outstanding, none of which are held in treasury as of the date hereof, and 100,000 shares of preferred stock, par value $.01, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of NCF, and all issued and outstanding shares of capital stock of the Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of the Bank are owned by NCF free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options granted to Community pursuant to the Option Agreement and for options to purchase 57,784 shares of NCF Common Stock which have been granted pursuant to the Stock Option Plan, and which are outstanding, neither NCF nor the Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of NCF or the Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

     2.03.     Authority; No Violation.

     (a) Subject to the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of NCF, NCF has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of NCF. Except for the approval of NCF's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of NCF are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by NCF and constitute valid and binding obligations of NCF, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

     (b) None of the execution and delivery of this Agreement and the Agreement of Merger by NCF, nor the consummation by NCF of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by NCF with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the Certificate of Incorporation or other governing instrument or Bylaws of NCF or the Bank,

(ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NCF or the Bank or any of their respective properties or assets, or (iii) except as disclosed in NCF Disclosure Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of NCF or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NCF or the Bank is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in NCF Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission ("Commission"), the Secretary of State of the State of Delaware, the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the state banking regulators of the Commonwealth of Kentucky and the stockholders of NCF, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of NCF in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by NCF and (b) the consummation by NCF of the Merger and the other transactions contemplated hereby and by the Agreement of Merger.

     2.04.     Financial Statements.

     (a) NCF has previously delivered to Community copies of the consolidated statements of financial condition of NCF as of June 30, 1997, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended June 30, 1997, 1996 and 1995, including such statements of entities preceding NCF's organization in 1995, in each case accompanied by the audit reports of either Whelan, Doerr, Pike & Pawley, PSC, independent public accountants, or Crisp and Hughes, independent public accountants, as appropriate, as well as the unaudited consolidated statement of financial condition of NCF as of September 30, 1997 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the three months ended September 30, 1996 and 1995. The consolidated statements of financial condition of NCF referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of NCF to be delivered by NCF pursuant to
Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of NCF as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of NCF for the respective periods or as of the respective dates set forth therein (it being understood that NCF's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of NCF, necessary for a fair presentation of such financial statements).

     (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of NCF and the Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

     (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 2.04(a) or the notes thereto or liabilities incurred since September 30, 1997 in the ordinary course of business and consistent with past practice, neither NCF nor the Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of NCF and the Bank, taken as a whole.

     2.05.     Absence of Certain Changes or Events.

     (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of NCF and the Bank, taken as a whole, since September 30, 1997 and to the best knowledge of NCF, no fact or condition exists which NCF believes will cause such a material adverse change in the future.

     (b) Neither NCF nor the Bank has taken or permitted any of the actions set forth in Section 4.02 hereof between September 30, 1997 and the date hereof.

     2.06.     Legal Proceedings.

     Except as disclosed in NCF Disclosure Schedule 2.06, neither NCF nor the Bank is a party to any, and there are no pending or, to the best knowledge of NCF, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against NCF or the Bank, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of NCF will not have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank. taken as a whole. Neither NCF nor the Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of NCF and the Bank, taken as a whole.

     2.07.     Taxes and Tax Returns.

     (a) Each of NCF and the Bank, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Community) and (ii) have not finally been determined. NCF and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in NCF Disclosure Schedule 2.07(a), (i) the federal income tax returns of NCF and its Affiliates have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Kentucky income tax returns of NCF and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon NCF or any of its Affiliates, nor has NCF or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

     (b) Except as set forth in NCF Disclosure Schedule 2.07(b), none of NCF or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by NCF or any Affiliate (nor does NCF have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

     (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon NCF or any of its Affiliates.

     2.08.     Employee Benefit Plans.

     (a) Each employee benefit plan or arrangement of NCF or the Bank which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in NCF Disclosure Schedule 2.08(a) ("NCF Plans"). NCF has previously furnished to Community true and complete copies of each of the NCF Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified NCF Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified NCF Plans.

     (b) Each NCF Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

     (c) Neither NCF nor the Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) The present value of all accrued benefits under each of the NCF Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such NCF Plans.

     (e) Neither NCF nor the Bank, nor, to the best knowledge of NCF, any trustee, fiduciary or administrator of an NCF Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject NCF or the Bank, or, to the best knowledge of NCF, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

     (f) No NCF Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any NCF Plan, as that term is defined in Section 4043(b) of ERISA.

     (g) No NCF Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

     (h) Each of the NCF Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and NCF is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

     2.09.     Securities Documents and Regulatory Reports.

     (a) NCF has previously delivered or made available to Community a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by NCF to its stockholders as a class since January 1, 1995, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

     (b) Each of NCF and the Bank has duly filed with the Federal Reserve, the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC") and appropriate state banking regulators in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and NCF has delivered or made available to Community accurate and complete copies of such reports. NCF Disclosure Schedule 2.09(b) lists all examinations of NCF or of the Bank conducted by the applicable banking or thrift regulatory authorities since January 1, 1993 and the dates of any responses thereto submitted by NCF. In connection with the most recent examinations of NCF or the Bank by the applicable banking or thrift regulatory authorities, neither NCF nor the Bank was required to correct or change any action, procedure or proceeding which NCF or the Bank believes has not been now corrected or changed as required.

     2.10.     NCF Information.

     None of the information relating to NCF and the Bank to be contained in (i) the Registration Statement on Form S-4 to be filed by Community in connection with the issuance of shares of Community Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the joint proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of Community and NCF in connection with the solicitation of their approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby ("Joint Proxy Statement/Prospectus"), as of the date(s) such Joint Proxy Statement/Prospectus is mailed to stockholders of Community and NCF and up to and including the date(s) of the meetings of stockholders to which such Joint Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     2.11.     Compliance with Applicable Law.

     (a) Each of the NCF and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is currently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of NCF and the Bank, no suspension or cancellation of any of the same is threatened.

     (b) Neither NCF nor the Bank is in violation of its respective Certificate of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole; and neither NCF nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that NCF or the Bank is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole. Neither NCF nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all commercial banks issued by governmental authorities), and neither of them has received any written communication requesting that they enter into any of the foregoing.

     2.12.     Deposit Insurance and Other Regulatory Matters.

     (a) The deposit accounts of the Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

     (b) The Bank is a member in good standing of the Federal Home Loan Bank ("FHLB") of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

     2.13.     Certain Contracts.

     (a) Except as disclosed in NCF Disclosure Schedule 2.13(a), neither NCF nor the Bank is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by NCF or the Bank or the guarantee by NCF or the Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of NCF or the Bank, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of NCF or the Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which NCF or the Bank is a party or by which any of the same is bound which limits the freedom of NCF or the Bank to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Federal Reserve, the FDIC or any other state or federal regulatory agency,
(vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to NCF's Annual Report on Form 10-K (or Form 10-KSB) under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which NCF or the Bank is a party and which is material to the business, operations, assets or financial condition of NCF and the Bank, taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

     (b) Neither NCF nor the Bank is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

     2.14.     Properties and Insurance.

     (a) All real and personal property owned by NCF or the Bank or currently used by either of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of NCF and the Bank in the ordinary course of business consistent with their past practices. NCF and the Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in NCF's consolidated statement of financial condition as of September 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of NCF and the Bank, taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. NCF and the Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as currently occupied, used, possessed and controlled by NCF and the Bank and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. NCF Disclosure Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which NCF or the Bank acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

     (b) The business operations and all insurable properties and assets of NCF and the Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of NCF, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of NCF adequate for the business engaged in by NCF and the Bank. As of the date hereof, neither NCF nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     2.15.     Environmental Matters.

     For purposes of this Agreement, the following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

     "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

     "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by NCF or the Bank or those properties which serve as collateral for loans owned by NCF or the Bank.

     (a) To the best knowledge of NCF and the Bank, neither NCF nor the Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole.

     (b) To the best knowledge of NCF and the Bank, none of the Loan Portfolio Properties and Other Properties Owned by NCF or the Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole.

     (c) To the best knowledge of NCF and the Bank, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by NCF or the Bank under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank, taken as a whole.

     2.16.     Allowance for Loan Losses and Real Estate Owned.

     The allowance for loan losses reflected on NCF's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of NCF's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

     2.17.     Minute Books.

     Since January 1, 1993, the minute books of NCF and the Bank contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

     2.18.     Affiliate Transactions.

     (a) Except as disclosed in NCF Disclosure Schedule 2.18(a) or in NCF's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 1993, neither NCF nor the Bank has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "person" or "affiliate" of the Bank, as such terms are defined in Rule 144 under the 1933 Act.

     (b) NCF Disclosure Schedule 2.18(b) sets forth the name and number of shares of NCF Common Stock owned as of the date hereof beneficially or of record by any persons NCF considers to be affiliates of NCF ("NCF Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

     2.19.     Broker Fees.

     Except as set forth in NCF Disclosure Schedule 2.19, none of the NCF, the Bank or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     2.20.     Disclosures.

     No representation or warranty contained in Article II of this Agreement, and no statement contained in the NCF Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

     2.21.     Fairness Opinion.

     NCF has received a written opinion from Ferguson & Company to the effect that, as of the date hereof, the consideration to be received by shareholders of NCF pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     2.22.     Amendment to Employee Stock Ownership Plan.

     NCF has taken all necessary action in order to amend the NCF employee stock ownership plan ("NCF ESOP") in order to ensure that the Merger or any combination of the NCF ESOP and the Community employee stock ownership plan ("Community ESOP") does not accelerate (other than as required by law or regulation) or materially increase the benefits available to any participant in the NCF ESOP.

                                     ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF COMMUNITY

     References to "Community Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Community to NCF. Community hereby represents and warrants to NCF as follows as of the date hereof:

     3.01.     Corporate Organization.

     (a) Community is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Community has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries (as defined below) taken as a whole. Community is registered as a bank holding company under the BHC. Community Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of

Incorporation or other governing instrument and Bylaws of Community and the Community Subsidiaries as in effect on the date hereof.

     (b) The only direct or indirect subsidiaries of Community are Community Bank of Southern Indiana and Heritage Bank of Southern Indiana (together the "Community Subsidiaries"). Each of the Community Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole. Community and the Community Subsidiaries are in good standing with their appropriate federal and state banking regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such banking regulatory agencies. Other than the Community Subsidiaries, Community does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

     3.02.     Capitalization.

     The authorized capital stock of Community consists of 10,000,000 shares of Community Common Stock, par value $.10, of which 1,983,722 are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Community, and all issued and outstanding shares of capital stock of each of the Community Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the Community Subsidiaries are owned by Community free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 198,372 shares of Community Common Stock which have been granted pursuant to Community's 1997 Stock Incentive Plan (or options granted by Community pursuant thereto after the date hereof), none of Community or any of the Community Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Community or any of the Community Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

     3.03.     Authority; No Violation.

     (a) Subject to the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of Community, Community has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Community and, except for the approval of Community's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of Community are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by Community and constitute valid and binding obligations of Community, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

     (b) None of the execution and delivery of this Agreement and the Agreement of Merger by Community, nor the consummation by Community of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Community with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Community or any of the Community Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Community or any of the Community Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Community or any of the Community Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Community or any of the Community Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of the State of Indiana, the Federal Reserve, the state banking regulators of the State of Indiana and the stockholders of Community, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Community in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by Community and (b) the consummation by Community of the transactions contemplated hereby and by the Agreement of Merger.

     3.04.     Financial Statements.

     (a) Community has previously delivered to NCF copies of the consolidated statements of financial condition of Community as of December 31, 1996, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, (including such statements of entities preceding Community's organization in 1995) in each case accompanied by the audit reports of Monroe, Shine & Co., Inc., independent public accountants, as well as the unaudited consolidated statement of financial condition of Community as of September 30, 1997 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine months ended September 30, 1996 and 1995. The consolidated statements of financial condition of Community referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Community to be delivered by Community pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Community as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Community for the respective periods or as of the respective dates set forth therein (it being understood that Community's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Community, necessary for a fair presentation of such financial statements).

     (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Community and the Community Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

     (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since September 30, 1997 in the ordinary course of business and consistent with past practice, none of Community or any of the Community Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole.

     3.05.     Absence of Certain Changes or Events.

     There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Community and the Community Subsidiaries, taken as a whole, since September 30, 1997 and to the best knowledge of Community, no fact or condition exists which Community believes will cause such a material adverse change in the future.

     3.06.     Legal Proceedings.

     None of Community or any of the Community Subsidiaries is a party to any, and there are no pending or, to the best knowledge of Community, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Community or any of the Community Subsidiaries, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Community will not have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole. None of Community or any of the Community Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole.

     3.07.     Taxes and Tax Returns.

     (a) Each of Community and the Community Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to NCF and (ii) have not finally been determined. Community and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Community Disclosure Schedule 3.07(a), (i) the federal income tax returns of Community and its Affiliates have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Indiana income tax returns of Community and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Community or any of its Affiliates, nor has Community or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

     (b) Except as set forth in Community Disclosure Schedule 3.07(b), none of Community or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Community or any Affiliate (nor does Community have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

     3.08.     Employee Benefit Plans.

     (a) Each employee benefit plan or arrangement of Community or either of the Community Subsidiaries which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Community Disclosure Schedule 3.08(a) ("Community Plans"). Community has previously furnished or made available to NCF true and complete copies of each of the Community Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Community Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Community Plans.

     (b) Each Community Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

     (c) Neither Community nor any Community Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) The present value of all accrued benefits under each of the Community Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then-current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such Community Plans.

     (e) Neither Community nor any of the Community Subsidiaries, nor, to the best knowledge of Community, any trustee, fiduciary or administrator of a Community Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Community or any of the

Community Subsidiaries, or, to the best knowledge of Community, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

     (f) No Community Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Community Plan, as that term is defined in Section 4043(b) of ERISA.

     (g) No Community Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

     (h) Each of the Community Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Community is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

     3.09.     Securities Documents and Regulatory Reports.

     (a) Community has previously delivered or made available to NCF a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by Community to its stockholders as a class since January 1, 1995, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

     (b) Community and each of the Community Subsidiaries has duly filed with the Federal Reserve, the OTS, the FDIC and appropriate state banking authorities in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Community has delivered or made available to NCF accurate and complete copies of such reports. Community Disclosure Schedule 3.09(b) lists all examinations of Community or of the Community Subsidiaries conducted by the applicable banking or thrift regulatory authorities since January 1, 1995 and the dates of any responses thereto submitted by Community. In connection with the most recent examinations of Community or the Community Subsidiaries by the applicable banking or thrift regulatory authorities, neither Community nor any Community Subsidiary was required to correct or change any action, procedure or proceeding which Community or such Community Subsidiary believes has not been now corrected or changed as required.

     3.10.     Community Information.

     None of the information relating to Community and the Community Subsidiaries to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement/Prospectus, as of the date(s) such Joint Proxy Statement/Prospectus is mailed to stockholders of Community and NCF and up to and including the date(s) of the meetings of stockholders to which such Joint Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     3.11.     Compliance with Applicable Law.

     (a) Community and each of the Community Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and, to the best knowledge of Community and the Community Subsidiaries, no suspension or cancellation of any of the same is threatened.

     (b) Neither Community nor any of the Community Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole; and neither Community nor any Community Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Community or any Community Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole.
Neither Community nor any Community Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all commercial banks issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

     3.12.     Deposit Insurance and Other Regulatory Matters.

     (a) The deposit accounts of the Community Subsidiaries are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the FDIA, and each of the Community Subsidiaries has paid all premiums and assessments required by the FDIA and the regulations thereunder.

     (b) Each of the Community Subsidiaries is a member in good standing of the FHLB of Indianapolis and owns the requisite amount of stock in the FHLB of Indianapolis.

     3.13.     Properties and Insurance.

     (a) All real and personal property owned by Community or any of the Community Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Community and the Community Subsidiaries in the ordinary course of business consistent with their past practices. Community and the Community Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Community's consolidated statement of financial condition as of September 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Community and the Community Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as currently occupied, used, possessed and controlled by Community and the Community Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right.

     (b) The business operations and all insurable properties and assets of Community and the Community Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Community, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Community adequate for the business engaged in by Community and the Community Subsidiaries. As of the date hereof, neither Community nor either of the Community Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     3.14.     Environmental Matters.

     (a) To the best knowledge of Community and the Community Subsidiaries, neither Community nor any of the Community Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Community and Community Subsidiaries, taken as a whole.

     (b) To the best knowledge of Community and the Community Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by Community or the Community Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole.

     (c) To the best knowledge of Community and the Community Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Community or the Community Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Community and the Community Subsidiaries, taken as a whole.

     3.15.     Allowance for Loan Losses and Real Estate Owned.

     The allowance for loan losses reflected on Community's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Community's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

     3.16.     Minute Books.

     Since January 1, 1993, the minute books of Community and the Community Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

     3.17.     Broker Fees.

     Except as set forth in Community Disclosure Schedule 3.17, neither Community nor any of its directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     3.18.     Disclosures.

     No representation or warranty contained in Article III of this Agreement, and no statement contained in the Community Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                      ARTICLE IV

                               COVENANTS OF THE PARTIES


     4.01.     Conduct of the Business of NCF.

     During the period from the date hereof to the Effective Time, NCF shall, and shall cause the Bank to, conduct its businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Community, which consent shall not be unreasonably withheld. NCF shall use its best efforts to (i) preserve its business organization and that of the Bank intact, (ii) keep available to itself and Community the current services of the employees of NCF and the Bank, and (iii) preserve for itself and Community the goodwill of the customers of itself and the Bank and others with whom business relationships exist.

     4.02.     Negative Covenants.

     NCF agrees that from the date hereof to the Effective Time, except as otherwise approved by Community in writing or as permitted or required by this Agreement, NCF will not, nor will NCF permit any of the Bank to:

     (i) change any provision of the Certificate of Incorporation or other governing instrument or Bylaws of NCF or the Bank;

     (ii) except for the issuance of NCF Common Stock pursuant to the present terms of stock options which are outstanding as of the date hereof (and identified on NCF Disclosure Schedule 4.02) and compliance with the terms of the Option Agreement of even date herewith, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of NCF or the Bank, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

     (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of NCF or the Bank, except for regular cash dividends not in excess of $0.15 per share of NCF Common Stock (but NCF shall not alter its practices as to payment and record dates without Community's consent);

     (iv) grant any severance or termination pay (other than pursuant to binding contracts of NCF in effect on the date hereof and disclosed to Community on NCF Disclosure Schedule 2.13(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of employees, such as may be granted in the ordinary course of business and consistent with past practices and policies;

     (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Community, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to NCF's Employee Stock Ownership Plan or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

     (vi) sell or dispose of any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

     (vii) make any capital expenditures in excess of $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in NCF Disclosure Schedule 4.02(vii);

     (viii) except as set forth on NCF Disclosure Schedule 4.02(viii), file any applications or make any contract with respect to branching or site location or relocation;

     (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

     (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

     (xi) engage in any transaction with an "person" or "affiliate," in each case as defined in Section 2.18(a) hereof;

     (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     (xiii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

     (xiv)     agree to do any of the foregoing.

     4.03.     No Solicitation.

     Neither NCF nor the Bank shall, nor shall NCF or the Bank authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NCF or the Bank to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Community) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NCF or the Bank (an "Acquisition Transaction"); provided, however, that NCF may provide information in connection with an unsolicited possible Acquisition

Transaction if the Board of Directors of NCF, after receipt of written advice of legal counsel to take such action, determines in the exercise of its fiduciary responsibilities that such information should be furnished. NCF will promptly communicate to Community the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Community with copies of (i) the written legal advice provided to the Board of Directors of NCF, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

     4.04.     Current Information.

     During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

     4.05.     Access to Properties and Records; Confidentiality.

     (a) NCF shall permit Community and its representatives reasonable access to its properties and those of the Bank, and shall disclose and make available to Community all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of NCF and the Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Community may have a reasonable interest. Neither NCF nor the Bank shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. NCF will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. NCF and the Bank shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Community and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by Community to NCF and its representatives to the extent necessary to enable NCF to satisfy its due diligence obligations with respect to Community.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

     (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, NCF may invite one person (to be designated by Community) to attend all meetings of the Board of Directors of NCF and the Bank.

     4.06.     Regulatory Matters.

     (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Form S-4 and the Joint Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

     (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

     (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

     4.07.     Approval of Stockholders.

     Community (if required by applicable law or otherwise) and NCF will (a) take all steps (including, without limitation, the preparation of the Form S-4 and Joint Proxy Statement/Prospectus in accordance with all applicable requirements) necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the approval of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with the other party with respect to the foregoing matters.

     4.08.     Further Assurances.

     Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

     4.09.     Disclosure Supplements.

     From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in
Article V or the compliance by NCF with the covenants set forth in Section
4.01 hereof.

     4.10.     Public Announcements.

     The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

     4.11.     Failure to Fulfill Conditions.

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 1998 and that it will not waive that condition, it will promptly notify the other party. Community and NCF will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

     4.12.     Certain Post-Merger Agreements.

     The parties hereto agree to the following arrangements following the Effective Time:

     (a) Board of Directors of Community. Upon consummation of the Merger, the Board of Directors of Community shall continue to consist of its current members.

     (b) Board of Directors of the Bank. Upon consummation of the Merger, the Board of Directors of the Bank shall continue to consist of its current members, except for A. E. Bowling who shall resign effective as of the Effective Time.

     (c) Officers and Employees of the Bank. The current Chairman of the Board and President of the Bank, A. E. Bowling, will retire effective as of the Effective Date, and Mr. Bowling will thereupon be entitled to, and Community agrees to provide, the payments and benefits reflected on NCF Disclosure
Schedule 2.13(a), including the Retirement Agreement between Mr. Bowling and Community of even date herewith. After the Effective Time, the Bank shall not hire any additional employees without the prior consent of Community.

     (d)  Employee Benefit Plans.

     (1) Subject to the provisions of this Section 4.12, all employees of NCF or the Bank immediately prior to the Effective Time who are employed by Community or the Bank (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Community may determine to continue any of the NCF benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of NCF's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Except as specifically provided in this Section 4.12 and as otherwise prohibited by law, Transferred Employees' service with NCF or the Bank shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers' benefit plans, subject to applicable break-in-service rules. Notwithstanding anything herein to the contrary, after the Effective Time, (x) any amendment to, or grant of additional benefits under, any NCF or Bank benefit plan, including stock-based plans, which continues to exist subsequent to the Effective Time, shall require the prior consent of the Community, and (y) Community may cause any of the NCF or the Bank benefit plans which continue to exist, including stock-based plans, to be amended in order to provide that employees of Community or the Community Subsidiaries may be participants in such plans.

     (2) On or after the Effective Time, the NCF ESOP may, at Community's discretion, be combined with the Community ESOP, terminated, frozen or held separately.

     (e) Directors Consultation and Retirement Plan. Upon consummation of the Merger, all directors of the Bank prior to the Effective Time who continue as directors of the Bank immediately following the Effective Time will be covered by the Directors Consultation and Retirement Plan.

     4.13.     Indemnification.

     Community agrees that all rights to indemnification and all limitations on liability existing in favor of NCF and the Bank as provided in their respective Certificate of Incorporation, Bylaws or similar governing documents as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by Community, the Community Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (a "Claim"), asserted or made within such period shall continue until the final disposition of such Claim.



                                      ARTICLE V

                                  CLOSING CONDITIONS

     5.01.     Conditions to the Parties' Obligations Under This Agreement.

     The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Federal Reserve, FDIC and banking regulators of the State of Indiana and the Commonwealth of Kentucky required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of NCF and the Bank to Community; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

     (b) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Agreement of Merger shall have been duly and validly taken by Community and NCF, including approval by the requisite vote of the stockholders of NCF of this Agreement and the Agreement of Merger.

     (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Community or NCF determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

     (d) The Form S-4 shall have become effective under the 1933 Act, and Community shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Community Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

     (e) The parties shall have received, in form and substance reasonably satisfactory to them, an opinion of Elias, Matz, Tiernan & Herrick to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by Community or NCF (i) upon the transfer of NCF's assets to Community in exchange for Community Common Stock, cash and the assumption of NCF's liabilities or (ii) upon the distribution of such Community Common Stock and cash to NCF stockholders.

     5.02.     Conditions to the Obligations of Community Under This Agreement.

     The obligations of Community under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Community:

     (a) Each of the obligations of NCF required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of NCF contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of NCF and the Bank, taken as a whole, and Community shall have received a certificate to that effect signed by the President and Chief Executive Officer of NCF.

     (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of NCF and the Bank to Community.

     (c) Community shall have received, in form and substance satisfactory to it, a letter dated the date of the Closing, from Monroe, Shine & Co., Inc. to the effect that the Merger will qualify for pooling-of-interest accounting treatment.

     (d) Holders of NCF Common Stock who dissent from the Merger pursuant to Delaware law by meeting the requirements set forth in the DGCL shall not hold more than 15% of the NCF Common Stock immediately prior to the Effective Time.

     (e) Each stockholder of NCF who is an NCF Affiliate shall have executed and delivered a commitment and undertaking to the effect that (i) such stockholder will dispose of the shares of Community Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (ii) such stockholder will not dispose of any of such shares until Community has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145 under the 1933 Act, which opinion shall be rendered promptly following counsel's receipt of such stockholder's written notice of its intention to sell shares of Community Common Stock; and (iii) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

     (f) NCF shall have furnished Community with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Community may reasonably request.

     5.03.     Conditions to the Obligations of NCF Under this Agreement.

     The obligations of NCF under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NCF:

     (a) Each of the obligations of Community required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Community contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Community, and the Community Subsidiaries, taken as a whole, and NCF shall have received a certificate to that effect signed by the President and Chief Executive Officer of Community.

     (b) Community shall have furnished NCF with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as NCF may reasonably request.

                                      ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER, ETC.

     6.01.     Termination.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of Community and/or NCF:

     (a)  by mutual written consent of the parties hereto;

     (b) by Community or NCF (i) if the Effective Time shall not have occurred on or prior to September 30, 1998 or (ii) if a vote of the stockholders of NCF is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of NCF contemplated by Section 4.07 hereof; unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

     (c) by Community or NCF upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

     (d) by Community in writing if NCF has, or by NCF in writing if Community has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of NCF and the Bank or Community and the Community Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

     (e) by Community or NCF in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Community, would materially impair the value of NCF and the Bank to Community, and the time period for appeals and requests for reconsideration has run.

     6.02.     Effect of Termination.

In the event of termination of this Agreement by either Community or NCF as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and 7.01 hereof and except for liability for any breach of this Agreement.

     6.03.     Amendment, Extension and Waiver.

     Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Community and/or NCF, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of Community and/or NCF, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of NCF. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                     ARTICLE VII

                                    MISCELLANEOUS

     7.01.     Expenses.

     (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including without limitation legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that Community shall bear all costs of printing, mailing and filing the

Form S-4 and Joint Proxy Statement/Prospectus and all other registration and filing fees relating to the Merger.

     (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

     7.02.     Survival.

     The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Section 4.12 hereof.

     7.03.     Notices.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

     (a)  If to Community, to:

          Community Bank Shares of Indiana, Inc.
          202 East Spring Street
          New Albany, Indiana 47250
          Attn:     Robert E. Yates

          Copy to:

          Elias, Matz, Tiernan & Herrick, L.L.P.
          734 - 15th Street, N.W.
          Washington, D.C. 20005
          Attn:     John P. Soukenik, Esq.

     (b)  If to NCF, to:

          NCF Financial Corp.
          106A John Rowan Boulevard
          Bardstown, Kentucky 40004
          Attn:     A. E. Bowling
or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     7.04.     Parties in Interest.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     7.05.     Complete Agreement.

     This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

     7.06.     Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     7.07.     Governing Law.

     This Agreement shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof.

     7.08.     Headings.

     The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, Community and NCF have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   COMMUNITY BANK SHARES OF INDIANA, INC.


Attest:

/s/ M. Diane Murphy                By: /s/ Robert E. Yates
-------------------                    -------------------------------------
M. Diane Murphy                        Robert E. Yates
Secretary                              President and Chief Executive Officer



                                   NCF FINANCIAL CORPORATION


Attest:

/s/ Patricia H. Thomas             By: /s/ A.E. Bowling
----------------------                 --------------------------------------
Patricia H. Thomas                     A.E. Bowling
Secretary                              Chairman of the Board

                                 AGREEMENT OF MERGER

     This Agreement of Merger is dated as of December 17, 1997, by and between Community Bank Shares of Indiana, Inc. ("Community"), an Indiana corporation, and NCF Financial Corporation ("NCF"), a Delaware corporation.

                                 W I T N E S S E T H:

     WHEREAS, Community and NCF have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"); and

     WHEREAS, pursuant to the Reorganization Agreement and this Agreement of Merger, and subject to the terms and conditions set forth therein and herein, NCF shall be merged with and into Community, with Community the surviving corporation of such merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do mutually agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1 "Effective Time" shall mean the date and time at which the Merger contemplated by this Agreement of Merger becomes effective as provided in
Section 2.2 of this Agreement of Merger.

     1.2 "Community Common Stock" shall mean the common stock, par value $.10 per share, of Community.

     1.3 "Merger" shall refer to the multi-step merger of NCF with and into Community as provided in Section 2.1 of this Agreement of Merger.

     1.4  "Merging Corporations" shall collectively refer to Community and NCF.

     1.5 "NCF Common Stock" shall mean the common stock, par value $.10 per share, of NCF.

     1.6 "Stockholder Meetings" shall mean the respective meetings of the stockholders of Community and NCF held pursuant to Section 4.07 of the Agreement.

     1.7 "Surviving Corporation" shall mean Community as the surviving corporation of the Merger.


                                      ARTICLE II

                                 TERMS OF THE MERGER


     2.1 The Merger. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, NCF shall be merged with and into Community pursuant to the applicable provisions of the Indiana Business Coroporation Law ("IBCL") and the Delaware General Corporation Law ("DGCL"). Community shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Indiana. At the Effective Time, the separate existence and corporate organization of NCF shall cease, and Community shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of NCF and Community; and be subject to all the restrictions, disabilities and duties of each of NCF and Community; and all and singular, the rights, privileges, powers and franchises of each of NCF and Community, and all property, real, personal and mixed, and all debts due to either NCF or Community on whatever account, as well for stock subscriptions and all other things in action or belonging to each of NCF and Community shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of, respectively, NCF and Community, and the title to any real estate vested by deed or otherwise, under the laws of the State of Indiana or elsewhere in either NCF or Community shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of either of NCF or Community shall be preserved unimpaired, and all debts, liabilities and duties of NCF and Community shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2 Effective Time. The Merger shall become effective on the date and at the time that Articles of Merger are executed and filed with the Secretary of State of the State of Indiana pursuant to IBCL, unless a later date and time is specified as the Effective Time in such Articles of Merger.

     2.3 Name of the Surviving Corporation. The name of the Surviving Corporation shall be "Community Bank Shares of Indiana, Inc."

     2.4 Articles of Incorporation. On and after the Effective Time, the Articles of Incorporation of Community shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     2.5 Bylaws. On and after the Effective Time, the Bylaws of Community shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.


                                     ARTICLE III

                                 CONVERSION OF SHARES

     3.1  Conversion of NCF Common Stock and Options to Purchase NCF Common
          Stock.

     (a) Subject to Section 3.2 hereof, each share of NCF Common Stock outstanding immediately prior to the Effective Time, other than (i) shares held by NCF (including Treasury shares) or Community or any of their respective wholly owned subsidiaries and (ii) NCF Dissenting Shares (as hereinafter defined), shall be converted into the number of shares of Community Common Stock equal to the Exchange Ratio (as defined in the Reorganization Agreement) in accordance with the terms of Section 1.03 of the Reorganization Agreement.

     (b) Notwithstanding any other provision hereof, no fractional shares of Community Common Stock shall be issued to holders of NCF Common Stock. In lieu thereof, each holder of shares of NCF Common Stock entitled to a fraction of a share of Community Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash in accordance with the terms of Section 1.05 of the Reorganization Agreement. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     (c) At or immediately prior to the Effective Time, each option to purchase NCF Common Stock issued pursuant to NCF's 1995 Stock Option Plan shall be cancelled, and each holder of any such option, whether or not then vested or exercisable, shall be entitled to receive from Community or NCF a new option to acquire shares of Community Common Stock a cash amount determined in accordance with Section 1.03 of the Reorganization Agreement. The payment of the consideration referred to in this Section 3.1(c) to holders of options to purchase NCF Common Stock shall be subject to the execution by any such holder of such instruments of cancellation as Community may reasonably deem appropriate.

     3.2  Exchange of Certificates for Stock and/or Cash.

     After the Effective Time, each holder of a certificate for theretofore outstanding shares of NCF Common Stock, shall be surrendered and exchanged for cash or stock consideration in the manner provided in Section 1.04 of the Reorganization Agreement.

     3.3 Dissenting Shares. Notwithstanding anything in this Agreement of Merger to the contrary, shares of NCF Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders (other than Community or any wholly owned subsidiary thereof) who shall not have voted such shares in favor of the Agreement and this Agreement of Merger and who shall have satisfied all of the applicable requirements of Section 262 of the DGCL ("NCF Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, shares of Community Common Stock or cash as set forth in Section 3.1 hereof, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with said Section 262 of the DGCL, subject to the procedures and the conditions specified in such provision of the DGCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal and payment under such law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of NCF Common Stock held by such holder shall thereupon be deemed to have been converted into the right to receive, or be exchangeable at the Effective Time for, cash as provided in 1.06 of the Reorganization Agreement. Community hereby agrees to make, or cause to be made, payment in cash for any Dissenting Shares.

     3.4 Community Common Stock. Each share of Community Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as an identical share of Community Common Stock.


                                      ARTICLE IV

                                    MISCELLANEOUS

     4.1 Conditions Precedent. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

     4.2 Termination. This Agreement of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Reorganization Agreement in accordance with
Section 6.01 thereof.

     4.3 Amendments. To the extent permitted by the IBCL, this Agreement of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for the shares of NCF Common Stock shall not be amended after either of the Stockholder Meetings so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the shareholders of Community or NCF without the approval of the stockholders of Community and NCF who are so affected.

     4.4 Successors. This Agreement of Merger shall be binding on the successors of Community and NCF.

     IN WITNESS WHEREOF, Community and NCF have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.



                         COMMUNITY BANK SHARES OF INDIANA, INC.


Attest:

/s/ M. Diane Murphy                By: /s/ Robert E. Yates
-------------------                    -------------------------------------
M. Diane Murphy                        Robert E. Yates
Secretary                              President and Chief Executive Officer



                         NCF FINANCIAL CORPORATION


Attest:

/s/ Patricia H. Thomas             By: /s/ A.E. Bowling
----------------------                 -------------------------------------
Patricia H. Thomas                     A.E. Bowling
Secretary                              Chairman of the Board

                                                                    Appendix B

                                STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of December 17, 1997, by and between Community Bank Shares of Indiana, Inc. ("Community"), an Indiana corporation, and NCF Financial Corporation ("NCF"), a Delaware corporation (the "Agreement").

                                      WITNESSETH

     WHEREAS, Community and NCF have entered into an Agreement and Plan of Reorganization and related Agreement of Merger, each dated as of December 17, 1997 (collectively, the "Reorganization Agreement");

     WHEREAS, Community has requested the execution of this Agreement by NCF in order to increase the likelihood that the transactions contemplated by the Reorganization Agreement will be consummated in accordance with its terms and as a condition to Community's obligation to complete the transactions contemplated by the Reorganization Agreement and, in consideration for such obligation, NCF has agreed to issue to Community an option entitling Community to purchase shares of its common stock upon the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, in consideration of the execution of the Reorganization Agreement and the premises therein and herein contained, the parties agree as follows:

     1.   Grant of Option.

     Subject to the terms and conditions hereof, NCF irrevocably grants to Community as of December 17, 1997 the option ("Option") to purchase at one time or from time to time anaggregate of 150,000 shares of common stock, par value $.10 per share, of NCF ("Common Stock") at a price per share equal to $14.75 (the price per share is referred to below as the "Purchase Price" and the price when used with respect to a number of shares is referred to below as the "aggregate Purchase Price" for such shares). As used in this Agreement, the term "Shares" means the shares of Common Stock subject to the Option.

     2.   Exercise of Option.

     (a) Subject to the terms and conditions hereof, Community may exercise the Option, in whole at any time or in part from time to time, to the extent not previously exercised, if a Purchase Event (as defined below) shall have occurred and be continuing, provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further effect, except as to notices of exercise given prior thereto, on the Termination Date, which shall be the date on which occurs the earliest of (i) immediately prior to the Effective Time as defined in Section 1.02 of the Reorganization Agreement, (ii) twelve (12) months after the first occurrence of a Purchase Event, (iii) twelve (12) months following a termination of the Reorganization

Agreement by Community pursuant to Section 6.01(d) thereof prior to the occurrence of a Purchase Event; and (iv) twelve (12) months following a termination of the Reorganization Agreement in accordance with its terms (other than by Community pursuant to Section 6.01(d) thereof) prior to the occurrence of a Purchase Event, provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws and regulations.

     (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) NCF or any of its subsidiaries shall have entered into an agreement with any person (other than Community or any subsidiary thereof)
     (A) to merge, consolidate or enter into any similar transaction with such person, (B) for the disposition, by sale, lease, exchange or otherwise, of all or substantially all of the consolidated assets or deposits of NCF or any of its subsidiaries or (C) for the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or an option or right to acquire such securities) representing 15% or more of the voting power of NCF or any of its subsidiaries;

          (ii) any person (other than Community or any subsidiary thereof) shall have acquired beneficial ownership of, or any group of persons shall have been formed which beneficially owns, 15% or more of the then outstanding Common Stock (any of the foregoing in Section 2(b)(i) or (ii) is hereinafter referred to as an "Acquisition Transaction");

          (iii) any person (other than Community or any subsidiary thereof) shall have (A) commenced a tender offer or filed a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to an exchange offer to purchase or otherwise acquire control of 15% or more of the then outstanding shares of Common Stock (such offers being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

          (iv) the holders of the outstanding Common Stock shall not have approved the Reorganization Agreement (including the related Agreement of Merger) at the meeting of such holders called for such purpose pursuant to the Reorganization Agreement, such meeting shall not have been held or shall have been cancelled prior to the termination of the Reorganization Agreement in accordance with its terms, or NCF's Board of Directors shall have withdrawn or modified in a manner which is adverse to Community the recommendation of NCF's Board of Directors with respect to the Reorganization Agreement and the Agreement of Merger, in each case after it shall have been publicly announced that any person (other than Community or any subsidiary thereof) shall have (A) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, (B) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (C) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company
     Act of 1956, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction or (D) any person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act"), in opposition to approval of the Reorganization Agreement by NCF's stockholders.

     (c) As used in this Agreement, (i) "beneficial ownership," "person" and "group of persons" shall have the meanings conferred thereon by Section 13(d) of the Exchange Act and the regulations promulgated thereunder and (ii) "commenced" shall have the meaning conferred thereon by Rule 14d-2 under the Exchange Act.

     (d) NCF shall promptly give written notice to Community of the occurrence of a Purchase Event known to NCF. However, the giving of such notice by NCF shall not be a condition to the right of Community to exercise the Option. If more than one transaction or event giving rise to a Purchase Event is undertaken or effected, then all such transactions shall give rise to only one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions or events are abandoned.

     (e) Notwithstanding the foregoing, NCF shall not be obligated to issue Shares upon exercise of the Option (i) in the absence of any required governmental, regulatory or stockholder approval or consent necessary for NCF to issue the Shares or for Community to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. If the Option is otherwise exercisable but cannot be exercised prior to termination as specified in Section 2(a) hereof solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall continue and will expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

     3.   Notice of Exercise; Payment and Delivery of Shares.

     (a) In the event that Community desires to exercise the Option, Community shall send a written notice (the date of which being herein referred to as the "Notice Date") to NCF specifying the total number of Shares it will purchase and a place and date for the closing of such purchase, which date shall be not later than 60 calendar days nor earlier than three business days from the date such notice is given, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, three business days from the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto shall have passed.

     (b) At any closing hereunder, (a)(i) Community shall make payment to NCF of the aggregate Purchase Price for the Shares to be purchased by delivery to NCF of a certified, cashier's or bank check payable to the order of NCF in such amount or, if mutually agreed, by wire transfer of funds in such amount to an account designated in writing by NCF, or (ii) if requested by Community, in lieu of the payment set forth in (a)(i) above, NCF shall issue to Community a number of whole Shares determined by (A) multiplying the excess, if any, of the closing price of the Common Stock on the Notice Date over the Purchase Price by the number of Shares with respect to which the Option is being exercised, and (B) dividing such product by the Purchase Price; and (b) NCF shall deliver to Community a certificate or certificates representing the Shares so purchased, registered in the name of Community or its designee.
NCF shall pay any and all federal, state and local taxes, or other charges that may be imposed upon Community in connection with the preparation, issuance and delivery of stock certificates hereunder.

     4.   Representations and Warranties of NCF.

     NCF hereby represents and warrants to Community as follows:

     (a) This Agreement has been duly authorized, executed and delivered by NCF and constitutes a valid and binding agreement of NCF, enforceable against NCF in accordance with its terms, except to the extent that the obligations of NCF set forth in Section 8(a) and (d) hereof may be unenforceable under applicable federal and state securities laws.

     (b) NCF has taken all necessary corporate and other action (excluding any required governmental or stockholder approvals) to authorize and reserve and to permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon any exercise of the Option, the number of Shares subject to the Option (less the number of Shares previously issued upon any partial exercise of the Option or as to which the Option may no longer be exercised). All of the Shares to be issued pursuant to the Option are duly authorized and, upon issuance and delivery thereof pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all claims, liens, charges, encumbrances and security interests, and will not have been issued in violation of, and will not be subject to, any preemptive rights of any stockholders of NCF.

     (c) The execution, delivery and performance by NCF of this Agreement and the consummation of the transactions contemplated hereby (excluding any required governmental approvals) do not contravene, or constitute a default under, (i) the Certificate of Incorporation or Bylaws of NCF or (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation binding upon NCF or any of its subsidiaries.

     5.   Representations and Warranties of Community.

     Community hereby represents and warrants to NCF as follows:

     (a) This Agreement has been duly authorized, executed and delivered by Community and constitutes a valid and binding agreement of Community, enforceable against Community in accordance with its terms, except to the extent that the obligations of Community set forth in Section 8(b) and (d) hereof may be unenforceable under applicable federal and state securities laws.

     (b) Community is acquiring the Option for the purpose set forth in the second Whereas clause of this Agreement and hereby acknowledges that (i) the Option has not been, and the Shares may not be, registered under the Securities Act or any other applicable securities registration requirements and (ii) the Option and the Shares may not be transferred except in compliance with applicable registration requirements or an available exemption therefrom.

     6.   Adjustment Upon Change in Capitalization, Etc.

     In the event of any change in the Common Stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of NCF which would have the effect of diluting or changing Community's rights hereunder, the number and kind of shares or securities subject to the Option and the Purchase Price (but not the aggregate Purchase Price of the Shares) shall be appropriately and equitably adjusted so that Community shall receive upon exercise of the Option the number and class of shares or other securities or property that Community would have received in respect of the Shares that could have been purchased upon exercise of the Option if the Option could have been and had been exercised immediately prior to such event or the record date therefor, as applicable. In the event that after the date hereof NCF issues any additional shares of Common Stock other than pursuant to any event described in the preceding sentence or pursuant to the exercise of the Option, the number of shares of Common Stock which can be purchased pursuant to the Option shall be increased by an amount so that after such issuance the number of shares of Common Stock subject to the Option, less any shares previously acquired upon exercise of the Option, shall equal 19.9% of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares which may be issued pursuant to the Option. NCF shall take such steps in connection with any consolidation, merger, liquidation or other such action as may be necessary to ensure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

     7.   Registration of the Shares.

     (a) If Community requests NCF in writing to register under the Securities Act or any other applicable securities registration requirements Shares which have been purchased by Community hereunder, NCF will use its best efforts to cause the Shares so specified in such request to be registered as soon as practicable so as to permit the sale or other distribution by Community of such Shares (and to keep such registration in effect for a period of at least 180 days) and in connection therewith shall prepare and file as promptly as reasonably possible (but in no event later than 45 days from receipt of Community's request) a registration statement under the Securities Act to effect such registration on an appropriate form, which would permit the sale of the Shares by Community in the manner specified by Community in its request. In connection with such registration, NCF shall use its best efforts to cause to be delivered to Community (and any other holder whose Shares are the subject of such registration) such certificates, opinions, accountants' letters and other documents as Community (or any such other holder) shall reasonably request and are customarily rendered in connection with the registration of securities under the Securities Act. Community shall provide all information reasonably requested by NCF for inclusion in any documents to be prepared hereunder. All expenses incurred by NCF in complying with the provisions of this Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for NCF and blue sky fees and expenses shall be paid by NCF. Underwriting discounts and commissions to brokers and dealers relating to the Shares, fees and disbursements of counsel to Community and any other expenses incurred by Community in connection with such registration shall be borne by Community. NCF shall not be obligated to make effective more than two registration statements pursuant to this Section 7(a).

     (b) NCF shall notify Community in writing not less than ten business days prior to filing a registration statement under the Securities Act with respect to any Common Stock (other than a filing on Form S-4 or Form S-8) of NCF's intention so to file. If Community wishes to have any portion of its Shares purchased hereunder included in such registration statement, it shall advise NCF in writing to that effect within five business days following receipt of such notice from NCF pursuant to the preceding sentence, and NCF will thereupon include the number of shares indicated by Community under such registration statement, provided, however, that if the managing underwriter determines and advises NCF and Community in writing that the inclusion in the registration statement of the number of shares indicated by Community would interfere with the successful marketing of the Common Stock proposed to be registered and sold by NCF, then the number of shares indicated by Community to be included in the underwriting shall be reduced or eliminated pro rata among all holders of shares of Common Stock requesting such registration, and further provided, however, that nothing herein shall prevent NCF from, at any time, abandoning or delaying any registration.

     (c) The rights provided under this Section 7 shall expire upon the third annual anniversary of the first acquisition of Shares by Community hereunder.

     8.   Indemnification.

     (a) In connection with any registration under the provisions of Section 7 hereof, NCF shall indemnify and hold harmless Community and any underwriter (as defined in the Securities Act) for Community and each person who controls Community or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which Community or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that NCF will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by Community, such underwriter or such controlling persons in writing specifically for use in the preparation thereof.

     (b) Community will indemnify and hold harmless NCF, any underwriter for NCF and each person who controls NCF or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which NCF or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was so made in conformity with information furnished by Community in writing specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of Section 8(a) or (b), promptly notify the indemnifying party of the commencement thereof; except to the extent of any actual prejudice to the indemnifying party, the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 8(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative fault, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

     9.   Quotation.

     If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq Stock Market or any securities exchange, NCF, upon the request of Community after the occurrence of a Purchase Event, will promptly file an application, if required, to authorize for quotation or trading or listing the Shares of Common Stock (or other securities to be acquired upon exercise of the Option pursuant to the terms of Section 6 hereof) on the Nasdaq Stock Market or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     10.  Further Assurances.

     NCF agrees to execute and deliver such documents and instruments and take such further actions as may be necessary or appropriate or as Community may reasonably request in order to ensure that Community receives the full benefits of this Agreement (including, without limitation, the prompt filing of any required notice or application for approval with any applicable federal or state regulatory agency and the expeditious processing of the same). Prior to the Termination Date, NCF will refrain from taking any action which would have the effect of preventing or interfering with the delivery by NCF of the Shares (or other securities deliverable pursuant to Section 6 hereof) to Community upon any exercise of the Option or from otherwise performing its obligations under this Agreement.

     11.  Remedies.

     The parties agree that Community would be irreparably damaged if for any reason NCF failed to issue any of the Shares (or other securities deliverable pursuant to Section 6 hereof) upon exercise of the Option or to perform any of its other obligations under this Agreement, and that Community would not have an adequate remedy at law in such event. Accordingly, Community shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by NCF. This provision is without prejudice to any other rights that Community may have against NCF for any failure to perform its obligations under this Agreement.

     12.  Miscellaneous.

     (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telecopy or telex addressed as follows:

          (i)  If to Community, to:

               Community Bank Shares of Indiana, Inc.
               202 East Spring Street
               New Albany, Indiana 47150
               ATTN:  Robert E. Yates

               Copy to:

               Elias, Matz, Tiernan and Herrick L.L.P.
               734 15th Street, N.W.
               Washington, D.C.  20005
               ATTN:  Raymond A. Tiernan, Esq.


          (ii) If to NCF, to:

               NCF Financial Corporation
               106A John Rowan Boulevard
               Bardstown, Kentucky 40004
               ATTN:  A.E. Bowling
or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     (c) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     If for any reason any court or regulatory agency determines that the Option will not permit the holder to acquire the full number of Shares, it is the express intention of NCF to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of laws thereof.

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

     (g) Assignment. Community may assign this Agreement to any wholly owned subsidiary of Community. Community may not, without the prior written consent of NCF, assign this Agreement to any other person in whole or in part, provided that upon the occurrence of and following a Purchase Event, Community may sell, transfer, assign or otherwise dispose of its rights and obligations hereunder in whole or in part without such consent. In the case of any permitted sale, transfer, assignment or disposition in part of this Option, NCF shall do all things necessary to facilitate the same and the person to whom this Option is sold, transferred assigned or disposed of shall agree in writing to the terms and conditions hereof. This Agreement shall not be assignable by NCF except by operation of law. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of Community pursuant to Section 12(g) hereof) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

     13.  Entire Agreement.

     This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

     IN WITNESS WHEREOF, Community and NCF have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   COMMUNITY BANK SHARES OF INDIANA, INC.


Attest:

/s/ M. Diane Murphy                By:  /s/ Robert E. Yates
--------------------------             --------------------------------------
M. Diane Murphy                         Robert E. Yates
Secretary                               President and Chief Executive Officer



                                   NCF FINANCIAL CORPORATION


Attest:

/s/ Patricia H. Thomas             By:   /s/ A.E. Bowling
--------------------------              ------------------------------------
Patricia H. Thomas                       A.E. Bowling
Secretary                                Chairman of the Board

[Ferguson & Company Letterhead]


                                                                     Appendix C

                                         February 14, 1998

The Board of Directors
NCF Financial Corporation
106 A W. John Rowan Blvd.
Bardstown, Kentucky  40004

Gentlemen:

   NCF Financial Corporation ("NCF Financial"), has entered into an Agreement and Plan of Reorganization ("Agreement") dated as of December 17, 1997, with Community Bank Shares of Indiana, Inc. ("Community"). The Agreement provides for an exchange ratio of .935 of one share of Community for each share of NCF Financial, with adjustments to the ratio if the merger market price of Community over the 20 consecutive trading days preceding the receipt of all requisite regulatory approvals is under $15.00 a share or over $25.00 a share. The dollar range of value would be between $11,116,341 and $18,527,235 if the merger market price of Community is between $15.00 a share and $25.00 as share. Each share of NCF Financial Common Stock which is issued and outstanding at the effective time of the merger shall be converted into, and shall be canceled in exchange for, the right to receive (1) if the Community Market Value is greater than or equal to $15.00 and less than or equal to $25.00, then .935 of one share of Community Common Stock; (2) if the Community Market Value is less than $15.00, then one share of Community Common Stock; or (3) if the Community Market Value is greater than $25.00, then .88 of one share of Community Common Stock. Based on Community's market value of $23.00 a share on February 11, 1998, the total consideration for NCF Financial is $17,045,056.

   You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of NCF Financial of the consideration to be paid to the shareholders of NCF Financial pursuant to the Agreement.

   Ferguson & Company ("Ferguson"), as a customary part of its consulting business, is engaged in the valuation of banks, thrifts and holding companies and their securities in connection with mergers and acquisitions, stock purchase offers and other purposes.

   In the course of our review, we have studied the Agreement and certain publicly available information relating to NCF Financial and Community and certain additional materials made available by their respective managements. In addition, we have reviewed financial projections separately prepared by independent third parties and by Ferguson relating to future operations of NCF Financial and Community. We have compared certain financial and securities data of NCF Financial and Community, whose securities are traded in the public market, studied the pro forma

BOARD OF DIRECTORS
February 14, 1998
Page 2


effects of the proposed merger and reviewed the financial terms of certain recent merger transactions comparable to the proposed merger.

       Although we have no reason to believe that the financial and other information contained in publicly available materials or in other materials on which we have relied is not accurate, complete and fair, we have not independently verified it and, for the purposes of this opinion, have assumed the accuracy, completeness and fairness thereof. In addition, we have not made an independent evaluation or appraisal of the assets of NCF Financial or Community, nor have we been furnished with such an appraisal.

       We were not authorized to solicit, and did not solicit, any alternative offers to that submitted by Community. Though we evaluated the proposal received from Community and considered by the Board of Directors, our opinion herein is not an expression of any of the relative merits and detriments, or a recommendation regarding the acceptance or rejection of the proposal described in the Agreement. Our opinion also is not an expression that the transaction described in the Agreement will necessarily provide the most value available to the shareholders of NCF Financial. Our opinion is strictly limited to addressing the fairness to the shareholders of NCF Financial, from a financial point of view, of the consideration to be received by them in the transaction described in the Agreement.

       Our opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of NCF Financial or Community, could materially affect the assumptions used in preparing this opinion.

       Based on the analysis described above (and other matters that were considered relevant) and in reliance (without independent verification) on the accuracy, completeness and fairness of the information reviewed by us, it is our opinion that, from a financial point of view, as of the date hereof, the consideration to be paid by Community to NCF Financial's shareholders pursuant to the Agreement is fair to the shareholders of NCF Financial.

                                   Ferguson & Company

                                   /s/ Charles M. Hebert
                                   -----------------------------
                                   Charles M. Hebert
                                   Principal

                                                                 Appendix D


                               DELAWARE CODE ANNOTATED
                                TITLE 8. CORPORATIONS
                         CHAPTER 1. GENERAL CORPORATION LAW
                       SUBCHAPTER IX. MERGER OR CONSOLIDATION


Section 262  Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section.
 As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

         (1) Provided, however, that no appraisal rights under this
         section shall be   available for the shares of any class or
         series of stock, which stock, or    depository receipts in
         respect thereof, at the record date fixed to
         determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the
         agreement of merger or           consolidation, were either
         (i) listed on a national securities exchange or   designated
         as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

          2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of
          any class or series of    stock of a constituent corporation
          if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and
          c. of this paragraph.

             (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a
     meeting of   stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.
     Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
     (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                  Appendix E


                   EXCERPTS OF THE INDIANA BUSINESS CORPORATION LAW

                                 (DISSENTERS' RIGHTS)

23-1-44-1          "CORPORATION" DEFINED

         Sec. 1. As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

23-1-44-2          "DISSENTER" DEFINED

         Sec. 2. As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 of this chapter and who exercises that right when and in the manner required by sections 10 through 18 of this chapter.

23-1-44-3          "FAIR VALUE" DEFINED

         Sec. 3. As used in this chapter, "fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

23-1-44-4          "INTEREST" DEFINED

         Sec. 4. As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

23-1-44-5          "RECORD SHAREHOLDER" DEFINED

         Sec. 5. As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.

23-1-44-6          "BENEFICIAL SHAREHOLDER" DEFINED

         Sec. 6. As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

23-1-44-7          "SHAREHOLDER" DEFINED

         Sec. 7. As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder.

23-1-44-8     RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         Sec. 8. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party if:

          (A) shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

          (B)  the shareholder is entitled to vote on the merger.

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

          (4)  The approval of a control share acquisition under IC 23-1-42.

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

          (1) registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

          (2) traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets -- National Market Issues or a similar market.


     (c)  A shareholder:

          (1) who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

          (2) who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.

23-1-44-9     DISSENTERS' RIGHTS OF BENEFICIAL SHAREHOLDER

         Sec. 9. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

     (1) the beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) the beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.

23-1-44-10    PROPOSED ACTION CREATING DISSENTERS' RIGHTS; NOTICE

         Sec. 10. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

     (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 of this chapter.

23-1-44-11    PROPOSED ACTION CREATING DISSENTERS' RIGHTS; ASSERTION OF
DISSENTERS' RIGHTS

         Sec. 11. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (1) must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

     (2) must not vote the shareholder's shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

23-1-44-12    DISSENTERS' NOTICE; CONTENTS

         Sec. 12. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 of this chapter.

     (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

     (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (4) set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

     (5)  be accompanied by a copy of this chapter.


23-1-44-13    DEMAND FOR PAYMENT AND DEPOSIT OF SHARES BY SHAREHOLDER

         Sec. 13. (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

23-1-44-14    UNCERTIFICATED SHARES; RESTRICTION ON TRANSFER; DISSENTERS'
RIGHTS

         Sec. 14. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 of this chapter.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

23-1-44-15    PAYMENT TO DISSENTER

         Sec. 15. (a) Except as provided in section 17 of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

     (b)  The payment must be accompanied by:

     (1)  the corporation's balance sheet as of the end of a fiscal   year
ending not more than sixteen (16) months before the date    of payment, an
income statement for that year, a  statement of   changes in shareholders'
equity for that year, and the latest    available interim financial statements,
if any;

     (2) a statement of the corporation's estimate of the fair value of the shares; and

     (3) a statement of the dissenter's right to demand payment under section 18 of this chapter.

23-1-44-16    FAILURE TO TAKE ACTION; RETURN OF CERTIFICATES; NEW ACTION  BY
CORPORATION

         Sec. 16. (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 of this chapter and repeat the payment demand procedure.

23-1-44-17    WITHHOLDING PAYMENT BY CORPORATION; CORPORATION'S       ESTIMATE
OF FAIR VALUE; AFTER-ACQUIRED SHARES

         Sec. 17.  (a) A corporation may elect to withhold payment required by section 15 of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 of this chapter.

23-1-44-18    DISSENTERS' ESTIMATE OF FAIR VALUE; DEMAND FOR PAYMENT; WAIVER

         Sec. 18. (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate

(less any payment under section 15 of this chapter), or reject the corporation's offer under section 17 of this chapter and demand payment of the fair value of the dissenter's shares, if:

     (1) the dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

     (2) the corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

     (3) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

23-1-44-19    COURT PROCEEDING TO DETERMINE FAIR VALUE; JUDICIAL APPRAISAL

         Sec. 19.  (a) If a demand for payment under IC 23-1-42-11 or under section 18 of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e)  Each dissenter made a party to the proceeding is entitled to judgment:

     (1) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

     (2) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 of this chapter.

23-1-44-20    COSTS; FEES; ATTORNEY FEES

         Sec. 20.  (a) The court in an appraisal proceeding commenced under section 19 of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 of this chapter; or

     (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

Item 20.  Indemnification of Directors and Officers.

     Chapter 37 of the Indiana Business Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Articles of Incorporation of the Company provide for indemnification of directors, officers, employees and agents of the Company to the full extent permitted by Indiana law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

Item 21.  Exhibits and Financial Statement Schedules.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a)  List of Exhibits:



  Exhibit No.                          Exhibit                           Location
------------                           -------                          ----------
     2(a)      Agreement and Plan of Reorganization, dated as of           (1)
               December 17, 1997 between Community and NCF,
               including a related Agreement of Merger
     2(b)      Stock Option Agreement, dated as of December 17,            (1)
               1997, between Community and NCF
     3(a)      Articles of Incorporation of Community                      (2)
     3(c)      Bylaws of Community                                         (2)
       4       Stock Certificate of Community                              (2)
       5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
               regarding legality of securities being registered
       8       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
               regarding certain federal income tax consequences
      21       Subsidiaries of Community                                   (3)
    23(a)      Consent of Elias, Matz, Tiernan & Herrick L.L.P.            --
               (contained in the opinion included as Exhibit 5)
    23(b)      Consent of Elias, Matz, Tiernan & Herrick L.L.P.            --
               (contained in the opinion included as Exhibit 8)
    23(c)      Consent of Monroe Shine & Co.
    23(d)      Consent of Whelan, Doerr & Pawley, PSC                       *
    23(e)      Consent of Crisp Hughes Evans LLP                            *
    23(f)      Consent of Ferguson and Company                              *
      24       Powers of Attorney (included in the signature page to       --
               the initial filing of this Registration Statement)
    99(a)      Form of proxy for the Community Annual Meeting               *
    99(b)      Form of proxy for the NCF Special Meeting                    *



----------------------------------------
 *   To be filed by amendment.

(1) Exhibit is attached as an Appendix to the Proxy Statement/Prospectus included herein.

(2) Incorporated herein by reference to Community's Registration Statement on Form S-1 filed with the Commission on December 9, 1994, as amended (File No. 33-87228).

(3) Incorporated herein by reference to Community's Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997.

     (b)  Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana on the 25th day of March 1998.



COMMUNITY BANK SHARES OF INDIANA, INC.



By:  /s/ Robert E. Yates
     -----------------------------------
     Robert E. Yates
     President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Community Bank Shares of Indiana, Inc. whose signature appears below hereby appoints Robert E. Yates and C. Thomas Young, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Community Bank Shares of Indiana, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.




/s/ C. Thomas Young*                         Date:  March 25, 1998
-----------------------------------
C. Thomas Young
Chairman of the Board


/s/ Gary L. Libs*                            Date:  March 25, 1998
-----------------------------------
Gary L. Libs
Director


/s/ James W. Robinson*                       Date:  March 25, 1998
-----------------------------------
James W. Robinson
Director


/s/ Timothy T. Shea*                         Date:  March 25, 1998
-----------------------------------
Timothy T. Shea
Vice Chairman



/s/ Robert E. Yates                          Date:  March 25, 1998
-----------------------------------
Robert E. Yates
Director, President and
Chief Executive Officer


/s/ Robert J. Koetter, Sr.  *                Date:  March 25, 1998
-----------------------------------
Robert J. Koetter, Sr.
Director


/s/ James Stutsman  *                        Date:  March 25, 1998
-----------------------------------
James Stutsman
Senior Vice President and Chief
 Financial Officer


/s/ Steve Stemler *                          Date:  March 25, 1998
-----------------------------------
Steve Stemler
Director



/s/ Gordon Huneilman *                       Date:  March 25, 1998
-----------------------------------
Gordon Huneilman
Director


/s/ Dale Orem *                              Date:  March 25, 1998
-----------------------------------
Dale Orem
Director


/s/ Kerry Stemler *                          Date:  March 25, 1998
-----------------------------------
Kerry Stemler
Director




-----------------------
* By Robert E. Yates, attorney-in-fact.